Exhibit 10.7

AMENDED AND RESTATED

OFFICE LEASE

BY AND BETWEEN

HUDSON 1099 STEWART STREET, LLC,

as Landlord,

and

REDFIN CORPORATION,

as Tenant

Exhibit A:	Outline and Location of the Premises
Exhibit B:	Legal Description of the Land
Exhibit C:	Work Letter
Exhibit C-1:	Base Building
Exhibit C-2:	Contractor’s Insurance Requirements
Exhibit D:	Commencement Date Certificate

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Exhibit E:	Additional Provisions
Exhibit F:	Transportation Management Plan
Exhibit G:	Sustainability Practices
Exhibit H-1:	Form of SNDA
Exhibit H-2:	Form of Estoppel Certificate
Exhibit I:	Union Labor Standards
Exhibit I-1:	List of Unions Affiliated with the Building and Construction Trades
Exhibit J:	Rules and Regulations
Exhibit K-1:	Approved Exterior Signage Drawings
Exhibit K-2:	Approved Building Monument Signage Drawings
Exhibit L:	Superior ROFOs
Exhibit M:	Janitorial Specifications

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AMENDED AND RESTATED OFFICE LEASE

THIS AMENDED AND RESTATED OFFICE LEASE (“Lease”), dated effective as of May 9, 2016 (the “Effective Date”), is made by and between HUDSON 1099 STEWART STREET, LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to HILL7 DEVELOPERS, LLC, a Delaware limited liability company (“Prior Landlord”), and REDFIN CORPORATION, a Delaware corporation (“Tenant”). This Lease amends and restates the terms of the Office Lease between Tenant and Prior Landlord dated May 9, 2016, and is made effective as of the Effective Date.

1.	Basic Provisions.

This Section contains a summary of certain basic terms of this Lease (the “Basic Provisions”) all of which are to be interpreted in conjunction with the balance of this Lease.

Premises:	On the Commencement Date, approximately 84,703 rentable square feet on the 5th, 6th, and 7th floors (the “Initial Premises”), expanding on January 1, 2019 (the “Expansion Date”) to include approximately 28,287 rentable square feet on the 4th floor (the “Expansion Premises”), for a total of approximately 112,990 rentable square feet, all as generally outlined on Exhibit A (the Initial Premises, together with the Expansion Premises effective on the Expansion Date, are herein referred to as the “Premises”).

Building:	The mixed use building (the “Building”) commonly known as Hill7, located in Seattle, Washington, on the land legally described on Exhibit B (the “Land”). The Building and related improvements and the Land are collectively referred to as the “Project.”

Term:	10 years and 6 months (“Initial Term”) plus 2 options to extend the Initial Term for additional terms (each an “Extension Term”) for 7 years each. The Initial Term and any Extension Terms validly exercised are referred to as the “Term.”

Initial Premises Delivery Date:	The earlier of (i) the date on which Tenant accepts possession of the Initial Premises and (ii) July 1, 2016.

Commencement Date:	The earlier of (i) the date on which Tenant commences business operations in any portion of the Premises and (ii) February 1, 2017.

Expansion Premises Delivery Date:	The earlier of (i) the date on which Tenant accepts possession of the Expansion Premises and (ii) August 1, 2018.

Expansion Premises Commencement Date:	The earlier of (i) the date on which Tenant commences business operations in the Expansion Premises and (ii) the date that is 150 days after the Expansion Premises Delivery Date, unless otherwise mutually agreed to by Landlord and Tenant.

Expiration Date:	The date that is 10 years and 6 months from the Commencement Date; provided, however, that the Term shall end on the last day of the 126th full calendar month after the month in which the Commencement Date occurs.

Base Rent:	Tenant shall pay the following sums in accordance with Section 4.1 of this Lease (“Base Rent”):

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Time Period	Annual Base Rent per Square Foot of Rentable Area
Months 1 – 6	Net Relief Rent	*	$	TBD
Months 7 – 12	$35.00			$247,050.42/mo
Months 13 – 23	$36.00			$254,109.00/mo
Month 24**	$36.00			$338,970.00/mo
Months 25 – 36	$37.00			$348,385.83/mo
Months 37 – 48	$38.00			$357,801.67/mo
Months 49 – 60	$39.00			$367,217.50/mo
Months 61 – 72	$40.00			$376,633.33/mo
Months 73 – 84	$41.00			$386,049.17/mo
Months 85 – 96	$42.00			$395,465.00/mo
Months 97 – 108	$43.00			$404,880.83/mo
Months 109 – 120	$44.00			$414,296.67/mo
Months 121 – 126	$45.00			$423,712.50/mo

*       Base Rent and Tenant’s Share of Operating Expenses for the Initial Premises shall be abated for the first 6 months of the Term; provided, however, that on or before the Commencement Date, Tenant shall pay to Landlord the Net Relief Payment described in Section 4.2 (if any).

**     The above Base Rent schedule is estimated based on a Commencement Date of February 1, 2017, and the addition of the Expansion Premises on January 1, 2019. The above Base Rent schedule will be updated upon execution and delivery of the Commencement Date Certificate as provided in Section 3.3.

Tenant’s Share:	Initially estimated to be 29.65% based on the Initial Premises. From and after the date that the Expansion Premises are added to the Premises, Tenant’s share is estimated to be 39.55%. The actual Tenant’s Share shall be determined under Section 4.4.

Prepaid Rent:

$331,753.42* as Base Rent and estimated Operating Expenses for the first month in which such sums are payable (“Prepaid Rent”) is due from Tenant upon execution of this Lease.

*The Operating Expense portion of the Prepaid Rent is $12.00 per RSF per year based on the 2016 estimated Operating Expense amount.

Parking Passes:	Tenant shall have the right (but not an obligation) to Parking Passes for use of unreserved parking spaces in the Building garage based on 1 Parking Pass per each 1,000 rentable square feet of the Premises (i.e., for 112,990 total rentable square feet, one hundred thirteen (113) passes) (“Tenant’s Guaranteed Parking Passes”). Tenant may vary the total number of Parking Passes used by it and its employees once in every three (3) month period, up to the maximum number provided above. The rate for each Parking Pass shall be at the fair market monthly rate plus applicable taxes, which, as of the date of this Lease is Two Hundred Ninety-Five and no/100s Dollars ($295.00) (the rate for motorcycle parking shall be 60% of the fair market monthly rate for car parking); provided, such monthly rate shall be no more than the fair market monthly rate being charged for comparable parking garages located within a three (3) block radius of the Building; provided, further, that the monthly rate shall not increase more frequently than once in any twelve month period.

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Tenant Improvements:	Tenant shall complete the initial Tenant Improvements as provided in Exhibit C.

Allowance:	Landlord shall provide an allowance to complete the initial Tenant Improvements in the amount of $100.00 per rentable square foot of the Premises (“Allowance”) as provided in Exhibit C. Tenant shall be responsible for all costs in excess of the Allowance except as otherwise set forth in Exhibit C. Further, Tenant shall complete the initial Tenant Improvements and use the Allowance (or so much thereof that Tenant is entitled to) as provided in Exhibit C.

Security Deposit:	$5,423,712.50 is due from Tenant upon execution of this Lease as a security deposit (“Security Deposit”).

Letter of Credit Option:	Tenant shall have the right to reduce the amount of the Security Deposit to $423,712.50 by delivering to Landlord an irrevocable and unconditional letter of credit (“Letter of Credit”) in the amount of $5,000,000 (which amount shall be subject to reduction in accordance with Exhibit E, Section 42.4) and issued by a bank or other financial institution that is acceptable to Landlord in its reasonable discretion (“Bank”). The Letter of Credit, in a form that is agreed upon by and among Landlord, Tenant, and Bank, shall be delivered to Landlord upon issuance by the Bank. Within five (5) business days of the date that the Letter of Credit has been delivered to Landlord, Landlord shall return $5,000,000 of the Security Deposit (as the same may have been reduced in accordance with Exhibit E, Section 42.5) to Tenant, and Landlord shall have the right to draw upon the Letter of Credit or any renewal or extension thereof, in whole or in part, as set forth in Exhibit E.

Additional Provisions:	As set forth in Exhibit E.

Address for Rent Payments:	Hudson 1099 Stewart Street, LLC PO Box 843394 Los Angeles, CA 90084-3394 Overnight Address: Lockbox Services 843394 Attn: Hudson 1099 Stewart Street, LLC 3440 Flair Drive El Monte, CA 91731

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Landlord Address for Notices:

Hudson 1099 Stewart Street, LLC

c/o Hudson Pacific Properties

Attn: Accounting/ Moriah Satkin

11601 Wilshire Blvd., Ninth Floor

Los Angeles, CA 90025

With a Copy to:

Jennie Dorsett—Portfolio Manager

Hudson Pacific Properties

411 First Avenue South, Suite 210

Seattle, WA 98104

Lender Address for Notices (For notices required by the Initial SNDA):

The Union Labor Life Insurance Company

on behalf of its Separate Account J

8403 Colesville Road

13th Floor

Silver Spring, MD 20910

Attention: Herbert Kolben

With a Copy to:

The Union Labor Life Insurance Company

on behalf of its Separate Account J

1625 Eye Street, N.W.

Washington, D. C. 20006

Attention: General Counsel

Tenant Address for Notices:	Before the Commencement Date: 2025 1st Ave, Ste 500 Seattle, WA 98121 Attn: General Counsel On and after the Commencement Date: The Premises Attn: General Counsel

Brokers:	Colliers International represents Landlord JLL represents Tenant

2.	Premises and Project.

2.1 Premises. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on all of the terms and conditions set forth in this Lease. As used in this Lease, the term “Rentable Area” shall mean the square footage of space calculated using the “Office Buildings: Standard Methods of Measurement—Legacy Method A adopted by BOMA International (ANSI/BOMA Z65.1-2010). The parties stipulate for all purposes hereunder that as of the Commencement Date, the Premises contains the Rentable Area set forth in the Basic Provisions.

2.2 Project. The Project is part of a commercial condominium development known as Hill7, which is subject to certain covenants, conditions, restrictions and easements that are now or will in the future be recorded in the real property records of King County, Washington including the Condominium Declaration recorded in King County, Washington under Recorder’s No. 20130705001353 (together with the related Survey Map and Plans and the applicable bylaws, as the same may be amended or restated from time to time, the “Condominium Documents”). This Lease shall at all times be subordinate to the

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Condominium Documents, including any amendment thereto or amended and restated version thereof, provided that such amendment or amended and restated version does not materially conflict with or otherwise materially and adversely impact Tenant’s rights under this Lease. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition, suitability or fitness of the Premises or the Project except as expressly set forth herein and is not bound by any representation or warranty made by any other party including any broker or property manager retained by Landlord. Tenant further acknowledges that Landlord has not made and Tenant has not relied on any representation or warranty with respect to the occupancy by any tenant of the Project, the date on which any tenant will occupy its space or the use to which any other tenant will put its space. So long as Tenant is occupying the Premises, Tenant shall have the nonexclusive right to use certain areas and facilities outside the Premises that are designated by Landlord from time to time for the general nonexclusive use of tenants of the Building (the “Common Areas”), subject to the terms of this Lease.

2.3 Reserved Rights. Landlord in its discretion may increase, decrease, or change the Common Areas and Project amenities from time to time, provided that such changes do not materially interfere with Tenant’s access to or use of the Premises. Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, meters and other equipment to serve the Premises and other parts of the Building provided that if they are located within the Premises, they must be attached to the structure or located in or adjacent to existing vertical penetrations, above the intended level of the ceiling system (whether or not a dropped ceiling is installed), below the floor, within the walls or in the central core areas of the Building or shall otherwise be designed to be minimally intrusive and not decrease the usable square footage of the Premises. Landlord reserves the right from time to time to change the size, layout and dimensions of the Building or any part thereof (except for the Premises), provided that such changes do not materially interfere with Tenant’s access to or use of the Premises. Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, except that (i) Landlord shall use commercially reasonable efforts to ensure that such scaffolding and structures do not materially interfere with Tenant’s access to the Premises, and (ii) in the event that such scaffolding and other necessary structures material interference with Tenant’s access to light and air from the Premises and such material interference continues for a longer period than is reasonably required by the character of the work to be performed, Tenant shall have the right to a prorata abatement of Base Rent only for the applicable portion of the Premises that is directly impacted by such loss of light and air, which abatement shall be one (1) day of for each one (1) day that said material interference continues beyond the aforementioned period that is reasonably required by the character of the work to be performed.

2.4 Landlord’s Representations and Warranties. Landlord represents to Tenant that (i) fee title to the Land, Building and Premises is vested in Landlord; (ii) Landlord has the authority to enter into this Lease and its execution and delivery by Landlord has been duly authorized; (iii) to Landlord’s knowledge, the Project, Building, and Premises comply with all covenants, conditions, restrictions and encumbrances, and all applicable rules, regulations, statutes, ordinances, laws and building codes in effect as of the date that the completed application for land use entitlement of the Project was filed with the City of Seattle; (iv) all Building Systems (as defined in Section 8.1(b) below) are in reasonably good working order and condition; (v) to Landlord’s knowledge and except as previously disclosed by Landlord to Tenant in writing, there are currently no local improvement districts, special assessments, state or local impact fees, or actions in eminent domain or condemnation which are currently assessed against, encumber or affect the Land and which are not currently reflected on title to the Project, and Landlord has not received written notice that any of the foregoing are pending or threatened and not reflected on title, and there are no agreements which are not reflected on title to the Project relating to any such improvement districts, special assessments, state or local impact fees, or actions in eminent domain or condemnation to which Landlord, or any affiliate or predecessor of Landlord is a party; and (vi) except as previously disclosed by Landlord to Tenant in writing, the Premises, Building and Land are free of the presence of any Hazardous Materials (including without limitation asbestos or asbestos containing

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materials). Landlord will be responsible for removing any Hazardous Materials in the Premises, Building, or Land and will indemnify, defend and hold Tenant harmless from and against any loss or damage arising out of or relating to any hazardous materials in the Premises, Building, or Land except those brought thereon by Tenant or its agents, employees or contractors. Furthermore, for the first twelve (12) months of the Term, Landlord shall warrant at its sole cost and expense (and not includable as Operating Expenses) all Building service and utility systems (including but not limited to the Base Building elements described in Exhibit C-1) (“Landlord’s Warranty Repairs”).

3. Term.

3.1 Determination of Commencement Date. The Term of this Lease shall commence on the Commencement Date and end on the Expiration Date unless this Lease is extended or sooner terminated in accordance with the provisions hereof. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant notwithstanding the later commencement of the Term. If the Commencement Date occurs on a date other than the first day of a calendar month, there shall be added to the number of years and months of the Term, the number of days left in the remainder of the calendar month in which the Commencement Date occurs and the first month of the Term shall consist of that partial month plus the next full calendar month so that the rent adjustments and the Expiration Date coincide with the first and last days of calendar months respectively. The first year of the Term may therefore include twelve (12) full calendar months plus the partial calendar month in which the Commencement Date occurs.

3.2 Delivery of Possession. Prior to the date of this Lease, Landlord completed the Base Building Work under Exhibit C such that the Premises are in TI Ready Shell Condition. Landlord shall deliver possession of the Initial Premises and the Expansion Premises to Tenant upon Tenant’s request on their respective Delivery Dates as set forth in the Basic Lease Provisions. Landlord hereby represents and warrants that the Premises have not been previously occupied and are free of Hazardous Materials and that Building roof and envelope are in watertight condition with all Building systems in good working order. As of the Commencement Date applicable to the Initial Premises and the Expansion Premises, respectively, such portion of the Premises and the Common Areas (including, without limitation all exterior areas and the path of travel to such portion of the Premises) shall be in compliance with all Laws as defined in Section 6.3 below.

3.3 Acceptance of Premises. Following delivery of possession, Tenant shall execute and return to Landlord within ten (10) days after receipt, a certificate in the form of Exhibit D, or any other reasonable form, to confirm certain dates and factual information with respect to this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Commencement Date. Tenant acknowledges that Tenant has confirmed that the Premises and the Project are suitable Tenant’s intended purposes. By taking possession of the Premises, Tenant shall be deemed to have accepted the same and to have verified that all work to be performed by Landlord has been completed and accepted by Tenant, and that the condition of the Premises complies with Landlord’s obligations for delivery of the Premises under this Lease, subject to Landlord’s representations and warranties that are expressly set forth in this Lease and latent defects.

3.4 Early Access. Tenant and its representatives shall be given access to each portion of the Premises on and after the date of mutual execution of this Lease for purposes of inspecting such Premises, as well as planning for the installation of the Tenant Improvements. Tenant must coordinate such entry with Landlord. All of the provisions of this Lease shall apply during any early access, except that the Delivery Date as to the Initial Premises or the Expansion Premises shall not be deemed to have thereby occurred merely due to such entry, and Base Rent and Operating Expenses shall not be payable until the applicable Commencement Date for each such portion of the Premises. Tenant shall be liable for any damages to the Premises or the Project caused by Tenant’s activities at the Premises or Project prior to the Commencement Date. Before Tenant will be given access to the Premises, Tenant must obtain all insurance it is required to obtain hereunder and must provide certificates evidencing such insurance to Landlord.

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4.	Rent.

4.1 Base Rent. Base Rent and Tenant’s Share of Operating Expenses for the Initial Premises shall be abated for the initial six (6) months of the Term (“Abatement Period”). Beginning on the first day of the month following the Abatement Period and for the balance of the Term, Tenant shall pay Base Rent to Landlord in monthly installments in advance on or before the first day of each calendar month; provided, however, Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses for the Expansion Premises shall not commence until the Expansion Premises Commencement Date. The Prepaid Rent shall be paid by Tenant upon Tenant’s execution of this Lease.

4.2 Net Relief Payment; Additional Rent. Tenant shall pay to Landlord eighty percent (80%) of any and all of net relief of or reduction to Tenant’s financial obligations that would have been owing or would have accrued between the Commencement Date and October 31, 2017 (“Net Relief Payment”) under that certain Lease Agreement executed December 11, 2009 by and between Redfin Corporation, as tenant, and Market Place Tower, as landlord, as amended by that certain First Amendment executed February 3, 2010, that certain Second Amendment dated June 16, 2011, that certain Third Amendment dated May 17, 2012, and that certain Fourth Amendment dated November 12, 2012 (“Tenant’s Prior Lease”). The Net Relief Payment shall include, without limitation, any net relief or reduction of financial obligations that may accrue to Tenant’s benefit as a result of Tenant’s assignment of the Tenant’s Prior Lease, subleasing of the premises under the Tenant’s Prior Lease, or early termination of Tenant’s Prior Lease. The Net Relief Payment shall be made by Tenant to Landlord from time to time as such net relief of or reduction to Tenant’s financial obligations under the Tenant’s Prior Lease accrue to Tenant’s benefit, but in any event such Net Relief Payment shall be made within thirty (30) days after each such accrual event. At the time that Tenant makes the Net Relief Payment, Tenant shall provide Landlord with such documentation as is reasonably necessary to substantiate the amount of the Net Relief Payment. For illustrative purposes only, if (a) the Commencement Date under this Lease is February 1, 2017 and (b) on or before such Commencement Date, Tenant subleases a portion of the premises under Tenant’s Prior Lease and (c) as a result of such sublease, Tenant is relieved of rent and other financial obligations under the Tenant’s Prior Lease in the amount of $100,000.00 per month, then monthly for the period from the Commencement Date through October 31, 2017, Tenant shall pay $80,000.00 per month to Landlord as a Net Relief Payment.

All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, the Net Relief Payment and Tenant’s Share of Operating Expenses, shall be considered additional rent (“Additional Rent”). The term “Rent” shall mean Base Rent and Additional Rent and Landlord shall be entitled to exercise the same remedies for nonpayment of Additional Rent as for Base Rent.

4.3 Payment. All Rent shall be payable in lawful money of the United States, without any deduction or offset and without notice or demand, except as expressly provided herein, at the address specified the Basic Provisions or to such other place as Landlord may designate in writing from time to time.

4.4 Operating Expenses. In addition to Base Rent, beginning on the date that is six (6) months after the Commencement Date, Tenant shall pay Tenant’s Share of Operating Expenses for the Building and/or Project (as applicable), in the manner set forth below. The term “Tenant’s Share” shall mean the Rentable Area of the Premises divided by the Rentable Area of the Building. The number set forth in the Basic Provisions is an estimate of Tenant’s Share as of the Commencement Date. Landlord shall calculate the Rentable Area of the Premises and the Building and the Tenant’s Share from time to time. Tenant acknowledges that the Rentable Area of the Premises includes an allocation of Common

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Areas and that the allocation and Tenant’s Share may change from time to time. If physical changes or additions or deletions are made to the Premises then Landlord shall appropriately adjust Tenant’s Share to reflect the change, provided that Landlord may not revise the Rentable Area of the Premises for any other reason without Tenant’s prior consent. Should Tenant object to the results of such permitted remeasurement, Tenant must notify Landlord of such objection within fifteen (15) days after Tenant’s receipt of such information from Landlord. In the event Landlord and Tenant cannot resolve such dispute within ten (10) days of Tenant’s notice of such objection to the results of such remeasurement, the areas shall be recalculated by an independent architect selected by Landlord and Tenant and such determination shall be binding on both parties.

(a) Definition. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, replacement or operation of the Project and its supporting amenities and facilities, all as determined by Landlord using sound accounting principles reasonably selected by Landlord and consistently applied, but subject to the exclusions from Operating Expenses set forth in Section 4.4(b) below. The following enumeration of possible Operating Expenses shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent Landlord has specifically agreed elsewhere in this Lease to provide a service or facility. Operating Expenses shall include but are not limited to, the following:

(1) Real Property Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof, or the ownership or operation thereof) (collectively, “Taxes”). Operating Expenses shall not include transfer taxes, inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project or any portion thereof, or taxes computed upon the basis of the net income of any owners of any interest in the Project or any portion thereof. If it is not lawful for Tenant to reimburse Landlord for any such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

(2) Landlord Insurance. All insurance costs for policies required to be furnished by Landlord pursuant to the terms of this Lease and to the terms of any debt or equity financing applicable to the Project, including, but not limited to, premiums and deductible amounts, and other costs of insurance incurred by Landlord with respect to the Project or any portion thereof.

(3) Repairs and Maintenance. General maintenance and repairs of the Project and Common Areas including, but not limited to, the roof, elevators, mechanical rooms, alarm systems, landscaped areas, parking and service areas, driveways, sidewalks, loading docks, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems serving the Building (but not supplemental systems serving individual tenant premises), electrical, mechanical or other systems, telephone equipment and wiring, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Project, including replacements of individual components as necessary to maintain the Project as a first class office project. Such costs shall include, without limitation, repairs, replacement and maintenance of portions of the Project as required by any encumbrance. Repairs, replacements and general maintenance shall include the capital cost of any replacements or improvements made to or assets acquired for the Project (a) which are installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the date of this Lease, (b) which are installed or paid for as a labor-saving measure that affects other economies in the operation or maintenance of the Building or Project (provided the annual amortized costs do not exceed the actual cost savings realized

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and such savings do not redound primarily to the benefit of any particular tenant other than Tenant), or (c) which are minor capital improvements, tools, or other expenditures to the extent such improvement or acquisition cost are less than Ten Thousand Dollars ($ 10,000) on an annual basis (collectively, “Permitted Capital Costs”) and provided that such Permitted Capital Costs shall be less than three percent (3%) of the sum of all other Operating Expenses and shall be amortized over the useful life of such items per generally accepted accounting principles consistently applied (“GAAP”).

(4) Shared Facility Charges. Excluding any of the following that should be capitalized per GAAP or are in the nature of capital assessments, payments and costs incurred or assessed under the Condominium Documents and any other easement, license, permit, operating agreement, declaration, restrictive covenant, common area maintenance agreement or similar instrument relating to the Project including the underground parking facility serving the Project which may be shared with other properties, but excluding rent under any ground lease.

(5) Services. All expenses to provide services and supplies (including Basic Services as defined in Section 7.2 below), materials and equipment, including, without limitation, security, fire and other alarm systems, lobby staff, roving patrols, mail room service, janitorial service, pest control, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits, management office rent, and fees for management and asset allocation, whether by Landlord or an independent contractor, including without limitation a management fee that shall not exceed three percent (3%) of the sum of Base Rent and actual Operating Expenses, provided that such management fee may be reset to market after the fifth year of the Term. Because the Building lobby and ground floor retail have been designed on an integrated basis and may be served by shared utility meters and HVAC, Landlord may allocate the twenty-five percent (25%) of cost of any such shared services to Operating Expenses charged to the office tenants.

(6) Utilities. The cost of utilities except to the extent paid directly by tenants of the Project.

(7) Professional Services. Legal and accounting expenses including the cost of audits by certified public accountants; provided, however, that Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants or legal fees incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

(b) Exclusions. Notwithstanding the foregoing, Operating Expenses shall not include (i) the cost of providing tenant improvements for specific tenants of the Project, including Tenant; (ii) the initial cost to develop the Building and any costs to correct any construction defect in the core and shell of the Building, including the Base Building improvements described in Exhibit C-1; (iii) debt service on any mortgage or deed of trust recorded with respect to the Project and costs expended in connection with any sale, hypothecation, financing, refinancing, or ground lease of the Premises, Building, Project, or Landlord’s interest therein; (iv) specific costs for special services that are separately paid by specific tenants (including Tenant) and any other costs for which Landlord has a right of reimbursement from or is actually reimbursed by any third party; (v) (1) costs of repair and reconstruction to the extent covered by insurance proceeds provided that the deductible or self-insured retention shall be included in Operating Expenses (2) any premiums and other costs and charges (“Insurance Costs”) not required to be carried by Landlord pursuant to this Lease or to the terms of any debt or equity financing applicable to the Project, (3) Insurance Costs relating to insurance carried by Landlord for the benefit of the legal entity that constitutes Landlord, as opposed to insurance carried by Landlord for the benefit of the Premises, Building, or Project, and (4) any increases in insurance costs caused by the activities of any other occupant of the Building; (vi) ground rent (if any); (vii) costs incurred to comply with applicable Law relating to the initial construction of the core and shell of the Building, including the Base Building improvements described in Exhibit C-1, or to comply with any condition, covenant, or restriction

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applicable to the Premises or the Building which was in effect as of the date of this Lease; (viii) leasing commissions, attorneys’ fees, auditing fees, and other costs incurred in connection with negotiations or disputes with any other current, past, or prospective occupant or tenant of the Building or in preparing, negotiating or enforcing leases or lease-related documents such as guarantees, estoppels, nondisturbance agreements, termination agreements, amendments, subleases, assignments, and other similar documents; and costs arising from the violation by Landlord or any occupant of the Building of the terms and conditions of any lease or other agreement, and any rental concessions or buyouts or tenant relocations; (ix) except for Permitted Capital Costs under clause (3) above, capital expenditures, depreciation or amortization of the Project, Building or expenses that should be capitalized in accordance with GAAP; (x) any governmental fines, penalties, or interest imposed on Landlord; (xi) advertising, marketing and promotional expenses; costs related to artwork (other than ordinary and normal cleaning/janitorial costs); or market study fees; (xii) charitable or political contributions; (xiii) costs associated with the operation of the entity that constitutes Landlord, as distinguished from the cost of operation of the Project, including entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of transferring Landlord’s interest in the Project; (xiv) reserves for any purpose and any bad debt, rent loss, or reserves for bad debt or rent loss; (xv) costs of any renovation, improvement, painting or redecorating of any portion of the Premises, Building, or Project of premises in the Building that are leased to or occupied by other occupants of the Building or of any Common Areas that have been separately allocated to the sole use of a tenant of the Building other than Tenant; (xvi) costs (including without limitation any attorneys’ fees) for any studies, testing, reports, monitoring, clean-up, detoxification, decontamination, repairs, replacements, restoration and remedial work required by any federal, state or local governmental agency, authority or political subdivision, and any third-party claims due to any Hazardous Material (as defined in Section 32.1 hereof) being present in soil, ground water, air, buildings or other improvements or otherwise in, upon, under or about the Premises, Building, Land, or any migration thereof from or to any adjacent property, air, or groundwater, including without limitation any judgments, fines, penalties, or other costs incurred in connection with the generation, production, spillage, release, discharge, storage, transportation, handling, treatment, or disposal of Hazardous Materials in, on, under, or about the Premises, Building, or Land, or any migration thereof from or to any adjacent property, air, or groundwater; (xvii) wages, salaries, compensation, benefits, and labor burden for any employee above the level of Landlord’s or its property manager’s general manager for the Building or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Building (and also excluding any costs related to any asset manager or asset management fee(s)) if in addition to or in excess of the management fee which would be charged by an independent professional management service for operation of comparable projects in the vicinity, provided, however, that to the extent that any of Landlord’s or its property manager’s employees involved in the operations and management of the Building are also employed in the operations and management of any other building(s), then such employee wages, salaries, compensation, benefits, and labor burden, including those related to the Landlord’s or its property manager’s general manager and accounting staff, shall be fairly allocated among the applicable buildings, including an appropriate amount allocated to the Operating Expenses for the Building; (xviii) Landlord’s general overhead or any other expense not directly related to the Building or the Project; (xix) costs incurred due to violation by Landlord or any other tenant of the terms and conditions of any other lease; (xx) expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant of the Building; (xxi) costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person; and (xxii) costs and expenses incurred for Landlord’s Warranty Repairs.

(c) Cap on Controllable Operating Expenses. Notwithstanding anything to the contrary contained herein, commencing with calendar year 2018, Tenant’s Share of Controllable Operating Expenses for 2018 and any subsequent calendar year shall not exceed Tenant’s Share of Controllable Operating Expenses for the immediately preceding calendar year, increased by five percent (5%) per calendar year on a cumulative and compounded basis. For purposes hereof, “Controllable Operating Expenses” shall mean all Operating Expenses other than Taxes, insurance premiums, and utility costs and expenses.

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(d) Billing Procedures. On or before the Commencement Date and annually thereafter, Landlord shall give Tenant written notice of Landlord’s estimated Operating Expenses (“Estimated Operating Expenses”) for the ensuing fiscal year. Tenant shall pay Tenant’s Share of the Estimated Operating Expenses in monthly installments in advance together with the monthly installments of Base Rent. At any time during any fiscal year, but no more than twice per year, Landlord may, by written notice to Tenant, revise Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Operating Expenses for such year. The term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

(e) Annual Adjustment. “Operating Expense Adjustment” means the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year as determined by Landlord. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as such amounts have been finally determined, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended (the “Annual Statement”), accompanied by a computation of any Operating Expense Adjustment. If the Annual Statement shows that Tenant’s payments based upon Estimated Operating Expenses are less than Tenant’s Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of the Annual Statement. If the Annual Statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall, at Landlord’s election, either credit the amount of such overpayment against Tenant’s Share of Operating Expenses next due or pay Tenant the difference within such twenty (20) day period. The provisions of this Section shall survive the expiration or sooner termination of this Lease. Landlord’s failure to provide any notices or statements within the time periods specified above shall not excuse Tenant from its obligation to pay Tenant’s Share of Operating Expenses.

(f) Gross Up. If the Building is not 100% occupied during any year or if Landlord is not supplying comparable services to 100% of the Rentable Area of the Building at any time during a fiscal year, any Operating Expenses that vary by occupancy may, at Landlord’s option, be equitably adjusted as though the Building had been 100% occupied and Landlord had been supplying comparable services to 100% of the Rentable Area of the Building during that fiscal year; provided, however, that Landlord shall not be entitled to recover more than its actual Operating Expenses incurred during any particular year. The extrapolation of Operating Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

4.5 Tenant Review. Tenant, within one hundred eighty (180) days after receipt of the Annual Statement, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of Operating Expenses for the year to which the statement applies. Tenant’s Review Notice must specify which expenses it wishes to review. The review shall be limited solely to confirming that the Operating Expenses charged to Tenant are consistent with the terms of this Lease. The audit must be performed by a nationally or regionally recognized certified public accountant reasonably acceptable to Landlord and no portion of the compensation of such firm or person shall be based directly or indirectly upon a percentage of the savings found or the results of the review. Within a thirty (30) days after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice identifying the claimed errors and overcharges with specific reference to the relevant Lease provisions

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disqualifying such expenses (an “Objection Notice”). Tenant shall provide a full and complete copy of the audit (including all instructions provided to the auditor) to Landlord with the Objection Notice. Tenant’s objection to Landlord’s determination of Operating Expenses shall be deemed withdrawn unless Tenant provides an Objection Notice within such time period. Landlord shall have a reasonable opportunity to meet with Tenant’s auditor to explain its calculation of Operating Expenses. Tenant shall be solely responsible for all costs, expenses and fees of Tenant’s auditor for the audit, unless such audit reveals any errors on the part of Landlord in excess of five percent (5%) in favor of Landlord, in which case Landlord shall be responsible for all costs, expenses and fees of Tenant’s auditor for the audit. If Tenant does not deliver a timely Objection Notice or a timely Review Notice, Tenant shall be deemed to have approved Landlord’s Annual Statement and both parties shall be barred from raising any claims regarding Operating Expenses for that year. The records obtained by Tenant shall be treated as confidential. Tenant may not examine Landlord’s records or dispute any Annual Statement unless Tenant has paid and continues to pay all Rent when due. Following completion of any audit and resolution of any dispute as to the audit findings, if Tenant’s actual payments exceed the amount Tenant is obligated to pay, Landlord will credit the overpayment to the next Rent due under this Lease or shall refund the excess to Tenant if this Lease has terminated. If Tenant’s actual payments are less than the amount Tenant is obligated to pay, Tenant will pay to Landlord the difference between the amount Tenant paid and the amount determined in the audit within twenty (20) days after it receives the final audit results. Pending resolution of any audit under this Section, Tenant will continue to pay to Landlord the estimated amounts of Tenant’s Share of Operating Costs as billed by Landlord.

5.	Security Deposit.

5.1 Security Deposit. Tenant has deposited with Landlord the Security Deposit set forth in the Basic Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant fails to pay Base Rent, Additional Rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Base Rent, Additional Rent or other charge in default or for the payment of any other sum to which Landlord may become entitled by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Tenant acknowledges and agrees that the Security Deposit is not an advance payment of Rent, nor a measure of or limit on the amount of Landlord’s damages in the event of any default by Tenant. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated above and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts or to pay interest on the Security Deposit. The balance of the Security Deposit after deducting any amounts applied by Landlord as provided above, shall be returned, without payment of interest for its use, to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days of the later of (i) the last day of the Term, (ii) the date Tenant vacated the Premises, or (iii) the date Tenant has fulfilled all its obligations hereunder. No trust relationship is created between Landlord and Tenant regarding the Security Deposit.

5.2 Transfer of Security Deposit. Landlord shall have the right to transfer the Security Deposit to any assignee or other transferee of Landlord, subject to the terms hereof, and upon such transfer the provisions hereof shall be binding on the new Landlord. Upon any transfer of Landlord’s interest in the Premises, Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit. Tenant agrees not to look to any mortgagee or mortgagee-in-possession or a successor to such party through foreclosure or other similar process for any refund of the Security Deposit unless the Security Deposit has actually been received by said party.

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6.	Use.

6.1 Permitted Use. Tenant shall use the Premises for any lawful use, including general office purposes and periodic assembly, which use shall be in a manner consistent with the standards of a first-class, downtown office project (the “Permitted Use”), except that the Permitted Use shall not include: (a) governmental offices of any kind (provided that the foregoing restriction shall not apply at any time any portion of the Building is then being leased to or occupied by any governmental agency); (b) medical or dental offices, except for administrative offices where no diagnostic, treatment or laboratory services are performed (provided that the foregoing restriction shall not apply at any time any portion of the Building is then being leased to or occupied by any medical or dental office); (d) schools or other training facilities, except as an incidental use to Tenant’s executive, professional or corporate administrative office use; (e) retail or restaurant uses (except for any in-house cafeteria primarily serving Tenant’s employees); (f) offices at which deposits or bills are regularly paid in person by customers; or (g) personnel or staffing agencies, except offices of executive search firms. The Permitted Use does not include fitness centers or large server rooms or data centers unless specifically authorized herein. Tenant shall not have any rights to the roof, exterior walls, utility raceways, or air space except as expressly provided in this Lease. This Lease and Tenant’s use of the Premises and other areas of the Project are subject and subordinate to the Condominium Documents and to each of the current or future covenants, conditions and restrictions, any ground lease and any such other current or future encumbrances, including amendments to any of the foregoing (collectively, the “Encumbrances”) that may encumber the Land and/or Project as of the date of this Lease. Upon request, Tenant shall execute such documents as are reasonably necessary to confirm that this Lease is subordinate to any such Encumbrances.

6.2 Restrictions on Use. Tenant shall not create odors, smoke, dust, noise or vibrations that are detectible outside the Premises. Tenant shall not do or permit any Tenant Party to bring or keep anything in, on, under or about the Project that increases the rate of any insurance upon the Premises or the Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant may not place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Project. Tenant shall not take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Project, or interfere with their use of their respective premises or the Common Areas. Tenant shall not use the Premises for any immoral, improper or unlawful purpose, nor shall Tenant commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises. Tenant may not store any materials in the Common Areas. All waste, recycling and refuse shall be placed inside the enclosures designated for that purpose by Landlord. Tenant shall ensure that each of Tenant and Tenant’s assignees and subtenants and each of their employees, agents, representatives, customers, visitors, invitees, licensees, contractors, assignees or subtenants (each a “Tenant Party”) abides by all of the provisions of this Lease, including these use restrictions.

6.3 Compliance with Laws. Tenant at its sole cost and expense shall comply, and cause each Tenant Party to comply, with all existing and future applicable municipal, state, federal and other governmental statutes, rules, requirements, regulations, laws and ordinances (collectively, “Laws”), including zoning ordinances and the Americans With Disabilities Act (“ADA”), the Encumbrances and the reasonable recommendations of Landlord’s engineers and consultants (including pertaining to industrial hygiene and environmental conditions), governing and relating to the condition, use, occupancy or possession of the Premises, to Tenant’s or any Tenant Party’s use of the Common Areas, or to the use, storage, generation or disposal of Hazardous Materials (defined in Section 32 below). Tenant shall comply with the terms of the Transportation Management Plan (attached hereto as Exhibit F) and any similar programs required by any governmental authority, including the obligation to provide transit subsidies and guaranteed rides home to certain employees and to respond to surveys on commuting practice for its employees. Tenant shall promptly notify Landlord in writing of any notice of a violation

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or a potential or alleged violation of any Law received by Tenant that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened against Tenant by any third party that relates to the Premises or the Project. Tenant shall obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted applicable to the Premises. Notwithstanding the foregoing, Tenant shall not be obligated to make or perform any capital expenditures to comply with any Laws unless the need for same is triggered by Tenant’s unique, specialized use of the Premises, as opposed to general office uses.

6.4 Rules and Regulations. Tenant shall comply and cause each Tenant Party to comply with any reasonable, non-discriminatory rules and regulations adopted by Landlord from time to time and distributed to Tenant (the “Rules and Regulations”) , but only to the extent the same do not conflict with Tenant’s express rights under this Lease. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Project with any Rules or Regulations or any other terms or provisions of such tenant’s or occupant’s lease or other contract, provided that Landlord will enforce all Rules and Regulations fairly and on a non-discriminatory basis. The current Rules and Regulations are attached hereto as Exhibit J.

6.5 Sustainability. Tenant acknowledges that the Building will be developed and operated in a sustainable and resource efficient manner. Tenant shall use commercially reasonable efforts to comply with the terms of Landlord’s sustainability practices and procedures attached hereto as Exhibit G. Tenant shall comply with all of Landlord’s commercially reasonable sustainability practices and procedures in effect from time to time including those addressing building operations and maintenance; chemical use; construction practices and materials; indoor air quality; energy efficiency; water efficiency; recycling programs; maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality, and lighting performance standards. Tenant acknowledges that Landlord has designed the Building to qualify for and intends to seek LEED certification and may apply for any other third-party rating system concerning the environmental compliance or sustainability of the Building or the Premises as the same may change from time to time (collectively, “Sustainability Standards”). Provided the following neither materially increase Tenant’s costs nor materially decrease Tenant’s rights and privileges granted elsewhere in this Lease, (i) Tenant shall comply with all reasonable requirements imposed on the Building from time to time as a result of or in connection with any applicable Sustainability Standard, and (ii) shall not take any action that could cause the Building to lose its certification or status under any applicable Sustainability Standard. Landlord shall be responsible for any reporting required under any certification or rating system and the cost shall be included in Operating Expenses. Tenant shall comply with all reasonable Landlord requirements regarding the collection, sorting, separation, and recycling of garbage and recyclable materials. Landlord may refuse to collect or accept from Tenant any waste that is not separated and sorted, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord.

6.6 Fitness Center. Tenant and its employees working from the Premises will be entitled to use the showers and lockers which are part of the Common Areas, provided that each user must comply with all rules, regulations and procedures adopted by Landlord from time to time relating to such use. Landlord may require each individual who wants to access the showers and lockers to execute Landlord’s standard form of use agreement as a condition to being given access to the showers and lockers which agreement may include a release and waiver of claims and an agreement to comply with all applicable rules and regulations. All costs incurred by Landlord in connection with the showers and lockers shall be included in Operating Expenses. In no event shall Landlord have any liability to Tenant or any Tenant Party for any claim arising out of the use of the showers and lockers by such party and Tenant hereby waives, releases and forever discharges Landlord from all such liability to the maximum extent permitted by law, except with respect to claims arising as a result of Landlord’s gross negligence or intentional misconduct. Landlord may require payment of a fee by users to cover a portion of the cost of operating the showers and lockers to encourage responsible use thereof.

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6.7 Conference Facility. The Building conference facility shall be a part of the Common Areas and shall be available for use by Tenant in common with other tenants of the Building in accordance with the rules and regulations and procedures adopted by Landlord from time to time. Landlord may impose a fee for use of the conference facility to cover the costs of set up and clean up. All costs incurred by Landlord in connection with the conference facility, including the cost of equipment therein, shall be included in Operating Expenses.

7.	Services and Utilities.

7.1 Tenant Responsibilities. Tenant shall make arrangements, at Tenant’s cost, for internal security for the Premises, telephone, cable and digital communications equipment and services, and any and all other utilities and services not provided by Landlord. Landlord shall cooperate in a reasonable manner with Tenant’s efforts to arrange all such services, including Tenant’s right to integrate its security and access systems for the Premises with Landlord’s existing security and access systems for the Building. All service providers are subject to Landlord’s prior written approval and must comply with Landlord’s requirements for access.

7.2 Basic Services. Subject to the balance of this Lease, Landlord shall provide such utilities and services to the Common Areas as are determined by Landlord in Landlord’s reasonable discretion to be consistent with a first class, downtown office building and shall furnish the following utilities and services to the Premises (“Basic Services”). The cost of Basic Services shall be included in Operating Expenses. Basic Services include the following:

(a) hot and cold potable water, normal sanitary sewage service and electricity that is, customarily furnished in comparable office buildings in the immediate market area and suitable for the Permitted Use of the Premises;

(b) heat and air conditioning for the Common Areas and as required reasonably required for the comfortable use and occupation of the Premises during Building Hours (as defined in Section 7.3) for the Permitted Use;

(c) elevator service, which shall mean service either by non-attended automatic elevators or elevators with attendants, or both, and may include controlled access after Building Hours, all at the option of Landlord;

(d) janitorial services in accordance with the specifications set forth in Exhibit M attached hereto, and landscaping, and periodic window washing during the times and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable first class buildings in the immediate market area;

(e) lighting of the Common Areas;

(f) replacement of light bulbs, tubes, ballasts and starters for Building standard fixtures within the Premises provided that the cost thereof may be billed directly to Tenant or included in Operating Expenses; and

(g) receptacles for Tenant’s use for trash/garbage and recycling collection.

7.3 Building Hours of Operation. The customary hours of operation for the Building will be 7:00 a.m. to 6:00 p.m. on business days and 8:00 a.m. to 1:00 p.m. on Saturdays (“Building Hours”). Business days shall be Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located, are federal holidays and are not days when the New York Stock Exchange or NASDAQ are open for business.

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7.4 Extra Services. To the extent Tenant requires (i) HVAC at times other than Building Hours or janitorial services in excess of the services described in Exhibit M, or (ii) water, electricity, or HVAC in excess of the level of service provided by Landlord as part of Basic Services (each of which is referred to herein as an “Extra Service”), then subject to available capacity, Landlord shall provide such Extra Service at Tenant’s cost. Tenant shall request after hours HVAC telephonically or via email not less than three (3) hours in advance and otherwise pursuant to reasonable procedures established by Landlord. The charge for Extra Services shall not be less than Landlord’s actual cost plus a reasonable charge for overhead and administration to provide such Extra Service and may include, where appropriate, a reasonable allowance for excess wear and accelerated depreciation of any systems being used to provide such service. The current actual cost per hour to provide such HVAC service is $42.85. All charges for Extra Services shall be payable by Tenant on a monthly basis within thirty (30) days after receipt of Landlord’s invoice.

7.5 No Excessive Load. Tenant agrees at all times to cooperate fully with Landlord and to abide by all requirements which Landlord may prescribe for the proper functioning and protection of the Building Systems. Tenant acknowledges that the Building’s total designed electrical capacity is 17 watts per square foot of space (including 6-8 watts to operate the HVAC system, 0.92 watts for lighting and 5 watts for tenant’s equipment and convenience outlets) and the design cooling capacity of the HVAC system for equipment loads is 2 watts per square foot. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises or design its interior improvements in a manner that puts an excessive load on the Building structure or Building Systems, or that will require more gas, electricity or water than is customarily furnished or supplied for general office space in the Building. If Tenant wishes to install heat generating machines, lighting or equipment in the Premises use of which will affect the temperature otherwise maintained by the HVAC system (including server rooms, kitchens, fitness centers and data centers) or will require water or electrical current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first obtain the consent of Landlord, which Landlord may refuse if in Landlord’s reasonable judgment such excess would adversely affect the Building Systems or service to other tenants. Landlord reserves the right to install or to require Tenant to install check meters to measure utility usage and supplementary air conditioning units in the Premises to serve any such areas. Tenant shall be responsible for installation, operation, maintenance and replacement of such meters and supplementary HVAC equipment serving the Premises. Tenant shall ensure that all such equipment is kept in good operating condition at all times and shall maintain a quarterly service contract on such units. Tenant shall leave all supplementary air conditioning units and related equipment in place upon surrendering possession unless Landlord requires Tenant to remove such equipment. If separate checkmeters are installed then Tenant shall pay Landlord promptly upon demand for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional administrative expense incurred by Landlord to account for such use.

7.6 No Liability. Landlord shall not be in default hereunder, nor be deemed to have evicted Tenant, nor be liable for any damages directly or indirectly resulting from, nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder, nor shall the rental herein reserved be abated by reason of (a) the installation or use of any equipment in connection with the foregoing utilities and services; (b) failure to furnish, or delay or interruption in furnishing, any services to be provided by Landlord when such failure, delay or interruption is caused by force majeure, or by the making of repairs or improvements to the Premises or to the Building; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy, or any other service or utility whatsoever serving the Premises, the Building or the Project. Landlord shall be entitled to cooperate with the requirements and recommendations of national, state or local governmental agencies

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or utilities suppliers in connection with reducing energy or other resources consumption. Notwithstanding the foregoing, in the event that any interruption of the type specified in clause (b) or (c) above continues for 48 hours or more, Rent shall thereafter abate to the extent the Premises are unusable for their normal purposes. Nothing contained herein precludes Tenant from seeking recovery of any and all damages suffered and losses incurred (including but not limited to loss of business) due to an interruption of utilities for a period greater than 48 hours, if such interruption was caused by the intentional or negligent act or omission of Landlord, its agents, employees, or contractors. Tenant shall have full access and use of the Premises twenty-four hours a day, seven days a week, 52 weeks a year. Landlord shall at all times use commercially reasonable efforts in the exercise of its rights under this Lease so as to not unreasonably interfere with the conduct of Tenant’s business.

7.7 Security. Landlord will provide limited security service for the Building consistent with customary practices in comparable first class office buildings in the local area, which may include electronic card key access (including after-hours access to the Building by means of electronic card key), roving personnel or surveillance devices; provided, however, that any security service shall be provided by unarmed personnel and shall not include alarm systems for special surveillance of the Premises. Security personnel are provided solely to monitor access and deter criminal activity. Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons in or on the Building. Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and that, even if Landlord installs and operates a key card access system, security cameras and/or or other security equipment and/or provides any other services that could be construed as being intended to enhance security at or control access to or within the Project, Landlord shall have no liability to Tenant or to any Tenant Party or to any other person for any damage, claim, loss or liability related to any claim that Landlord had a duty to provide security or control access, or that the equipment or services provided by Landlord were inadequate, inoperative or otherwise failed to adequately control access or provide adequate security.

8.	Repairs and Maintenance.

8.1 Landlord’s Obligations. Landlord shall be responsible for:

(a) Maintenance, repair and replacement (as necessary to keep the same water tight and in good working order and condition) of the exterior (including all exterior doors, walls, and windows), roof, flooring, and structural portions of the Premises and Building (including load bearing walls and foundations);

(b) Maintenance, repair and replacement (as necessary) of the elevators, sanitary and storm drainage systems, fire and life safety systems, on- and off-site utilities and improvements necessary for the operation of the Building, and building systems for fire/life safety, mechanical, electrical and plumbing, HVAC and all controls appurtenant thereto (collectively, the “Building Systems”); and

(c) Maintenance, repair and replacement (as necessary) of the Common Areas, including, without limitation, escalators, lobbies, stairs, corridors, downspouts, restrooms, landscaping, parking areas, loading docks, and such maintenance, repair and replacement with respect to the Common Areas as may be required by any Encumbrance.

Landlord shall not be in default of Landlord’s obligations under this Section unless Tenant notifies Landlord in writing of any failure to perform such obligations and such failure is not corrected within a reasonable period of time thereafter (but in no event later than the time period specified in Section 20.6). Tenant shall cooperate with Landlord in connection with Landlord’s repair, maintenance and replacement activities pursuant to this Section both within the Premises and in the Common Areas, provided that the same do not unreasonably interfere with Tenant’s access to, or use or enjoyment of the Premises, or materially reduce the usable square feet of the Premises.

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8.2 Tenant’s Obligations. Except for janitorial service to be provided by Landlord as part of Basic Services, Tenant shall maintain, repair and replace (as necessary), at its sole cost and expense, all portions of the Premises that are not Landlord’s obligation under Section 8.1 (including, without limitation all Tenant Improvements, Alterations or additions to the Premises), to the extent necessary to maintain the Premises in the same condition as exists on the Commencement Date, reasonable wear and tear due to usage (but not damage) excepted. Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the communications room for the Building to the Premises and throughout the Premises. Tenant’s obligations under this Section include, without limitation, the replacement, at Tenant’s sole cost and expense, of any portions of the Premises which are not Landlord’s express responsibility under Section 8.1, if it would be commercially prudent to replace, rather than repair, such portions of the Premises, regardless of whether such replacement would be considered a capital expenditure.

8.3 Costs. All costs incurred by Landlord to perform its obligations under Section 8.1 shall be included in Operating Expenses, subject to any exclusions set forth above. Tenant shall pay all costs incurred in connection with Tenant’s obligations under Section 8.2. Further, notwithstanding anything to the contrary in this Section or elsewhere in this Lease, but subject to the waiver of claims and subrogation rights set forth in Section 14.5 below, Tenant shall bear the full cost of repairs or maintenance, interior or exterior, structural or otherwise, arising out of (a) the existence, installation, use or operation of any Tenant Improvements, Alterations or any of Tenant’s trade fixtures or personal property; (b) the moving of Tenant’s property or fixtures in or out of the Project or in and about the Premises; (c) the particular use or particular occupancy or manner of use or occupancy of the Premises by any Tenant Party; or (d) the negligent or intentional acts or omissions of any Tenant Parties. All costs payable by Tenant pursuant to this Section, shall be considered Additional Rent, and shall be paid to Landlord within thirty (30) days after receipt of Landlord’s invoice with interest at the rate of twelve percent (12%) or the maximum rate allowed by Law (if lower) from the date Landlord incurs such costs until paid in full by Tenant.

8.4 No Abatement. There shall be no abatement of Rent with respect to any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises, or in or to the fixtures, appurtenances and equipment therein, except as provided in Section 18 which governs casualty events; provided, however, that in no event shall any such repairs, maintenance, alterations or improvements materially reduce the useable square feet of the Premises and further provided that if any such repairs, maintenance, alterations or improvements render any portion of the Premises untenantable or inaccessible for a period of 48 hours or more, Rent shall thereafter abate proportionately (based on the area of the Premises that Tenant is not reasonably able to use as a result) until such repairs, maintenance, or alterations are complete.

9.	Alterations.

9.1 Consent Required. Tenant shall not make, or allow to be made, any alterations, physical additions or improvements or attach or install or allow any Tenant Party to attach or install any fixtures or equipment, including, without limitation, partitions, electronic, phone and data cabling and related wiring and equipment, in, about or to the Premises (collectively, “Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed with respect to proposed Alterations which: (a) comply with all Laws; (b) are, in Landlord’s reasonable opinion, compatible with the Project and Building Systems, and will not require any part of the Project or the Building Systems to be modified to comply with any Laws (including, without limitation, the ADA); (c) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or occupant and (d) are not visible from outside the Premises. Tenant acknowledges that, except with respect to Tenant’s Contractor, the construction of any Alterations performed by Tenant during the term of the Existing Mortgage, including the initial Tenant Improvements to be constructed pursuant to Exhibit C, shall be required to comply with the Union Labor Standards described in Exhibit I and Exhibit I-1 attached hereto. Specifically, but without limiting the generality of the foregoing, Landlord shall have the

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right to review and approve all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work. Tenant shall supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all Laws. Tenant shall at Tenant’s sole expense, perform any additional work required under Laws, whether to the Premises, Building or Project, due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration shall constitute a waiver of Tenant’s obligations under this Section. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with any such Alterations, including any costs or expenses which Landlord may incur to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of 10% of the cost of the Alterations as Additional Rent hereunder. Tenant acknowledges that Tenant is not required to perform any particular tenant improvements or alterations to the Premises and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed at the Premises, including any Tenant Improvements or any later Alterations.

9.2 Cosmetic Alterations. Notwithstanding Section 9.1, so long as Tenant complies with all other requirements of this Article, Tenant may paint or repaint the Premises, relocate movable partitions within the Premises for purposes of reconfiguring individual work areas in the Premises, replace and install floor coverings and perform other non-structural and/or cosmetic or decorative modifications to the Premises without Landlord’s prior consent, so long as the aggregate cost of such Alterations does not exceed One Hundred Thousand Dollars ($100,000) in any calendar year.

9.3 Removal and Restoration. Any Alterations (including the Tenant Improvements to be constructed pursuant to the Work Letter attached hereto) shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, to be exercised by Landlord at the time such Alterations are approved by Landlord (if Landlord’s approval is required), require that Tenant, at Tenant’s expense, remove any or all Alterations made by or on behalf of Tenant and restore the Premises to their condition prior to the installation thereof by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. Landlord’s failure to specify, at the time of Landlord’s approval, which Alterations must be removed at the end of the Term shall constitute Landlord’s waiver of its right to require Tenant to remove such Alterations, in which case they will become the property of Landlord upon expiration or earlier termination of this Lease. Any removals and restoration conducted by Tenant shall be accomplished in a first-class and good and workmanlike manner, and Tenant shall repair any resulting damage to the Premises or Project. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable Law, at Tenant’s sole expense.

9.4 Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. Tenant shall assume and pay to Landlord at the time of paying Base Rent whether now existing or hereafter enacted any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Base Rent or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.

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9.5 Procedures. Any Alterations performed by or on behalf of Tenant shall be scheduled in advance with Landlord and shall be completed in accordance with Landlord’s then current rules and procedures governing construction in the Project including insurance requirements for all contractors and subcontractors. Tenant shall notify Landlord at least ten (10) days before the expected commencement date of any construction and shall permit Landlord to post and record a notice of non-responsibility in accordance with applicable Law. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

10.	Signs.

For so long as Tenant leases the largest amount of rentable square footage in the Building, Tenant shall have the exclusive right to place its name and corporate logo on two sides of the Building (i.e., facing Boren Avenue and Stewart Street) (the “Exterior Signage”) in accordance with City of Seattle code requirements for such building signage and in accordance with the approved exterior signage design drawings (the “Exterior Signage Drawings”) attached hereto as Exhibit K-1, subject to any subsequent modifications approved by the parties in writing; provided, however, Tenant shall be solely responsible for obtaining any requisite permits or approvals from the City of Seattle for such Exterior Signage and for paying for all costs and expenses associated with obtaining and installing such Exterior Signage; provided, further, that once approved such Exterior Signage shall be installed by the Landlord’s contractor who constructed the Building. Landlord shall reasonably cooperate with Tenant’s efforts to obtain permits and approvals for the Exterior Signage. In addition, for so long as the Premises leased to Tenant are 80,000 rentable square feet or more, Tenant may add its name to the Buildings monument signage (the “Building Monument Signage”), in accordance with the approved building monument design drawings (the “Building Monument Signage Drawings”) attached hereto as Exhibit K-2, subject to any subsequent modifications approved by the parties in writing. At the end of the Term (or in the event Tenant no longer qualifies for the Exterior Signage and Building Monument Signage based on its rentable square footage as provided above), Tenant shall be responsible for the costs and expenses to remove its Exterior Signage and Building Monument Signage. The plans and specifications for the installation of the signs shown in the Exterior Signage Drawings and Building Monument Signage Drawings shall be subject to Landlord’s approval prior to the installation of such signage, which approval shall not be unreasonably withheld, conditioned or delayed. To the extent that the signage described above is not paid with the Allowance pursuant to Exhibit C, Tenant shall be responsible for paying for the costs of such signage. In addition to the foregoing signage, Landlord will provide to Tenant, at Landlord’s expense, (a) one building standard tenant identification sign adjacent to the entry door of the Premises, and (b) one standard building directory listing. The signs will conform to Landlord’s sign criteria. Landlord will maintain the signs in good condition and repair during the Term at Tenant’s sole cost and expense. Tenant shall not place, install, affix or paint any other signs whatsoever or any window decor which is visible in or from public view or corridors, in or on the Common Areas, the exterior of the Premises or the Building without Landlord’s prior written approval, in Landlord’s sole discretion. Any installation of signs on or about the Premises or Project shall be subject to any Laws and to the Rules and Regulations any other requirements imposed by Landlord. Tenant shall remove all signs placed or installed by Tenant by the expiration or any earlier termination of this Lease, and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

11.	Inspection/Posting Notices.

Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises (a) to perform such work as may be permitted or required hereunder, (b) to deal with emergencies (in which event Landlord shall not be required to provide advance written notice), (c) to exhibit the Premises to present or prospective tenants, purchasers, or lenders (but with respect to prospective Tenants, only during the last twelve (12) months of the Term), and (d) to verify compliance by Tenant with this Lease and all Laws. In connection with any such entry, Landlord shall use reasonable efforts not to

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unreasonably interfere with Tenant’s business operations, and Tenant shall have a right to have a Tenant representative present. Except in an emergency or to perform regularly scheduled services or upon receipt of a service request from Tenant, Landlord will notify Tenant’s designated personnel (which notice may be oral or electronic) at least twenty-four (24) hours prior to entering into the Premises. Landlord shall at all times have and retain a key (or electronic access device) with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open doors in an emergency to obtain entry to any portion of the Premises. Any entry to the Premises by Landlord shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

12.	Assignment and Subletting.

12.1 Consent Required. Except as provided in this Section 12, Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease whether voluntarily, by operation of law or otherwise, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant (each a “Transfer”), without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned, or delayed; provided, however, Tenant shall have no right to Transfer this Lease if there is an uncured Event of Default at the time Tenant requests Landlord’s consent. Notwithstanding the foregoing, Tenant may permit the use of all or any portion of the Premises by any subsidiary, parent, contractor, or other affiliate which controls, is controlled by, or is under common control with, Tenant , without Landlord’s consent. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with reasonable standards followed by large institutional owners of commercial real estate and Landlord is permitted to consider the financial terms of the Transfer and the impact of the Transfer on Landlord’s own leasing efforts and the value of the Project. In exercising such right of approval or disapproval, Landlord shall be entitled to take into account any reasonable factor Landlord deems relevant to such decision, including but not limited to the following, all of which are agreed to be reasonable factors for Landlord’s consideration: (i) the financial strength of the proposed assignee or subtenant, including but not limited to the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises; (ii) the business reputation, character, history and nature of the business of the proposed assignee or subtenant; (iii) whether the proposed assignee or subtenant is a person with whom Landlord has negotiated for space in the Building during the six (6) month period ending with the date Landlord receives notice of such proposed assignment or subletting; (iv) whether the proposed assignee or subtenant is a governmental entity or agency (provided that the foregoing restriction shall not apply at any time any portion of the Building is then being leased to or occupied by any governmental agency); (v) the proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use with Landlord’s strategic plan for the Project; (vi) whether the proposed use would cause a violation of any other rights granted by Landlord to other tenants; (vii) whether the proposed use of the Premises would adversely impact the parking or other aspects of the Project; and (viii) Landlord’s reasonable determination that each and every covenant, condition, or obligation imposed upon Tenant by this Lease and each and every right, remedy, or benefit afforded Landlord by this Lease is not impaired or diminished by such assignment or subletting. In no event may Tenant enter into a Transfer if an Event of Default is outstanding under this Lease. Landlord may condition its consent to any proposed Transfer on such conditions as Landlord may reasonably require including cure of any outstanding defaults, receipt of additional security and/or a lease guaranty (if reasonable under the circumstances), changes to the floor plan of the subleased space to ensure that the subleased premises consist of a leasable increment of space, and reaffirmation of any guaranty by any guarantor of Tenant’s obligations. Notwithstanding the foregoing, so long as Landlord does not have similar competitive space available in the Building, Tenant shall have the right to assign or sublease to, or from, any other tenant in the Building, subject to Landlord’s prior written reasonable consent; provided, however, Landlord shall not impose any restriction on the terms and conditions of such assignment and subleasing rights regarding minimum rent thereunder or further subleasing or assignment thereof.

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12.2 Ownership Transactions; Permitted Transfers. Unless Tenant is a corporation that is publicly traded on a reputable United States stock exchange, any sale, assignment, transfer, sublease or disposition, whether for value, by operation of law, gift, will, or intestacy in a single transaction or a series of related transactions or within any twelve (12) month period, of fifty percent (50%) or more of the ownership interests in Tenant or of operating control over Tenant (whether by management agreement, stock sale or other means) shall be deemed to constitute a Transfer. However, and notwithstanding anything to the contrary in this Lease, (i) no transfer, sale, or other disposition of the stock of Tenant occurring in connection with or as a result of a private or public offering or placement of Tenant’s stock, the principal purpose of which is to raise capital for Tenant and not to effect a change in control of Tenant, shall be deemed an assignment of this Lease or otherwise require Landlord’s consent, and (ii) so long as such Transfer is not effectuated as part of a transaction or series of transactions orchestrated in order to avoid the requirement to obtain Landlord’s consent to a Transfer, Tenant may, without obtaining Landlord’s advance consent, enter into a Transfer to any other entity which (a) controls or is controlled by Tenant; or (b) is controlled by Tenant’s parent company; or (c) purchases all or substantially all of the assets of Tenant; or (d) purchases all or substantially all of the ownership interests of Tenant (each of which is referred to herein as a “Permitted Transfer” and the transferee under any Permitted Transfer is referred to herein as a “Permitted Transferee”). In connection with any Permitted Transfer: (i) Tenant shall continue to remain fully liable under the Lease, on a joint and several basis with the assignee or acquirer of such assets or stock; (ii) the terms of any Guaranty to this Lease shall remain unmodified and in full force and effect and upon request the Guarantor shall reaffirm its guaranty in writing; and (iii) the tangible net worth of the transferee shall not be less than the tangible net worth of Tenant as of the date immediately prior to such Permitted Transfer. Tenant must give Landlord at least thirty (30) days written notice in advance of any such Permitted Transfer (if permissible in accordance with the terms of the transaction pursuant to which such Permitted Transfer arises; otherwise Tenant shall so advise Landlord as soon as reasonably possible thereafter), and must provide evidence reasonably satisfactory to Landlord that the transaction qualifies as a Permitted Transfer. In addition, if Tenant is merged or consolidated with another entity, in accordance with applicable statutory provisions governing merger or consolidation of entities, such Transfer shall be a Permitted Transfer, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) Tenant demonstrates to Landlord’s reasonable satisfaction that the tangible net worth of the surviving or created entity is not less than the tangible net worth of Tenant as of the date immediately prior to such merger or consolidation.

12.3 Procedures. Tenant must request Landlord’s consent to Transfer, except for a Permitted Transfer, in writing at least sixty (60) days prior to the effective date of the proposed Transfer, which request must include: (a) the name and address of the proposed assignee or subtenant; (b) the nature and character of the business of the proposed assignee or subtenant; (c) financial information (including financial statements) of the proposed assignee or subtenant; (d) a copy of the proposed sublet or assignment agreement; and (e) any additional information Landlord reasonably requests regarding such proposed assignment or subletting (the “Transfer Notice”). Each assignment or sublease must be in substance and form reasonably acceptable to Landlord and shall include, among other provisions, (i) that the original Lease controls, (ii) that the sublease is subordinate to the Lease, (iii) that Tenant remains liable under the Lease, and (iv) that Landlord’s liability is not increased in any manner by said sublease. Within thirty (30) days after Landlord receives the Transfer Notice (with all required information included), Landlord shall have the option: (A) to grant its consent in writing to the proposed Transfer; (B) effective as of the effective date of any proposed Transfer, to terminate this Lease if the Transfer is an assignment of all or substantially all of Tenant’s interest in this Lease for all or substantially all of the then-remainder of the Term other than in connection with a Permitted Transfer; or (C) to deny its consent in writing to the proposed Transfer on any reasonable basis, so long as Landlord’s reasons for such denial

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are included in such written notice. If Landlord approves the Transfer, Tenant and the transferee shall execute Landlord’s customary form of consent that is consistent with the foregoing. If Landlord does not respond to the Transfer Request within thirty (30) days, Landlord shall be deemed to have approved the proposed Transfer. If Landlord elects to terminate the Lease as permitted above, such termination shall be effective upon the effective date proposed by Tenant in the Transfer Notice, unless otherwise agreed by Landlord and Tenant. Upon a termination, Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.

12.4 Conditions: Each Transfer is subject to all of the following terms and conditions:

(a) If Landlord approves a Transfer, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which the rent, any additional rent and any other sums payable by the assignee or subtenant to Tenant under such assignment or sublease, after deduction of Tenant’s actual and documented out of pocket costs incurred in connection with such assignment of sublease, exceeds the total of the Base Rent plus any Additional Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such assignment or sublease. The foregoing payments shall be made on a monthly basis by Tenant. Landlord shall have the right to review all records which support said payments.

(b) No consent to any Transfer shall constitute a waiver of the provisions of this Article, and all subsequent Transfers may be made only in accordance with the provisions of this Section 12. Consent by Landlord shall not be construed to permit reassignment or resubletting by a permitted assignee or sublessee. No portion of the Premises may be sub-sublet.

(c) Tenant shall remain liable for all Lease obligations, and, without limitation, any guaranty of this Lease (if any) shall be unaffected by such Transfer and shall remain in full force and effect for all purposes. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any liability hereunder.

(d) Any Transfer in violation of this Section 12 shall be voidable by Landlord and shall, at the option of Landlord, constitute a default under this Lease. Following any Transfer, Landlord may collect rent from the assignee, transferee, subtenant or occupant and apply the net amount collected to rent, but no such collection shall be deemed a waiver of this covenant, acceptance of the assignee or subtenant hereunder, or release of Tenant hereunder.

(e) The term of any Transfer shall not extend beyond the Term.

(f) Tenant shall pay to Landlord a Five Hundred Dollar ($500) processing fee, which shall accompany the Transfer Notice. Tenant shall reimburse Landlord upon demand for any additional out-of-pocket costs above and beyond the processing fee (not to exceed $2,500 in connection with Landlord’s review of any subleasing request by Tenant) incurred by Landlord in connection with such request, including legal fees, without regard to whether Landlord gives its consent.

(g) The proposed assignee or subtenant shall provide Landlord with the names of all persons holding a ten percent (10%) or greater ownership interest in the assignee or subtenant for purposes of compliance with Presidential Executive Order 13224 (for so long as such Presidential Executive Order remains in effect) and must confirm in writing satisfactory to Landlord that all of the representations and warranties in Section 35 below are true and correct with respect to the proposed assignee or subtenant and agreeing to be bound by terms and conditions of Section 35.

(h) Landlord’s denial of consent to a proposed Transfer shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants.

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12.5 No Leasehold Financing. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or any alterations or equipment therein or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.

13.	Financial Statements.

Tenant shall provide to Landlord copies of Tenant’s most recent annual audited financial statements as follows: (1) in connection with any reduction of the Letter of Credit or Security Deposit as provided in Section 42.4 and Section 42.5, respectively (as set forth in Exhibit E attached hereto); and (2) in connection with any agreement for the sale or refinancing of the Project by Landlord. Any information disclosed in such financial statements shall be subject to commercially reasonable confidentiality provisions, provided that Landlord shall be permitted to disclose such financial statements to a third party purchaser or debt or equity financer of the Project (but not as part of the general marketing of the project for sale or refinancing).

14.	Insurance.

14.1 Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit and under the control of Landlord. Landlord agrees to maintain property insurance insuring the Building against such risks and with such coverage as Landlord or any secured lender deems necessary or desirable from time to time to protect their interests, but in all events such coverage shall, at minimum, be consistent with coverages maintained by reasonably prudent owners of similar first class improved properties. Such insurance may include earthquake, pollution and/or flood insurance, and loss of rents coverage, in each case in amounts selected from time to time by Landlord. At its election, Landlord may also provide liability insurance and such other insurance as it deems necessary or desirable to protect its interests. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any Alterations within the Premises.

14.2 Tenant’s Insurance. Tenant shall, during the Term, procure at its expense and keep in force the following insurance:

(a) Commercial general liability insurance naming Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollars ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(b) Personal property insurance insuring all Tenant Improvements and Alterations and all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss—special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(c) Business interruption and extra expense insurance for a period of not less than six (6) months in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

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(d) Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) disease policy limit, and One Million Dollars ($1,000,000) disease limit each employee.

14.3 Requirements. The policies required to be maintained by Tenant shall be with companies rated A-X or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed Two Thousand Five Hundred Dollars ($2,500). Certificates of insurance shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises on a per location basis and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days (or such other minimum notice period required by law) prior to any cancellation or modification to reduce the insurance coverage.

14.4 Failure of Tenant to Purchase Insurance. If Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, and such failure continues for three (3) business days after written notice from Landlord to Tenant, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium solely to protect Landlord’s interests. Landlord shall have no duty to purchase insurance to protect Tenant’s interests or to obtain the lowest available premiums. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

14.5 Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property, to the extent that such loss or damage is actually insured against or is required to be insured against under this Lease (or if either party elects to self-insure any property coverage required) at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. The provisions of this section shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

14.6 Alterations. If Tenant wishes to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations evidence satisfactory to Landlord that Tenant carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord.

15.	Indemnity; Liability.

15.1 Tenant’s Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord and its property manager and each of their officers, directors, partners, agents, and employees (collectively, the “Landlord Parties”) from all damages, costs, and expenses (including reasonable attorney fees), judgments, injuries, liabilities, claims, and losses (collectively, “Tenant Indemnity Claims”): (a) arising within the Premises; (b) arising from Tenant’s use or control of the Premises or the conduct of Tenant’s business or from any activity, work or thing done, permitted, or suffered by Tenant in or about the Premises or any part of the Project; (c) arising from any act, neglect, fault, or omission of Tenant or its agents, employees, or contractors; (d) intentionally omitted; or (e) arising out of any breach of any provision of this Lease by Tenant; provided, however, that Tenant’s obligation to indemnify, defend, and

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hold harmless shall not apply to Tenant Indemnity Claims arising from the gross negligence or willful misconduct of any of the Landlord Parties. If and to the extent RCW 4.24.115 is deemed to apply to this Lease, the foregoing indemnity and hold harmless provision shall not be construed to require Tenant to provide indemnification or a impose a duty to defend a Landlord Party against Tenant Indemnity Claims to the extent arising from the indemnitee’s sole negligence.

15.2 Landlord’s Indemnity. In addition to any other indemnity obligations of Landlord provided elsewhere in the Lease, and notwithstanding that joint or concurrent liability may be imposed upon Tenant by statute, ordinance, rule, regulation or order, Landlord shall indemnify, defend, hold harmless and reimburse Tenant, its shareholders, officers, partners, members, employees and agents from and against and for any and all liabilities, obligations, penalties, fines, suits, claims, demands, actions, costs and expenses of any kind or nature including without limitation reasonable attorneys’ fees (collectively, “Landlord Indemnity Claims”) which may be imposed upon or asserted against Tenant by reason of any of the following: (i) any matters occurring prior to the date of this Lease; (ii) any breach, violation or non-performance by Landlord of any covenant or agreement in this Lease; (iii) any negligence or wrongful act or omission on the part of Landlord or any of its agents, contractors, employees, invitees, or anyone claiming through any of them; (iv) any work or thing done by or for Landlord in, on or about the Premises, Building, Project, Land, or any common areas thereon, or on any sidewalk, plaza, street, alley, curb, passageway, common area, or space adjacent thereto, or any part thereof; (v) any accident, personal injury, bodily injury, or property damage occurring in the Building, Project, or Common Areas, other than the Premises; (vi) the use or occupancy, or manner of use or occupancy, or conduct or management of the Building or Land or of any business therein by Landlord; and (vii) any Hazardous Materials in, on, under, or around the Premises, Building, Project, or Land other than those introduced by Tenant or its agents, employees or contractors, in violation of law. Landlord shall, at its own expense, defend all alleged or actual inquiries, investigations, demands, suits or actions brought against Tenant, and if Landlord fails to do so, Tenant (at its option, but without being obligated to do so) may, at the expense of Landlord and upon notice to Landlord, defend such inquiries, investigations, demands, suits or actions, and Landlord shall pay and discharge any and all penalties, fines, judgments and/or settlements that arise therefrom. The foregoing Landlord indemnifications shall not apply to any Landlord Indemnity Claims to the extent caused by (A) Tenant’s breach of this Lease, or (B) the gross negligence or willful misconduct of Tenant or its agents, contractors, or employees.

15.3 Washington State Industrial Insurance Act. Solely for the purpose of effectuating the parties’ respective indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of either party), each party agrees not to assert as a defense any immunity provided under the Washington State Industrial Insurance Act, Title 51 of the Revised Code of Washington and the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any employees or any third party under such act or any similar Law.

15.4 Exemption of Landlord from Liability. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable (a) for any damage caused by other tenants in or about the Project or Premises, or (b) for indirect, consequential or punitive damages arising out of any loss of use of the Project or Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant. To the extent of any insurance required to be carried by Tenant under this Lease, Tenant shall look to such insurance policies, and not to Landlord, for any loss incurred by Tenant as a result of damage to its property or interruption of its business.

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16.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi public use under Law, by eminent domain, sales under threat of eminent domain or private purchase in lieu thereof (a “Taking”) and as a result of the Taking the Premises are no longer suitable for Tenant’s use. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Project. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of final scope of the Taking. A taking of the entire Premises for the remainder of the Term shall automatically terminate this Lease. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Personal Property (as defined in Section 18) and Tenant’s reasonable relocation expenses, provided the claim is processed in a separate proceeding and does not diminish the amount of Landlord’s award. The provisions of this Section are Tenant’s sole and exclusive rights and remedies in the event of a Taking and Tenant waives the benefits of any Law or judicial decision that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Lease.

17.	Damage or Destruction.

17.1 Restoration. If the Project is damaged by fire or other insured casualty, Landlord shall, within thirty (30) days thereafter, provide an estimate to Tenant of the length of time Landlord will need to complete its repair and restoration obligations set forth below (“Landlord’s Estimate”). If insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s reasonable opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums. From the date of the damage until such repairs are completed, Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. However, to the extent such damage was caused by Tenant, its employees, agents, contractors, guests, and invitees, there shall be no abatement of Rent, unless and to the extent Landlord receives rental income insurance proceeds; provided, further, if Landlord does not receive such rental income insurance proceeds as a result of Landlord’s failure to make a timely claim under its insurance, then such condition to Rent abatement under this Section 17.1 shall not apply. Landlord’s obligation to make repairs under this Article is limited to the base Building, Common Areas and the interior improvements to the Premises that are covered by Landlord’s insurance. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Article 14 above (or, if Tenant has failed to carry the insurance required under such Article 14, Tenant shall pay to Landlord the amount which Tenant would have received as insurance proceeds had Tenant carried such required insurance) with respect to any Tenant Improvements and Alterations in the Premises in which case Landlord shall manage restoration of such Tenant Improvements and Alterations to the extent of such proceeds. If the amount assigned (or paid) to Landlord pursuant to the immediately preceding sentence is insufficient to repair the Tenant Improvements or Alterations within the Premises, and Tenant does not covenant to supply the difference upon completion of restoration, Landlord shall have the right to terminate this Lease upon written notice to Tenant.

17.2 Termination. If Landlord’s Estimate indicates that repairs cannot, in Landlord’s opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, then either party may elect to terminate this Lease, by notifying the other party in writing of such termination within thirty (30) days after Tenant’s receipt of Landlord’s Estimate (it being agreed that Landlord may, but shall not be required to, include such election to terminate in Landlord’s Estimate). If Landlord so elects to terminate this Lease, the effective date of termination shall be sixty (60) days after the date of such

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election except as to which the parties may otherwise agree, and on such date Tenant shall vacate the Premises. In addition, Landlord may elect to terminate this Lease by written notice to Tenant given within thirty (30) days of the date of the damage if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies, and the uninsured cost to restore same exceeds $ 500,000. Finally, if the Premises or the Project is damaged during the last twelve (12) months of the Term and the cost to repair or restore same (whether or not insured) exceeds $ 500,000, then notwithstanding anything contained in this Article to the contrary, either party shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after the date of such damage. A total destruction of the Project shall automatically terminate this Lease.

17.3 Limitations. Except as provided in this Article, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s improvements, furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except for proceeds of Tenant’s insurance relating to Tenant’s furniture, furnishings, trade fixtures and equipment which shall be used by Tenant to repair or replace the same unless this Lease is terminated, Tenant acknowledges that Tenant shall have no right to any proceeds of insurance relating to property damage.

17.4 Sole Remedy. This Section shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building and Tenant waives the benefits of any Law or judicial decision that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Section.

18.	Surrender of Premises.

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Tenant is not obligated to repair excepted. Without limiting the other provisions of this Section, (a) all space in the Premises shall be clean, well-maintained and presentable for re-leasing; (b) any damage in excess of ordinary wear and tear shall be repaired; (c) all damaged or inoperable window coverings shall be repaired or replaced; (d) any damaged ceiling tiles shall be replaced and all light fixtures shall be fully operational; (e) all doors and door hardware shall be operational and without visible damage; and (f) all interior partition glass shall be cleaned. No damage shall be considered ordinary wear and tear if it should have been repaired to satisfy the Tenant’s ongoing obligation to maintain the Premises under this Lease. Tenant shall, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, work stations, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personal Property”). Personal Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personal Property, as well as any damage caused by such removal. At or before the time of surrender, Tenant shall comply with the terms of Section 9 hereof with respect to removal of Alterations from the Premises and all other matters addressed in such Section. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. If Tenant does not give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. If Tenant does not carry out its obligations under this Section before the Expiration Date, Landlord may consider Tenant to be in possession of the Premises until such work has been completed and the provisions of Section 19 shall apply.

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19.	Holding Over.

If Tenant, without the written consent of Landlord, holds over and does not surrender possession of the Premises upon the expiration of the Term or sooner termination of this Lease, then such holding over shall be treated as a month-to-month tenancy upon the terms and conditions set forth in this Lease except that the monthly Base Rent (or daily rent if Landlord does not elect to create a month to month tenancy) shall be equal to one hundred twenty five percent (125%) of the Base Rent owed to Landlord under this Lease immediately prior to such expiration or termination for the first 4 months of such hold over period and one hundred twenty five percent (150%) of the Base Rent owed to Landlord under this Lease immediately prior to such expiration or termination thereafter. Either party may thereafter terminate the tenancy as of the end of any calendar month by written notice to the other party at least thirty (30) days before the last day of the month. Notwithstanding the foregoing, Landlord may terminate the Lease at any time if Tenant is in default. Tenant shall be liable to Landlord for all damages that Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify, defend and hold Landlord harmless from and against all claims (including actual damages and attorney fees and costs) resulting from Tenant’s retention of possession, including, without limitation, Landlord’s actual damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises. Landlord may elect to treat Tenant as remaining in possession of the Premises until such time as Tenant completes its surrender obligations and removes all of its personal property from the Premises. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as provided in this Lease nor shall receipt of any Base Rent or Additional Rent or any other apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any terms, covenants, or obligations contained in this Lease on Tenant’s part to be performed.

20.	Default.

20.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant:

(a) Failure to pay any installment of Base Rent, Additional Rent or any other amount due and payable hereunder upon the date when said payment is due; provided, that Tenant shall have the opportunity to cure such default for a period of ten (10) days after written notice from Landlord to Tenant. Notwithstanding the foregoing or anything to the contrary contained herein, if Landlord provides Tenant with notice of Tenant’s failure to pay any installment of Base Rent, Additional Rent or any other amount due and payable under this Lease three times during any 12 month period, Tenant’s subsequent violation of such term, provision or covenant shall, at Landlord’s option, be an incurable Event of Default by Tenant without notice.

(b) Failure to deliver any certificate, document, or instrument described in Sections 14, 23 or 24 following expiration of the applicable notice/cure period referenced therein.

(c) Failure to perform any obligation, agreement or covenant under this Lease (other than those matters specified in any other subparagraph of this Section), within thirty (30) days after written notice (except where a shorter period of time is specified in this Lease in which case such shorter period shall apply); provided, however, if Tenant’s failure to perform cannot reasonably be cured within such 30-day period, Tenant shall be allowed such additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (i) Tenant commences to cure the failure within such 30-day period, and (ii) Tenant diligently pursues a course of action that will cure the failure and bring Tenant

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back into compliance with this Lease. Notwithstanding the foregoing, (A) if a specific time for performance or a different cure period is specified elsewhere in this Lease with respect to any specific obligation of Tenant, such specific performance or cure period shall apply with respect to a failure of such obligation in lieu of, and not in addition to, the cure period provided in this Section, and (B) the cure period specified in Section 22 shall apply with respect to Landlord’s right to perform Tenant’s covenants under Section 22.

(d) The occurrence of any of the following: (i) a general assignment by Tenant for the benefit of creditors; (ii) the filing of any voluntary petition in bankruptcy by Tenant or any general partner of Tenant, or the filing of an involuntary petition by Tenant’s creditors which involuntary petition remains undischarged for a period of 60 days; (iii) the employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of 60 days after the order therefore; (iv) the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of 60 days after the levy thereof; (v) the admission by Tenant in writing of its inability to pay its debts as they become due.

(e) The default of Guarantor under any guaranty of this Lease, the death of any individual Guarantor or the dissolution of any entity Guarantor, the attempted repudiation or revocation of any such guaranty, or the participation by Guarantor in any other event described in this Section 20.1(e) (as if this Section 20.1(e) referred to such guarantor in place of Tenant) or the failure of any Guarantor to reaffirm its guaranty upon request; provided, however, that Tenant may cure such default by providing a new guaranty from an entity acceptable to Landlord.

(f) Any release or use of any Hazardous Material on or about the Project in violation of any Laws or this Lease by reason of the acts or omissions of Tenant or any Tenant Party.

(g) Any other event, act or omission which any other provision of this Lease identifies as an Event of Default.

20.2 Remedies.

(a) Upon an Event of Default, with or without further notice or demand, and without limiting any other of Landlord’s rights or remedies, Landlord may:

(1) Terminate this Lease by written notice to Tenant, in which case Tenant shall immediately surrender the Premises to Landlord. No other action by Landlord shall be deemed to be an election to terminate this Lease. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Personal Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s default, including, without limitation, all Costs of Reletting (defined below) and any difference between the total Rent reserved herein and the rent (if any) actually received from reletting during the remainder of the Term hereof. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in maintaining or preserving the Premises after an Event of Default, in recovering possession of the Premises, and in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant, all of which to be prorated based on the then-remaining length of the then-current Term.

(2) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Personal Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises for Tenant’s account, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any difference between the total Rent reserved herein and the rent (if any) actually received from reletting during the remainder of the Term hereof. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

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(3) Pursue any other legal or equitable remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises is located.

(4) Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate this Lease or Tenant’s right to possession and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate this Lease or Tenant’s right to possession.

(b) In lieu of calculating damages under Section 20.2(a), Landlord may elect to receive as damages in a single payment the sum of (i) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (ii) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term (discounted to present value at the “discount rate” of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%)) minus the amount of such Rent loss that the Tenant proves could have been reasonably avoided and (iii) Landlord’s anticipated Costs of Reletting, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.

20.3 Remedies Cumulative. No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any right or remedy granted to Landlord by statute or common law, and each and every such right and remedy will be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at law or in equity. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein. The unenforceability of any provision hereof shall not render any other portion unenforceable. Landlord shall attempt to mitigate its damages to the extent required by law but shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant agrees that in connection with Landlord’s duty to mitigate Landlord shall not be required (a) to lease to any party that does not satisfy Landlord’s leasing standards, (b) to give priority treatment to the Premises over any other available space in the Project, (c) to expend any capital in an effort to mitigate its damages, (d) to lease the Premises to a replacement tenant for less than the then current fair market value of the Premises, or (e) to enter into a new lease for the Premises under any terms and conditions that are not reasonably acceptable to Landlord.

20.4 Late Charge. In addition to its other remedies, if any payment of Rent is not received when due, Landlord shall have the right without notice or demand to charge Tenant an amount equal to five percent (5%) of the delinquent amount for each late payment, or $150.00, whichever amount is greater, to compensate Landlord for the administrative costs caused by the delinquency. Tenant agrees that Landlord’s damage by virtue of late payments would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Notwithstanding the foregoing, Tenant shall be entitled to a grace period of five (5) days for the first late payment of Rent in any calendar year. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

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20.5 Default Rate. In addition to Landlord’s other remedies, including the late charge provided above, Tenant shall pay Landlord interest on all sums of Rent not paid when due until paid to Landlord at an annualized rate of the lesser of (i) the greater of 12% or the “prime rate” announced from time to time by Bank of America or any other national bank selected by Landlord plus 5%, or (ii) the maximum rate permitted by law (the “Default Rate”). The provisions of this Section and of Section 20.4 above in no way relieve Tenant of the obligation to pay Rent on or before the date on which due.

20.6 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. If Landlord remains in default after the foregoing 30-day period has expired, Tenant shall have any and all remedies available at law or equity (provided, however, that in no event shall Tenant have the right to abate or offset Rent or other charges due and payable under this Lease), including, without limiting the generality of the foregoing, the right to cure the default and make any necessary repairs or replacements to the Premises, and Landlord shall reimburse Tenant, on demand, for all of Tenant’s costs and expenses incurred in connection with such cure, plus interest at the Default Rate. Notwithstanding the foregoing cure period, Tenant may cure any default, without notice to Landlord, where the failure promptly to cure such default would, in the reasonable opinion of Tenant, create or allow to persist an emergency condition or materially adversely affect the operation of Tenant’s business on the Premises.

21.	Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Project, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant, within ten (10) business days after receipt of written notice from Landlord of the filing of any such lien, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and reasonably acceptable to Landlord. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

22.	Right of Landlord to Perform Tenant’s Covenants.

If Tenant fails to perform any duty or obligation of Tenant under this Lease in a timely manner, Landlord may at its option, without notice except as provided below and without waiver of any default or breach nor any other right or remedy, perform any such duty or obligation on Tenant’s behalf. Landlord shall provide Tenant with thirty (30) days’ notice and opportunity to cure except in the case of an emergency when no prior notice by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. Tenant shall reimburse Landlord, within thirty (30) days after demand, for all sums so paid and all costs incurred by Landlord together with an administrative charge equal to five percent (5%) of such sums and interest on such sum at the Default Rate, such interest to accrue from the date of payment by Landlord until paid in full by Tenant. The taking of any such action shall not relieve Tenant of its liabilities and obligations under this Lease.

23.	Subordination.

23.1 SNDA. Landlord represents and warrants to Tenant that the Mortgage (defined below) in favor of Union Labor Life Insurance Company dated July 5, 2013 and recorded as Instrument No. 20130705001512 of the Official Records of the County of King, Washington (the “Existing Mortgage”), is the only Mortgage encumbering the Premises, and Landlord is not in default under such Existing Mortgage or any loan document related thereto, and there is no event or condition that, with the giving of notice or the passage of time, or both, would constitute a default by Landlord thereunder. Concurrently with Landlord’s execution and delivery of this Lease, Landlord shall deliver to Tenant a subordination,

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nondisturbance and attornment agreement, executed by Landlord and Landlord’s Mortgagee under the Existing Mortgage, in the form attached hereto as Exhibit H-1 (“Initial SNDA”). This Lease is and shall at all times be and remain subject and subordinate to the lien of any present or future deed of trust, mortgage or other security instrument (a “Mortgage”) or any ground lease, master lease or primary lease (a “Primary Lease”) (and to any and all advances made thereunder) upon the Project or the Premises, (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), unless Landlord or Landlord’s Mortgagee requires this Lease to be superior to any such Mortgage or Primary Lease; provided that, with respect to any Mortgage or Primary Lease not in effect as of the date hereof, Landlord’s Mortgagee has executed, acknowledged and delivered to Tenant a subordination, non-disturbance and attornment agreement in commercially reasonable form that does not materially alter the rights or increase the obligations of Tenant under the Lease (including, without limitation, preservation of Tenant’s rights and remedies with respect to receipt and/or nonpayment of the Allowance) (“Future SNDA”), which Future SNDA will be in substantially the same form as the Initial SNDA, except that the Future SNDA shall also provide that any Landlord’s Mortgagee or its transferee or successor or assigns acquiring Landlord’s Mortgagee’s interest (a “Landlord’s Mortgagee Successor”) shall be responsible for the any letter of credit or security deposit provided by Tenant, whether or not actually received by and transferred to Landlord’s Mortgagee or any Landlord’s Mortgagee Successor. Tenant shall, within twenty (20) days after receipt of a written request therefor from Landlord, execute and return to Landlord, to execute, acknowledge and deliver any such Future SNDA, the effectiveness of which shall be conditioned on its execution by Landlord and such future Landlord’s Mortgagee.

23.2 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any Mortgage made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the landlord under this Lease. Tenant hereby agrees that, provided Landlord and any such Landlord’s Mortgagee had both previously executed and delivered written notice to Tenant that Landlord and such Landlord’s Mortgagee have entered into a Mortgage relating to the Project, then such Mortgagee or its successor shall not be (a) bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance, except to the extent such advance payment is expressly required under this Lease or has actually been transferred to such mortgagee or its successor, (b) except for those matters under which Tenant has an express right provided to Tenant under this Lease, bound by any amendment or modification of this Lease made without the consent of Landlord’s mortgagee or its successor, (c) liable for any breach, act or omission of any prior landlord unless prior to the date of transfer of Landlord’s interest in this Lease to such mortgagee or successor, (i) Tenant shall have delivered notice to Landlord’s Mortgagee of such default and the time to cure such default has passed, or (ii) such default is of a continuing nature (such as repair and maintenance obligations) and continues after the date of the transfer of the landlord’s interest under this Lease, or (d) subject to any claim of offset or defenses that Tenant may have against any prior landlord (except with respect to payment or nonpayment of the Allowance).

23.3 Successors. For the purposes of this section, the term “Successor Landlord” shall mean the Landlord’s Mortgagee if the same succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Landlord under this Lease by virtue of having purchased the Project at a foreclosure sale. So long as Tenant is not in default of this Lease at the time of succession, the Successor Landlord shall accept Tenant’s attornment, and shall not disturb Tenant’s quiet possession of the Premises. Tenant shall attorn to and recognize such Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.

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23.4 Mortgagee Protection. Provided Landlord and a Landlord’s Mortgagee had both previously executed and delivered written notice to Tenant that Landlord and such Landlord’s Mortgagee have entered into a Mortgage relating to the Project, in the event of any uncured default on the part of Landlord, Tenant shall not exercise any right to abate or offset rent or claim constructive eviction under this Lease unless Tenant has given such Landlord Mortgagee, whose address shall have been furnished to Tenant, the same period of time to cure such default as Landlord has under this Lease, plus, with respect only to non-monetary defaults, thirty (30) days. If the default is one which is not capable of cure by the Landlord Mortgagee within such period because the Landlord Mortgagee is not in possession of the Building or Property, the aforementioned shall be extended to include the time needed to obtain possession of the Premises by the Landlord Mortgagee by power of sale, judicial foreclosure, or other legal action required to recover possession, but in no event more than sixty (60) additional days.

23.5 Miscellaneous. The provisions of Sections 23.2 through 23.4, inclusive, shall not apply to the extent inconsistent with the terms of any SNDA entered into between Tenant and any Landlord’s Mortgagee.

24.	Estoppel Certificates.

24.1 Execution. Within ten (10) business days after written notice from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord or any proposed investor, mortgagee or purchaser an estoppel certificate substantially in the form attached hereto as Exhibit H-2 (“Estoppel Certificate”) or such other commercially reasonable form, certifying to the best of Tenant’s actual knowledge the following: (a) whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to this Lease to the date of the certification; (b) whether any defaults or offsets exist with respect to this Lease and, if so, an explanation of such default or offset right; (c) the dates to which rent or other charges have been paid; (d) whether Landlord is in default and, if so, specifying what the default may be; and (e) any other factual information concerning the status of the Lease.

24.2 Failure to Execute. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement as above, which failure continues for an additional period of five (5) business days after a second written notice from Landlord to Tenant, shall constitute a default by Tenant hereunder.

25.	Limitation of Liability.

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in and to the Project. No other property or assets of Landlord and no property or assets of any Landlord Party or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

26.	Transfers By Landlord.

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability for any of the covenants or duties, express or implied, contained in this Lease, arising on or after the date on which title passes to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of Landlord to be performed thereafter. Each Landlord shall be liable only for obligations arising during its period of ownership.

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27.	Waiver.

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the express terms of this Lease. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord. The acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or limit the right of Landlord to insist thereafter upon strict performance by Tenant.

28.	Notices.

Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (a) to Tenant, (i) at Tenant’s address set forth in the Basic Provisions, if sent prior to Tenant’s taking possession of the Premises, or (ii) at the Premises if sent subsequent to Tenant’s taking possession of the Premises, or (iii) to Tenant’s last known address or to its registered agent in the State of Washington if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord’s addresses set forth in the Basic Provisions or to such other addresses as Landlord may designate by notice given in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which delivery of the notice from a reputable overnight carrier is accepted and signed for, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made to the applicable address. Service of all default notices and notice of commencement of unlawful detainer proceedings may be accomplished in any manner permitted or prescribed by applicable Law. Notices from Landlord to Tenant may be given by Landlord’s property manager or its legal counsel with the same force and effect as if signed by Landlord. Notices from Tenant to Landlord may be given by Tenant’s legal counsel with the same force and effect as if signed by Tenant.

29.	Attorneys’ Fees.

If Tenant or Landlord places the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of possession of the Premises, in the hands of an attorney or collection agency, or brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease and whether such litigation sounds in tort or in contract, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs (including without limitation collection agency costs, court costs, and fees of appraisers, experts and accountants). This obligation to pay fees and costs shall be deemed to have accrued on the earlier of the placement of such matter in the hands of an attorney or collection agency or the commencement of such action and shall be paid whether or not an action or lawsuit is prosecuted to judgment. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of all or part of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs, and expenses incurred in connection with any post judgment motions, contempt proceedings, garnishment, levy, and debtor and third party examination, discovery, and bankruptcy litigation or similar proceedings.

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30.	Successors and Assigns.

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment is effectuated in accordance with the terms of this Lease, Tenant’s assigns.

31.	Force Majeure.

This Lease and the obligations of the parties hereunder shall not be affected or impaired because the a party is unable to fulfill any of its obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays, acts of God, or any other cause(s) beyond the reasonable control of such party (which causes are referred to collectively herein as “force majeure”). Any time specified in this Lease shall be extended one day for each day of delay suffered as a result of the occurrence of any force majeure events provided that Tenant’s obligation to pay Rent in a timely manner will not be extended by any force majeure events.

32.	Hazardous Materials.

32.1 Definitions. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations (“Hazardous Material Laws”) including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

32.2 General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Project by Tenant or any Tenant Party without the prior written consent of Landlord.

32.3 Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings and orders or judgments, arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’, and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or liabilities or losses (economic or other) arising from a breach of the prohibition in this Article by Tenant or any Tenant Party. The indemnification obligations of Tenant contained in this Article shall survive the expiration or termination of the Lease.

32.4 Obligation to Remediate. If Hazardous Materials are discovered upon, in, under, or migrated from the Premises or the Project, and the applicable governmental agency or entity having jurisdiction over the Premises or the Project requires the removal of such Hazardous Materials arising out of or related to the use or occupancy or use of the Premises or Project by Tenant or any Tenant Party, Tenant shall at its sole cost and expense remove such Hazardous Materials, and perform any remediation or other action required by the applicable governmental agency or reasonably required by Landlord necessary to make full economic use of the Project. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any

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way connected with the Premises or the Project without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (a) any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Premises or the Project, or any portion thereof; (b) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any Hazardous Material Laws; (c) any claim made or threatened by any person against Tenant, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (d) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises or the Project, or Tenant’s use thereof.

32.5 Survival. Tenant’s breach of any of its covenants or obligations contained in this Article shall constitute a material default under the Lease. The obligations of Tenant contained in this Article shall survive the expiration or earlier termination of the Lease without any limitation and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under the Lease.

33.	Parking.

Parking for the Project will be provided in the underground parking garage (“Garage”) which will be shared with other property owners and may be operated by Landlord or a third party (“Garage Operator”). Parking for the general public including Tenant’s visitors and guests will be available on a space available basis at market rates. Landlord will coordinate with the Garage Operator to provide Tenant with the number of parking passes specified in the Basic Provisions. Fees required to be paid by Tenant as set forth elsewhere in this Lease, plus all applicable taxes and governmental charges, shall be paid by Tenant to Landlord or to the Garage Operator, as Additional Rent. Each parking pass shall entitle the holder thereof to park a passenger vehicle in the Garage on an unreserved basis. No specific spaces in the Garage shall be assigned to Tenant or its employees. The holders of Tenant’s parking passes may not park in any spaces reserved for other users. Landlord shall have exclusive control over the day-to-day operations of the Garage. Landlord may make, modify and enforce reasonable rules and regulations relating to the Garage, and Tenant shall abide by, and shall cause its employees and invitees to abide by, such rules and regulations. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may from time to time designate areas within the Garage for short term, visitor, or hotel parking only. Landlord may designate spaces for fuel efficient or plug in vehicles only. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein, provided that such alteration does not reduce the number of available parking passes or Tenant’s Guaranteed Parking Passes. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet parking, that Landlord determines are necessary or desirable to meet tenant requirements or orderly and efficient parking. If Landlord appoints a Garage Operator, the Garage Operator may exercise any rights granted to Landlord under this Section. Upon request, Tenant and each holder of a parking pass will execute and deliver a parking agreement with the operator of the Garage on the operator’s standard form of agreement but which must otherwise be consistent with the terms and conditions of this Lease.

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34.	Telecommunications Lines.

34.1 Tenant Responsibility. All telephone and telecommunications services desired by Tenant will be arranged by Tenant and utilized at Tenant’s sole cost, expense and risk from providers selected by Landlord to service the Building. Landlord will have no responsibility for the maintenance of Tenant’s communications or computer wires, cables and related devices and equipment of any nature, wherever located on or about the Project (“Lines”), or for any other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant shall not be required to remove any of its Lines and cabling from the Project upon expiration or earlier termination of this Lease or at such earlier time as Tenant stops using the Lines or cabling, and may abandon the same in place. All Lines must be properly labeled and must comply with all applicable laws. Landlord disclaims all responsibility for the condition or utility of the intra-building network cabling, including the primary telephone cables running between the main telephone room or rooms and a telecommunications closet on a floor of the Building and make no representation regarding the suitability of the same for Tenant’s intended use. Except to the extent caused by the gross negligence or intentional misconduct of Landlord, Landlord will have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following: (a) any shortages, failures, variations, interruption, disconnection, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties (collectively, “Line Problems”). Landlord will not be liable for damages or claims arising out of or in connection with any Line Problems except to the extent caused by the gross negligence or intentional misconduct of Landlord. Under no circumstances will any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant, cause any abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease.

34.2 Landlord’s Rights. Landlord may (but will not have the obligation to): (a) install new Lines at the Building; (b) create additional space for Lines at the Building; (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other person or entity; and (d) relocate active Lines used by Tenant from common telephone closets or Building riser spaces. Such rights are in addition to all other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may include all related costs (except for expenses incurred pursuant to clause (a) above) in Operating Expenses.

34.3 Landlord’s Consent. Tenant may install, maintain, replace, remove, use or modify (each, a “Line Change”) any portions of any Lines located outside the Premises only with Landlord’s prior written consent, which shall not be unreasonably withheld. Any Line Change will be treated as an Alteration. If Landlord consents to a Line Change, Tenant will: (a) pay all costs in connection therewith (including all costs related to new Lines); (b) comply with all requirements and conditions of this Lease; and (c) use, maintain and operate the Lines at Tenant’s cost. As soon as the work is completed, Tenant will submit “as-built” drawings to Landlord.

35.	OFAC.

35.1 Tenant represents and warrants that (a) Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no person with a ten percent (10%) or more direct interest in Tenant is an Embargoed

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Person, (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

35.2 Tenant shall (a) comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this section or the preceding section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, and (d) at the request of Landlord, but at no cost to Tenant, provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

35.3 Tenant acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of the Lease if not cured within thirty (30) days after written notice from Landlord. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease if not cured within thirty (30) days after written notice from Landlord.

35.4 The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”).

35.5 This Article shall not apply to any person to the extent that such person’s interest in Tenant is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means an entity, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such an entity.

36.	Indoor Air Quality.

36.1 Maintenance of Indoor Air Quality. Landlord shall operate and maintain the heating, ventilation, and air conditioning system (“HVAC System”) for the Premises in a manner sufficient to maintain an indoor air quality within the limits required by the American Society of Heating, Air Conditioning and Refrigeration Engineers (ASHRAE) standard applicable to comparable first class mixed use projects in effect as of the date hereof.

36.2 Notification by Tenant. Tenant shall notify Landlord within five (5) business days after Tenant first has knowledge of any of the following conditions at, in, on, or within the Premises: standing water, water leaks, water stains, humidity, mold growth, or any unusual odors (including, but not limited to, musty, moldy or mildew odors).

37.	Miscellaneous.

37.1 Authority. Each party represents and warrants that it has full right and authority to enter into this Lease and to perform all of its obligations hereunder. Each party represents and warrants that each person signing this Lease on behalf of a party is authorized to do.

37.2 Time. Time is of the essence regarding this Lease and all of its provisions.

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37.3 Choice of Law. This Lease shall be governed by the laws of the State of Washington.

37.4 Entire Agreement. This Lease contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease.

37.5 Modification. This Lease may not be modified except by a written instrument signed by the parties hereto.

37.6 Severability. If, for any reason whatsoever, any of the provisions hereof shall be determined by a court to be unenforceable or ineffective, all of the other provisions shall remain in full force and effect.

37.7 No Recordation. Tenant shall not record this Lease; provided, however, Tenant shall be permitted to record a short form memorandum hereof in a form that is approved in writing by Landlord.

37.8 Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. Landlord may allocate all sums received from or on behalf of Tenant in any manner and in such order as Landlord deems appropriate and is not bound by any notation or allocation made by Tenant.

37.9 Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises, materially decrease Tenant’s other rights and privileges hereunder, or materially increase Tenant’s costs.

37.10 Drafting Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with or had ample opportunity to consult with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord prepared the first draft or any later draft of this Lease. Except in instances where a party has expressly agreed to act reasonably in any provision hereof, the party may act in its sole discretion. In any instance in which Landlord has agreed to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is expressly permitted to consider the financial impact of the decision on Landlord and the value of the Project.

37.11 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

37.12 No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

37.13 Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

37.14 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

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37.15 Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall be jointly and severally responsible for Tenant’s obligations under this Lease.

37.16 Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month of the Term shall be prorated based on the actual number of days in such month.

37.17 Broker. Tenant represents that it has dealt directly with and only with the broker as identified as Tenant’s broker in the Basic Provisions as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord represents that it has dealt directly with and only with the broker as identified as Landlord’s broker in the Basic Provisions as a broker in connection with this Lease. Landlord shall indemnify and hold Tenant harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Lease. Landlord shall pay the brokers broker commissions in accordance with any separate written agreement between Landlord and its broker.

37.18 Jury Trial Waiver. EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL AND HEREBY WAIVES TRIAL BY JURY. EACH PARTY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

37.19 Execution By Landlord. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord shall have no less than ten (10) business days after the execution of this Lease by Tenant and delivery thereof to Landlord to obtain its current lender’s consent to this Lease, and if such consent is not obtained Landlord shall return the Security Deposit, Letter of Credit (if any), and any prepaid Rent to Tenant. Satisfaction of this condition shall be evidenced by Landlord’s execution of this Lease and delivery thereof to Tenant, without any independent verification by Tenant being required.

37.20 Exhibits. The Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein. Capitalized terms used in the Exhibits, addenda and attachments hereto, but not otherwise defined therein, shall have the same meanings as set forth in this Lease.

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Exhibit A:	Outline and Location of the Premises

Exhibit B:	Legal Description of the Land

Exhibit C:	Work Letter

Exhibit C-1:	Base Building

Exhibit C-2:	Contractor’s Insurance Requirements

Exhibit D:	Commencement Date Certificate

Exhibit E:	Additional Provisions

Exhibit F:	Transportation Management Plan

Exhibit G:	Sustainability Practices

Exhibit H-1:	Form of SNDA

Exhibit H-2:	Form of Estoppel Certificate

Exhibit I:	Union Labor Standards

Exhibit I-1:	List of Unions Affiliated with the Building and Construction Trades

Exhibit J:	Rules and Regulations

Exhibit K-1:	Approved Exterior Signage Drawings

Exhibit K-2:	Approved Building Monument Signage Drawings

Exhibit L:	Superior ROFOs

Exhibit M:	Janitorial Specifications

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year set forth above.

LANDLORD

HUDSON 1099 STEWART STREET, LLC, a Delaware limited liability company

By:	Hudson 1099 Stewart REIT, LLC,
a Delaware limited liability company,
its sole member

	By:	Hudson 1099 Stewart, L.P.,
a Delaware limited partnership,
its sole member

		By:	Hudson 1099 GP, LLC,
a Delaware limited liability company,
its general partner

			By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

				By:	Hudson Pacific Properties, Inc.
a Maryland corporation,
its general partner

					By:	/s/ Mark T. Lammas
					Name:	Mark T. Lammas
					Title:	Chief Operating Officer, Chief Financial Officer & Treasurer

FEIN:

Signature Page

TENANT
REDFIN CORPORATION,
a Delaware corporation

By:	/s/ Glenn Kelman
Name:	Glenn Kelman
Its:	CEO

FEIN:	74-3064240

Signature Page

ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California County of Los Angles ) On June 28, 2017 before me, Julieta Marrero, Notary Public (Insert name and title of the officer) Personally appeared Mark Lammas, who proved to me on the basis of satisfactory evidence to be the person whose name subscribed to the within instrument and acknowledged to me that executed the same in his authorized capacity, and that by signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of Califorina that the foregoing paragraph is true and correct. WITNESS my hand and offcial seal. Signature (Seal)

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Glenn Kelman signed this instrument, on oath stated that he/she was authorized to execute the instrument as CEO of REDFIN CORPORATION, a Delaware corporation, and acknowledged it on behalf of such corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

DATED: June 28, 2017

/s/ Shawn M. Taylor
NOTARY PUBLIC in and for the State of Washington, residing at Bothell, WA
My appointment expires 3/20/19
Print Name Shawn M. Taylor

[SEAL]

Signature Page

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

The attached four (4) drawings below depict the Premises generally and any dimensions thereon are estimates only.

4th Floor

28,287 RSF

Exhibit A – Page 1

5th Floor

28,234 RSF

Exhibit A – Page 2

6th Floor

28,235 RSF

Exhibit A – Page 3

7th Floor

28,234 RSF

Exhibit A – Page 4

EXHIBIT B

LEGAL DESCRIPTION

THE REAL PROPERTY SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, DESCRIBED AS FOLLOWS:

OFFICE UNIT, INCLUDING ALL COMMON ELEMENTS AND LIMITED COMMON ELEMENTS ALLOCATED THERETO, OF HILL7, A CONDOMINIUM, ACCORDING TO DECLARATION THERETO RECORDED July 5 UNDER RECORDING NO. 20130705001353, AND AMENDMENT(S) THERETO; SAID UNIT IS LOCATED ON SURVEY MAP AND PLANS FILED IN VOLUME 277 OF CONDOMINIUMS, AT PAGES 078 THROUGH 090 IN KING COUNTY, WASHINGTON.

SUBJECT TO ALL MATTERS NOW OR HEREAFTER OF RECORD.

Exhibit B

EXHIBIT C

WORK LETTER

1. Base Building. Prior to the date of the Lease, Landlord completed, at its sole cost and expense, those items described on Exhibit C-1 attached hereto (“Base Building Specifications”). Landlord hereby represents and warrants to Tenant that the Base Building Specifications were constructed: (a)(i) in accordance with the permits received from the City of Seattle, subject to such reasonable changes and modifications as Landlord may make from time to time during construction, (ii) in compliance with all applicable Laws, and (iii) in accordance with the Base Building Specifications; and (b) with all water, gas, electricity, telephone, sewer, sprinkler services, and other utilities used on, stubbed to, or delivered to the Premises (collectively, the “Base Building Work”). Any work subsequently required if any portion of the Premises is not in the condition described in the preceding sentence on the applicable Delivery Date as to such portion shall be performed at Landlord’s sole cost and expense and shall not constitute part of the Tenant Improvements. Upon the mutual execution and delivery of the Lease by Landlord and Tenant, Tenant shall be deemed to have accepted each portion of the Premises in “TI Ready Shell Condition”. Except as set forth above, Tenant accepts the Premises “as-is”, latent defects excepted, and Landlord shall have no obligation to perform any work or improvements thereto in connection with Tenant’s initial occupancy or otherwise.

2. Force Majeure and Tenant Delay. Except as expressly set forth in this Lease, Landlord shall have no liability whatsoever to Tenant on account of the inability or delay of Landlord in fulfilling any of Landlord’s obligations under this Work Letter by reason of Tenant Delay (defined below), strike, other labor trouble, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. “Tenant Delay” shall be defined as any delay associated with: (i) Tenant’s failure to approve any critical path item or to perform any other material obligation by the date specified in this Work Letter; (ii) Tenant’s request for materials, finishes or methods of construction not readily available; (iii) Tenant’s failure to comply with the Union Labor Standards; (iv) Tenant’s requests for revisions to Base Building Work (except that any revisions requested as a result of the Premises failing to comply with the Base Building Specifications shall not be deemed a Tenant Delay); or (v) the construction of any additional structural support work that is required as a result of Tenant’s Tenant Improvements.

3. Non-Standard Improvements. The plans and specifications for the Tenant Improvements must be consistent with Landlord’s standard specifications for initial tenant improvements for the project (the “Building Standards”). Landlord will provide a copy of the Building Standards to Tenant upon request. Landlord shall permit Tenant to deviate from the Building Standards for the Tenant Improvements (“Non-Standard Improvements”), provided that (a) the Non-Standard Improvements shall not be of a lesser quality than the Building Standards; (b) the total lighting for the Premises shall not exceed the allowance set forth in Section 7.5 of the Lease; (c) the Non-Standard Improvements conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the Non-Standard Improvements do not require building service beyond the levels normally provided to other tenants in the Project unless otherwise reasonably agreed to by Landlord; and (e) Landlord has determined in its reasonable discretion that the Non-Standard Improvements are of a nature and quality that are consistent with the overall objectives of Landlord for the Project. Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, if Tenant, with Landlord’s approval, elects to install package HVAC units and/or lighting not included in the Building Standards, then, except to the extent of Landlord’s gross negligence of willful misconduct, Tenant will be solely responsible throughout the Term to maintain and repair and if necessary to replace such items at its sole cost.

Exhibit C – Page 1

4. Tenant Improvement Plans. Any work proposed by Tenant (the “Tenant Improvements”) shall be subject to Landlord’s reasonable prior approval and shall be subject to the other terms and conditions of this Exhibit C; provided that it will be reasonable for Landlord to withhold its approval or consent (as and when applicable under this Exhibit C) if Landlord’s Mortgagee has not consented to the matter that is the subject of such approval or consent. All architectural, engineering and other design fees shall be paid by Tenant. Tenant shall use its architect, engineers and other design professionals, all of whom shall comply with any applicable licensing or governmental requirements of the City of Seattle and the State of Washington; Tenant’s architect shall be approved by Landlord (“Tenant’s Architect”), which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall also be entitled to receive a copy of the agreement between Tenant and Tenant’s Architect (the “Architect Agreement”). Tenant shall cause Tenant’s Architect to prepare a draft space plan (the “Space Plan”) for the Tenant Improvements and shall submit the proposed Space Plan to Landlord for the latter’s approval (not to be unreasonably withheld) in a time period to allow Tenant to timely complete its Tenant Improvements under this Lease. Landlord shall deliver to Tenant any written objections, questions or comments of Landlord with regard to the Space Plan within ten (10) business days of receipt; Landlord’s consent thereto shall be deemed given if not denied in writing within said ten (10) business day period. If Landlord denies its approval, it shall specify the reasons for doing so in detail. Tenant shall cause the Space Plan to be revised to address such written comments and shall resubmit said Space Plan to Landlord for approval. Such process shall continue until Landlord has approved the Space Plan. Tenant’s Architect shall then prepare working drawings and specifications for the Tenant Improvements, including architectural, structural, plumbing, mechanical, electrical, and fire protection drawings as required, suitable for permit application (the “Working Drawings”) and shall submit the proposed Working Drawings to Landlord for the latter’s approval in a time period to allow Tenant to timely complete its Tenant Improvements under this Lease. The Space Plan and Working Drawings shall be subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld, conditioned, or delayed. Landlord shall not be deemed to have acted unreasonably if it withholds its approval thereof because, in Landlord’s reasonable opinion, the work, as described in any such item: (i) is likely to adversely affect Building Systems, the structure of the Building or the safety of the Building and/or their occupants; (ii) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building; (iii) would materially increase the cost of operating the Building; (iv) would violate any governmental laws, rules or ordinances (or interpretations thereof); (v) contains or uses hazardous or toxic materials or substances; (vi) would negatively affect the appearance of the Building; (vii) is reasonably likely to adversely affect another tenant’s premises; or (viii) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building. Landlord shall deliver to Tenant any written objections, questions or comments of Landlord with regard to the Working Drawings, within ten (10) business days of Landlord’s receipt of the Working Drawings; Landlord’s consent thereto shall be deemed given if not denied in writing within said ten (10) business day period. If Landlord denies its approval, it shall specify the reasons for doing so in detail. Tenant shall cause the Working Drawings to be revised to address such written comments and shall resubmit said Working Drawings to Landlord for approval. Landlord may, when approving the Tenant Improvement Plans, elect to require Tenant to remove any Non-Standard Improvements which are made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition designated by Landlord in its election, before the last day of the Term. Such process shall continue until both parties have approved the Working Drawings. Landlord’s approval of the Space Plan and/or the Working Drawings shall not be deemed any representation or warranty that the same comply with applicable codes.

5. Tenant’s Contractors. All contractors and subcontractors participating in construction of the Tenant Improvements shall be bondable, reputable and shall meet all licensing and insurance requirements of the state in which the Premises are situated, be approved by Landlord, which approvals shall not be unreasonably withheld, conditioned or delayed, and have good labor relations and generally

Exhibit C – Page 2

known in the industry to be capable of working in harmony with Landlord’s or other tenant’s contractors in the Project, and shall be required to comply with the Union Labor Standards of Exhibit I and Exhibit I-1 to the Lease. During the term of the Existing Mortgage (as defined in Section 23 of the Lease), the Tenant’s Contractor shall obtain and provide to Landlord a payment and performance bond for all Tenant Improvements prior to the commencement of construction; provided, however, Landlord shall pay for such bond premium. Notwithstanding the Union Labor Standards requirement, Landlord hereby approves and Tenant shall be permitted to use Gateway Construction Services, Inc., a Washington corporation, or another contractor selected by Tenant (subject to Landlord’s reasonable approval) as Tenant’s contractor for the initial Tenant Improvements (“Tenant’s Contractor”) , subject to Tenant’s Contractor agreeing in writing to use only union labor subcontractors to perform all Tenant Improvement work and not self-performing any scope of work with Tenant’s Contractor’s own labor. Further, Tenant’s Contractor shall ensure that all subcontractors to perform the Tenant Improvement work are in compliance with the Union Labor Standards at the time of bidding of the Tenant Improvement work, as well as when such work is being performed. Tenant’s and Tenant’s Contractor’s choice of subcontractors shall not materially affect any guaranties or warranties relating to the Building or Building Systems. Tenant and Tenant’s Contractor shall utilize MEP subcontractors reasonably approved by Landlord or by a reputable contractor reasonably approved by Landlord; the MEP subcontractors shall be those utilized by Landlord for the Base Building Work. Landlord shall have the right to receive a copy of the contract between Tenant and Tenant’s Contractor (the “Contractor Agreement”). All contracts between Tenant and Tenant’s Contractor for the Tenant Improvements shall contain a provision requiring Tenant’s Contractor to notify Landlord immediately in writing if Tenant fails to pay such Contractor according to the terms of the contract. From time to time, Tenant shall provide Landlord with:

(a)	Proof of compliance with the Union Labor Standards;
(b)	Contractor’s state contractor registration numbers;
(c)	A fully executed copy of the Contractor Agreement;
(d)	Fully executed Architect’s Agreement;
(e)	Subcontracts in excess of $100,000 and in total representing not less than 75% of the aggregate dollar of all subcontracts for the Tenant Improvements;
(f)	Construction schedule establishing a timetable for completion of the construction, showing, on a monthly basis, the anticipated progress of the Tenant Improvements;
(g)	A schedule of values, including a trade payment breakdown, setting forth a description of all contracts for the design, engineering, construction and equipping of the Tenant Improvements;
(h)	Complete list of subcontractors with name, telephone number, address and contact name;
(i)	A set of Working Drawings approved by the municipality issuing the Building permit; and
(j)	A copy of the Building permit.

During the term of the Existing Mortgage, items (a) and (c) through (i) above shall be subject to prior approval by Landlord’s Mortgagee. Further, prior to the commencement of construction, Tenant and Tenant’s Contractor shall attend a preconstruction meeting with Landlord’s Construction Representative and/or property manager.

6. Work Schedule; Commencement of Construction. Tenant will provide a draft Work Schedule to Landlord at least seven (7) days prior to commencement of construction. The Work Schedule is subject to Landlord’s reasonable approval, and shall generally show the following:

(1) Framing and electrical rough-in

(2) Cabinetry installation

(3) Painting

Exhibit C – Page 3

(4)Plumbing

(5)Mechanical

(6)Building Engineer pre-cover inspection

(7)Floor covering

(8)Tenant move-in meeting

(9)HVAC balancing

(10) Municipal Inspections

(11) Building Engineer HVAC start up inspection

(12) Tenant telephone, F.F. & E. and cabling installation

(13) Target Substantial Completion Date

(14) Punch-list completion

(15) Completed job close-out documentation

Tenant may not commence any work until (i) Tenant has received all required building permits and other permits, copies of which have been delivered to Landlord, (ii) all required insurance certificates have been furnished to Landlord, and (iii) Landlord has approved Tenant’s contractors to the extent required herein.

7. Permits. Tenant shall cause the approved Working Drawings to be submitted to the appropriate governmental agencies for plan review and building permit. Revisions which may be required by governmental agencies as a result of the plan review process shall be reviewed by Tenant and Landlord and modifications reflecting same shall be mutually agreed upon in a timely manner. Landlord’s approval of such revisions shall be deemed given if not denied in writing within ten (10) business days of receipt thereof. Tenant shall diligently pursue issuance of all permits and approvals required for the Tenant Improvements, and shall pay for any changes required to the Working Drawings required by applicable building officials/authorities.

8. Construction of the Tenant Improvements. Tenant shall complete all Tenant Improvements at Tenant’s sole cost and expense, including without limitation the costs of changes, code compliance work, and upgrades to the base, shell & core of the Building or to any major Building Systems such as fire, life safety, electrical, mechanical, and structural, as may be required by the Working Drawings or applicable permitting authorities, and whether or not such changes or upgrades are due to the fact that such work is prepared on an unoccupied basis. The construction shall be performed in a good and workmanlike manner and in compliance with the approved Working Drawings and all applicable rules, laws, codes and regulations, including all rules, regulations and safety procedures established by Landlord. Once commenced, Tenant shall diligently pursue construction of the Work to completion. All construction of the Tenant Improvements shall be coordinated through Landlord’s Construction Representative or Property Manager. Tenant shall obtain Landlord’s written approval prior to the performance of any additional Tenant Improvement work, such approval not to be unreasonably withheld, delayed, or conditioned. During construction of the Tenant Improvements, the Premises shall be open during working hours for inspection by the Landlord’s Construction Representative and/or Property Manager. Upon completion of the Tenant Improvements, the Landlord’s Construction Representative and Property Manager shall perform a final inspection for conformance of the Tenant Improvements to the Building Standards. Any and all work performed by Tenant’s Contractor shall be performed in a manner to reasonably avoid any labor dispute which results in a stoppage or impairment of work, deliveries or any other service in the building. If there shall be any such stoppage or impairment as the result of any such labor dispute, Tenant shall immediately undertake such prudent, lawful action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, as reasonably necessary under the circumstances (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant’s Contractor, and (c) filing appropriate unfair labor practice charges.

Exhibit C – Page 4

9. Liens. Tenant shall keep the Premises and the Building free and clear of liens of any kind in accordance with the provisions of Section 21 of the Lease.

10. Construction Insurance. During construction, Tenant or its Contractor shall procure and maintain in effect insurance coverages as provided in Exhibit C-2. Landlord, its property manager, and such other parties as reasonably designated by Landlord, shall be named as additional insureds on a primary and noncontributory basis under the commercial general liability policies and shall provide that such coverage shall be primary and non-contributing with any insurance maintained by Landlord. Tenant shall provide, or cause its contractors to provide, certificates evidencing such insurance prior to any Tenant’s FF&E being installed at the Premises.

11. Construction Representatives. Tenant hereby appoints Eric Hollenbeck to act on its behalf and represent its interests with respect to all matters requiring Tenant action in this Exhibit. All matters requiring the consent, authorization or other actions by Tenant with respect to matters set forth in this Exhibit shall be in writing and signed by the aforementioned person. No consent, authorization, or other action by Tenant with respect to the matters set forth in this Exhibit shall bind Tenant unless in writing and signed by the aforementioned person. Landlord hereby appoints Kristin Jensen to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit. All matters requiring the consent, authorization or other actions by Landlord with respect to matters set forth in this Exhibit shall be in writing and signed by the aforementioned person. No consent, authorization, or other action by Landlord with respect to the matters set forth in this Exhibit shall bind Landlord unless in writing and signed by the aforementioned person.

12. Telecom Requirements. Unless otherwise agreed by the parties in the final mutually approved Working Drawings, Tenant is responsible for Tenant’s telecom services, which services shall include data and broadcasting equipment. Tenant shall select Tenant’s telephone and telecom systems. Information concerning telephone and telecom equipment size, manufacturer, technical specifications, special requirements and other information reasonably requested by Landlord shall be provided by Tenant to Landlord on-site representative. Tenant shall coordinate installation of the telephone and telecom system with Landlord during construction of the Tenant Improvements. Notwithstanding anything to the contrary contained herein, Tenant shall be totally responsible for the installation of its telephone and telecom wiring and equipment, all subject to Landlord’s approval, which shall not be unreasonably withheld.

13. Substantial Completion; Punch-List. Upon Substantial Completion of the Tenant Improvements, Tenant shall notify the Landlord. Upon said notification, Landlord’s designated representative shall inspect the Premises with Tenant’s designated representative and its Contractor. If Landlord reasonably believes the Premises have not been constructed in accordance therewith, Landlord shall so notify Tenant in writing, setting forth in detail the reasons therefore, and the parties shall cooperate in good faith to resolve any disagreements relating thereto.

14. Tenant’s Restoration Obligations. Landlord may elect to require Tenant, at Tenant’s sole cost, to remove all or selected portions of the Tenant Improvements and to restore the affected portions and areas of the Premises to their condition existing as of the date hereof, such removal and restoration work to be completed prior to the expiration or earlier termination of the Lease Term, by notice given to Tenant at the time that Landlord approves Tenant’s Working Drawings, but in no event shall Tenant be required to remove any customary office improvements or any internal stairs in the Premises so long as such stairs are installed in the landlord designated future staircase slab “knock-out” existing in the Premises on the date that Landlord delivered the Premises to Tenant.

Exhibit C – Page 5

15. As-Builts. Upon final completion of the Tenant Improvements (including all punch-list items), Tenant’s Contractor shall submit to Landlord’s Construction Representative: (i) copies of all as-built construction documents and specifications (or marked-up construction drawings) indicating reconfiguration of the Premises, including changes to the mechanical, electrical, architectural, plumbing, cabling, sprinkler and fire alarm, as applicable; and (ii) original permit with inspector(s) final acceptance. Balance logs, operation and maintenance manuals shall be provided to Landlord prior to Tenant occupancy along with mechanical updated field drawings. Any mechanical equipment installed, removed, retired or replaced as part of the Tenant Improvements must be documented with operation and maintenance manuals; installation manuals; parts lists/price list; wiring diagrams; troubleshooting guides; and equipment abstracts (new, reassigned, or retired).

16. Legal Title. Legal title to all Tenant Improvements which are permanently affixed in the Premises shall immediately vest in Tenant upon substantial completion thereof and title thereto shall pass to Landlord upon expiration or termination of this Lease.

17. No Landlord Liability. The Landlord shall not be liable for any injury, loss or damage to any person (including death) or property on or about the Building or Premises during the performance of the work, unless caused by the Landlord, its employees or agents, and Tenant shall indemnify and hold the Landlord harmless against and from any such liability, and any costs or charges (including, without limitation, reasonable attorney’s fees and court costs) which the Landlord may incur on account of any such injury, loss or damage. Tenant’s Contractor shall carry commercial general liability insurance which shall include coverage of the foregoing contractual liability. Landlord’s collection rights to any amounts due shall be deemed the same as for additional rent under the Lease.

18. Payment of Costs. Tenant shall pay all costs for the Tenant Improvements except as otherwise expressly set forth herein or elsewhere in the Lease. Tenant shall have the right to use the Allowance for any hard and soft costs associated with the Tenant Improvements, including, without limitation, for space planning and construction documents, architectural, engineering and project management fees, consultant fees, purchase and installation of Tenant’s signage, telephone and data cabling and equipment, secondary HVAC equipment, signage, and construction costs, up to a maximum total of the Allowance, under the conditions set forth below, but payment or nonpayment thereof shall not relieve Tenant of its responsibility and pay for all costs thereof. The Allowance shall be apportioned seventy five percent (75%) to the Initial Premises and twenty five percent (25%) to the Expansion Premises. Further, up to ten percent (10%) of the portion of the Allowance for the Initial Premises can be applied by Tenant towards moving costs, furniture for the Initial Premises, and Rent abatement related to the Initial Premises, and up to ten percent (10%) of the portion of the Allowance for the Expansion Premises can be applied by Tenant towards moving costs, furniture for the Expansion Premises, and Rent abatement related to the Expansion Premises; provided, however, that Tenant shall not be permitted to use any portion of the Allowance for Rent abatement until the Tenant Improvements for the Initial Premises and Expansion Premises, as applicable, have been completed. Landlord may charge the costs of Landlord’s reasonable review and oversight up to a total of Thirty Three Thousand Three Hundred Thirty Three and No/100s Dollars ($33,333.00) per floor of the Initial Premises and Expansion Premises (the “Landlord Oversight Fee”), which Landlord Oversight Fee shall be payable out of the Allowance at the time of the Allowance draw for each respective floor. Furthermore, except as otherwise expressly provided herein and subject to any applicable limits on the application of the Allowance as set forth herein, the Allowance may not be applied to the cost of removable trade fixtures, equipment or furniture, moving costs, acquisition of equipment, or inventory.

Exhibit C – Page 6

a. Reimbursement of Allowance.    Tenant and Landlord acknowledge that the cost of the Tenant Improvements may exceed the Allowance. Tenant may draw on the Allowance on a floor by floor basis, that is, Tenant may complete the below for one or more full floors of the Premises and shall be entitled to proportionate reimbursement of the Allowance based on the ratio the rentable square feet on the applicable floor for which reimbursement is sought bears to the rentable square footage of the total Premises. Within thirty (30) days after receipt from Tenant of a request for reimbursement and satisfaction of the following conditions, Landlord shall fund the requested portion of the Allowance:

(i) Tenant has delivered a Certificate of Occupancy (or equivalent, such as final permit signoff) for the applicable portion of the Premises to Landlord.

(ii) Tenant has performed the Tenant Improvements in accordance with the final Working Drawings, all applicable laws, codes and ordinances, and in accordance with all other applicable provisions of this Lease and this Exhibit.

(iii) Tenant has furnished Landlord (i) an affidavit from Tenant listing Tenant’s Contractor and all subcontractors and suppliers with whom Tenant has contracted in connection with the Tenant Improvements, together with the cost of each contract, and (ii) an affidavit from Tenant’s Contractor listing all subcontractors and suppliers whom the general contractor has contracted with in connection with the Tenant’s Work, together with the cost of each contract.

(iv) Tenant has furnished Landlord original, valid, unconditional mechanic’s lien releases from Tenant’s Contractor and all other subcontractors and suppliers who performed the Tenant Improvements or furnished supplies for or in connection therewith (including all parties listed in the affidavits referenced above) covering all of the Tenant Improvements, and such other evidence as Landlord may reasonably request to evidence that no liens can arise from such work or materials.

(v) Tenant has provided an Air Test and Balance Report if required by Landlord (e.g., NEBB or industry standard).

(vi) Tenant has provided to Landlord updated hardcopy as-built drawings of the Tenant Improvements as well as an updated diskette in CAD format thereof.

If Landlord does not reimburse Tenant as and when set forth hereinabove, Tenant may abate Rent due under the Lease until the Allowance, together with interest on the declining amount at the Default Rate, has been fully reimbursed to Tenant notwithstanding anything to the contrary in the Lease. Tenant shall be obligated to complete construction of the Tenant Improvements for the Initial Premises on or before October 1, 2017, and Tenant shall be obligated to complete construction of the Tenant Improvements for the Expansion Premises on or before the date that is fifteen (15) months after the Expansion Premises Delivery Date. If Tenant fails to request the portion of the Allowance allocated to the Initial Premises after satisfaction of the preconditions set forth above by November 1, 2017, Tenant shall be conclusively deemed to have waived any right to receive such portion of the Allowance. Further, if Tenant fails to request the portion of the Allowance allocated to the Expansion Premises after satisfaction of the preconditions set forth above by the date that is sixteen (16) months after the Expansion Premises Delivery Date, Tenant shall be conclusively deemed to have waived any right to receive such portion of the Allowance. Unused portions of the Allowance shall be retained by Landlord.

19. Commencement Date. Tenant acknowledges that the Commencement Date and Tenant’s obligation to pay Rent as required under the Lease shall commence on the date(s) set forth therein, whether or not Tenant has completed all or any portions of the Tenant Improvements, and whether or not Tenant has obtained a certificate of occupancy therefor or has commenced business operations therefrom.

Exhibit C – Page 7

EXHIBIT C-1

BASE BUILDING

A.	BASIC BUILDING:

1.	Access: The main pedestrian access for Hill7 is located at the corner of Stewart St and Boren Ave. The underground parking garage entrance and exit is through the alley from either Howell St or Stewart St.

2.	Structure: The structure is designed as post-tensioned concrete slabs with concrete columns and shear walls on concrete spread footings. The minimum interior column spacing is 30’ x30’ and approximately 40’ x 40’ at corners. The structural design is in compliance with the 2009 International Building Code including the City of Seattle building code amendments.

3.	Exterior: The building design showcases a curtain wall and metal panel exterior with operable windows.

4.	Parking: The three underground parking levels provide approximately 350 stalls. Seven electric vehicle charging stations and additional preferential parking spots are located on parking level P1. The parking garage lighting is provided by LED fixtures with built-in occupancy sensor.

B.	SERVICE CORE

1.	Lobby: The main lobby on the ground floor of the building is designed and finished consistent with a Class A office building. High level finishes include mirrored finish metal panel ceiling, polished concrete floors and a concrete niche feature wall with accent lighting (other walls to be painted GWB). The lobby is furnished with multiple seating areas. Lighting includes recessed directional LED downlights in the mirrored metal panel ceiling with custom pendants located over seating areas.

2.	Parking lobbies: The lobbies at each parking level are complete and finished with concrete floors, CMU walls and plaster skim coated concrete ceilings.

3.	Elevators: The project includes six high-rise passenger elevators and two passenger garage elevators of 3,500-pound capacity each designed to minimize tenant-waiting time. High-rise elevators serve Levels 1 to 11; whereas the two garage elevators serve the parking levels and the main lobby. High-rise elevators include finished ceiling heights of 9 feet, stainless steel elevator doors and upgraded finishes consistent in quality to the main lobby. A state of the art destination dispatch improves efficiencies reducing passenger travel time. In addition, one dedicated freight elevator of 5,000-pound capacity and a ceiling height of 10 feet provides loading dock access to all levels.

4.	Loading dock: The building includes an enclosed service loading dock with three truck bays which is accessed through the alley on the southwest face of the structure. The loading dock leads to a receiving area and freight elevator accessible to all floors. One bay includes a 5000-pound capacity scissor lift.

5.	Restrooms: Men’s and women’s restrooms on all levels are finished with porcelain tile on floors and wet walls; GWB with appropriate grade painted finish on remaining walls and ceilings. Restroom finishes include Ceasarstone vanities with under mount sinks, sensor controlled lavatory faucets, ceiling-hung toilet partitions, wall hung white vitreous china water closets and urinals, accessories and lighting. Floor drains are provided in all public restrooms. General restroom lighting consists of recessed fluorescent downlighting.

Exhibit C-1 – Page 1

6.	Janitor’s Closet: Janitor’s closets with a mop sink each are provided on each floor on levels 1 through 11.

7.	Doors: All doors for stairwells, electrical, mechanical, janitor, telephone, toilet room, and other common areas are installed per applicable codes. Stairwell doors include rough in conduit for future tenant card access system to be installed by Tenant if so desired.

8.	Exit Stairways: Stairways are concrete filled metal pan stairs, painted; as required by code. Lighting within the stairways is provided with built-in occupancy sensor.

9.	Recycling and Trash: Services for recycling and trash collection can be found at the loading dock.

C.	TENANT AREAS

1.	Exterior Walls: Perimeter walls in all tenant spaces are ready for tenant GWB and finishes with exposed metal studs, vapor barrier insulation, fire-safing and weather seal in compliance with 2009 Seattle Energy Code. Tenant to provide GWB at perimeter walls and ceiling as necessary. Sill extensions are provided by Landlord and installed by Tenant.

2.	Core walls and Columns: The faces of shear walls and columns are unfinished formed concrete. All GWB core walls facing future tenant space are fire taped only, in order to allow tenant flexibility during build-out.

3.	Floors: Cured concrete floors are level to within industry standards (leveled to tolerance of one half (1/2) inch in a 10 foot radius (non cumulative); the maximum deviation is not to exceed two and one half (2.5) inches between any two points on the floor); ready for tenant flooring finishes. Landlord is responsible for any corrective measures to level floor to meet the foregoing standards. Underlayment for tenant flooring and crack suppression to be installed by Tenant. The floor slabs are designed for a structural load of 50 pounds “live load” per square foot plus 15 pounds per square foot partition load. Enhanced loading capacity of 80 pounds per square foot (total live load including partitions) is provided for bays between grids 4 to 7, B to C. At corridors and exit pathways the load capacity is 100psf live load as required by code. Slab core drilling is not permitted, unless approved by the structural engineer of record. Core drilling of any other components of the primary structure, including beams, is not permitted.

4.	Ceiling: The exposed structural slab is left as cast concrete with no architectural finish. Ceiling grid and tile are not included in the Shell and Core to allow Tenant to be creative with the space design. The typical ceiling height from the top of the floor slab to the underside of the above structural slab and beams are approximately 12’-4 1⁄2” and 11’-6” respectively. An acoustical ceiling grid can be installed 9’ above the concrete floor at a minimum.

5.	Office floor lobbies: Elevator lobbies on floors 3 through 11 are unfinished. Full floor tenants are responsible for the design and finishes in these lobbies to be paid for out of the tenant improvement allowance. Slabs at elevator lobbies are 1 1⁄2 inches lower in elevation to provide Tenant with flexibility in flooring options. Multi-tenant floor lobbies are finished by Landlord with carpet.

Exhibit C-1 – Page 2

6.	Internal stairways: Multi-floor tenants shall be permitted to upgrade exit stairways if Tenant elects to use the stairways for internal access between floors, including Tenant installed security access. Knockout slab sections of 18’ by 10’ between gridlines 2-3 and A-B on levels 3-11 are also available for multi-floor tenants to add internal access between floors. Tenant is responsible for the removal of the knockout slab plus design and installation of stairs, handrails and any code and life safety protection required in and around the internal stair. At expiration or early termination of the lease, Tenant is responsible to remove the stair system and re-install the knockout slab, unless otherwise notified by the Landlord.

7.	Blinds: Blinds are provided by Landlord and installed by Tenant.

8.	Signage: Lobby directory signage and floor directories on multi-tenant floors are provided by Landlord.

9.	Domestic Water, Vent and Waste Stubs for Tenant: Each office floor includes the following plumbing provisions: 1-1/2” cold water, 3” vent and 4” waste stub-outs. Tenant stub-outs are located at 3 locations on each floor at the following gridlines: 2/C, 4/B, and 7/B.

10.	Electrical Capacity for Tenant: Total designed electrical capacity at tenant floors is 17 watts per square foot of occupied space: 6-8 watts per square foot for HVAC service, 0.92 watts per square foot for lighting and 5 watts per square foot for tenants’ equipment and convenience demand. The design cooling capacity of the HVAC system for equipment loads is 2 watts per square foot.

11.	HVAC Tenant: Supply and return air taps extend 5 feet from the core shaft with associated fire/smoke and volume dampers. Tenant to install the duct runs and the VAV terminals as required for zone control during tenant improvement work. Base system includes a standard DDC control system. Furthermore, the shell and core condenser water system will provide up to five nominal tons of cooling capacity for 24/7 process loads. Tenant to provide water-source heat pumps with 100% airside economizer capabilities. Outside air is provided through outside air intake louver installed on west face of the building between columns 4 and 5 during the shell and core phase. Heat pumps are required to have MERV 13 filtration and efficiencies that exceed code minimums by at least 15%. Heat pump selection based on 85°F EWT / 95° LWT summer conditions and 65°F EWT / 55°LWT winter conditions. Tenant contractor to install 2-way control valve on condenser water return piping from 24/7 heat pump.

D.	SECURITY

1.	Card controlled access: Landlord will provide an electronic access control system with card readers at the main entrance, parking garage entrance/exit, level 1 restrooms, locker rooms, main lobby elevator destination dispatch pedestals, bicycle storage room, and loading dock. Stairwell doors are equipped with locking hardware from the stairwell side and empty conduit for future card key access control. Tenants are responsible for access control card readers for their space at elevator lobbies, stairwell doors, and any other areas if so desired.

Exhibit C-1 – Page 3

E.	COMMON AREAS

1.	Exterior terrace: An exterior amenity terrace at the 2nd floor includes quality landscaping and outdoor furniture and is accessible only to Hill7 tenants.

2.	Shower and locker facilities: Men’s and Women’s shower facilities and locker rooms are located on the first floor, connected to the men’s and women’s restroom and are accessible to Hill7 tenants only. Each includes three enclosed showers, two sinks, vanities, lockers, accessories, fixtures, lighting and all mechanical and plumbing services.

3.	Bike room: A secure bicycle storage room is provided at the first parking level with bike lockers and bike racks, accessible to Hill7 tenants only.

4.	Conference room: Two conference rooms separated by an operable partition that enables their integration into a large conference room of approximately 1,100 square feet are available for tenant use. AV equipment enabling media presentations with microphone support and video conferencing is included.

F.	MECHANICAL

1.	HVAC: The office spaces are served by two identical 238 ton custom penthouse rooftop air handlers with direct expansion (DX) cooling and fully modulating 100% economizer function installed during the shell and core phase. Standard temperature primary air is delivered via supply ductwork routed in vertical shafts stubbed out in the ceiling space on each floor. HVAC system and design criteria comply with the Seattle Energy Code, ASHRAE and other pertinent codes. In no event shall compliance with ASHRAE and other codes reduce the HVAC requirements below the following design criteria:

i)	Summer outdoor design conditions: ASHRAE Design Data: 84 degrees F dry bulb, 67 degrees F wet bulb;

ii)	Winter outdoor design conditions: ASHRAE Design Data: 26 degrees F dry bulb

iii)	Summer indoor temperature is 74 degrees F (+-3 degrees);

iv)	Winter indoor temperature is 68 degrees F (+-3 degrees);

2.	Ventilation: High density occupancy spaces include carbon dioxide concentration sensors. No humidification systems are included. Operable windows are provided on levels 3-11 to enhance occupant comfort. Through exterior sensors, perimeter VAV zone boxes turn off when outside temperature is agreeable for natural ventilation. Tenant shall be responsible to provide interface with DCS system to distribute signal to employees that perimeter VAV boxes have been shut off and suggesting operable window use.

•	Exhaust: The general exhaust system provides exhaust to the first floor locker rooms, core toilet rooms and janitor closets at each floor, as well as up to 300 cfm of future general exhaust per floor.

G.	PLUMBING

1.	Drinking Fountains: Each floor includes a high/low drinking fountain near the restrooms.

Exhibit C-1 – Page 4

2.	Plumbing Fixtures: The restroom plumbing fixtures are water conserving type with dual flush valves on the toilets and low flow flush valves for the urinals. The lavatories have sensor faucets for no hands operation.

3.	Domestic Hot and Cold Water Service: Cold and hot water in copper piping is available at every floor for restroom and janitor’s closet use.

H.	ELECTRICAL/POWER

1.	Building Service: The Building power service is at 480V from utility transformers; two 3000 amp service entry switchboards are included.

2.	Distribution: Electrical service is distributed to electrical rooms on each Building floor through 600amps, 480/277-volt, 3 phase, 4 wire distribution panels located at each floor. The system is designed to meet all current applicable codes and standards. Service terminations at individual floor electrical rooms are ready for final distribution within tenant spaces during tenant improvement work with the ability to provide both general and clean (dedicated) power circuits. There is capability for separate metering or monitoring during tenant improvement build-out.

3.	Common areas: 277/480v and 120/208v power and panel boards for all common area Building loads including shell and core mechanical, plumbing, lighting and life safety systems are included with the intent of providing a complete and functional shell and core system.

I.	TELECOMMUNICATIONS

1.	Communication: Closets are provided on each tenant floor with 4” conduit risers that can accommodate multiple telecommunications providers; telephone and data pathways to each floor and access to main telephone service is included. Conduit or sleeves from the roof to each floor for antenna and data transmission cable to be installed by Tenant, if required. Four 4” conduits from the project base floor demarcation room to telecommunications providers in the street are included. There is no charge to Tenant or its selected provider for telecommunications space in the Building.

J.	LIFE SAFETY

1.	Fire Sprinkler System: Fire sprinkler risers, main loop and primary branch lines are included with sprinkler heads turned up to meet code requirements based on an open floor plan. Tenant is responsible for modifications to the fire sprinkler system to meet code requirements of tenant improvement work. Sprinkler heads in lobby and other finished ceilings to be quick-response concealed type; garage areas are also fully sprinkled.

2.

Fire Alarm System: A fire command center equipped with a fire alarm system, emergency communications system, generator controls, elevator controls and smoke evacuation control equipment is located on Level 1. Fire alarm devices as required for unfinished open shell layout connected to a main fire alarm system with fire alarm panel and 24 hour monitoring service as required by code are included. Manual fire alarm pull stations, exit lights, and audible fire alarm speakers are provided at the Building stair doors and elevator lobbies as required by code. Fire horns/strobes and exit signs as

Exhibit C-1 – Page 5

required by code. Addressable smoke detectors installed in all common areas and elevator lobbies and in the HVAC ductwork ceilings at minimum density as required by code. Pressurized exit stairways and elevator shafts are included. All life safety systems are connected to emergency generator. Fire hose and extinguisher cabinets with extinguishers and/or hoses are furnished and installed at each stairwell or as required by code.

3.	Emergency Power: Emergency generators for current life safety needs are located in Level 1.

4.	Emergency Lighting: Exit signs and emergency lighting illuminated with power are backed up by an emergency source or are self-illuminating, or as required by code.

Exhibit C-1 – Page 6

EXHIBIT C-2

CONTRACTOR INSURANCE REQUIREMENTS

HILL7 GENERAL CONTRACTOR’S INSURANCE REQUIREMENTS

The term “Work shall mean the Tenant Improvements.

ARTICLE 11 INSURANCE AND BONDS

§ 11.1 CONTRACTOR’S LIABILITY INSURANCE

§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor’s operations and completed operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1	Claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;

.2	Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;

.3	Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;

.4	Claims for damages insured by usual personal injury liability coverage;

.5	Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6	Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

.7	Claims for bodily injury or property damage arising out of completed operations; and

.8	Claims involving contractual liability insurance applicable to the Contractor’s obligations under Section 3.18, subject to standard policy terms and conditions.

§ 11.1.2 The insurance required by Section 11.1.1 shall be written for not less than limits of liability specified in the Lease or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment. and, with respect to the Contractor’s completed operations coverage., until the expiration of the period for correction of Work or for such other period for maintenance of completed operations coverage as specified in the Contract documents. The limits of liability may be provided through a combination of primary and excess liability policies.

§ 11.1.2.1 Prior to the commencement of Work, Contractor shall, at its own expense, procure and maintain in effect at all times during the performance of the Work under the Contract not less than the following coverages and limits of insurance, which shall be maintained under forms of policies and from insurance companies satisfactory to Owner and Landlord’s Lender. Such insurance shall be primary and not contributing to any insurance maintained by Owner and Owner’s insurance shall be in excess thereto. Contractor shall provide copies of policies when requested by Landlord. Contractor will disclose to Landlord any deductible or self-insured retention that exceeds $25,000 for any of the required coverages.

.1	Workers’ compensation and employer’s liability insurance:

(1)	Workers’ compensation in accordance with statutory law.

(a)	A waiver of subrogation endorsement is required.

(2)	Employers’ liability insurance shall be provided in amounts not less than:

(a)	$1,000,000 bodily injury for each accident

(b)	$1,000,000 policy limit for bodily injury by disease

(c)	$1,000,000 each employee for bodily injury by disease

.2	Commercial general liability insurance covering Contractor’s operations with limits not less than:

Exhibit C-2 – Page 1

(2)	$2,000,000 each occurrence combined single limit for bodily injury and property damage

(3)	$2,000,000 for personal injury

(4)	$2,000,000 general aggregate per project

(5)	$2,000,000 aggregate for products-completed operations

(6)	The commercial general liability coverage must include:

(a)	An endorsement providing that the general aggregate limit applies separately to this Project.

(b)	Contractual liability

(c)	Broad form property damage coverage including completed operations.

(d)	Products and completed operation must be maintained for three (3) years after final completion with the total limits required herein. If requested by the Owner, the Contractor shall furnish certificates of insurance verifying this coverage for three (3) years after final completion.

(e)	The commercial general liability policy must be written on an occurrence form. A “claims made” policy form or a “modified occurrence” form is not acceptable.

(f)	Coverage for residential projects if applicable.

.3	Business auto liability insurance insuring bodily injury and property damage with a combined single limit of not less than $1,000,000 each accident for owned, non-owned and hired vehicles.

.4	Commercial umbrella insurance with a limit of not less than $50,000,000 over the primary insurance required by this Contract with a self-insured retention of no more than $10,000.

.5	If Contractor or its Subcontractor are required to perform any design-build work, they must have professional liability insurance with limits of not less than $2,000,000 each claim and not less than $2,000,000 aggregate. If a design-build Subcontractor does not carry the professional liability insurance applicable to Contractor, as set forth herein, Tenant shall inform Landlord, in writing, that the design-build Subcontractor does not carry professional liability insurance and Landlord shall have the right to approve and/or reject the design-build Subcontractor performing Work on this Project. The coverage shall be maintained for three (3) years after final completion, with the total limits required herein.

.6	If Contractor or its Subcontractors are required to perform remedial hazardous material operations they must, in addition to the above requirements, carry a “contractor’s pollution liability” policy with limits not less than $2,000,000 each claim and not less than $5,000,000 aggregate for bodily injury and property damage, naming Landlord and Principal Real Estate Investors, LLC as additional insureds. If Contractor or its Subcontractors haul hazardous waste, they must carry automobile liability insurance with $1,000,000 combined single limit each occurrence for bodily injury and property damage applicable to all hazardous waste hauling vehicles accompanied by Motor Carrier Endorsement MCS 90 and Pollution Liability-Broadened Coverage for Covered Autos CA9948 or its equivalent.

§ 11.1.3 Certificates of insurance acceptable to the Landlord shall be filed with the Landlord prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Landlord. Insurers shall be licensed to do business in the state in which the Project is located. Insurers shall have a current A.M. Best rating of A or better with a financial size of X or better unless otherwise specifically agreed in writing by Owner. Certificates of insurance shall be furnished to Landlord with a waiver of subrogation endorsement for workers’ compensation. A per project aggregate limit endorsement and additional insured endorsements shall be provided for the commercial general liability coverage. The additional insured endorsements shall be provided with the certificate of insurance naming Landlord and Principal Real Estate Investors, LLC as additional insureds for both ongoing operations and completed operations using ISO Form CG20 J0 or its equivalent with respect to any liability arising out of Contractor’s performance of the Work and ISO Form CG2037 or its equivalent with respect to completed operations. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final application for payment. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness.

§ 11.1.4 The Contractor shall cause the commercial liability coverage required by the Lease to include (1) the Landlord and Principal Real Estate Investors, LLC, as additional insureds for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Landlord and Principal Real Estate Investors, LLC as additional insured for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s completed operations.

Exhibit C-2 – Page 2

§ 11.1.5 The Contractor shall use its best efforts to cause all of its Subcontractors to procure and maintain insurance including, without limitation, the additional insured requirements naming Landlord as set forth above. The limits of liability on Subcontractor’s general liability insurance policies shall be not less than $2,000,000 each occurrence combined single limit for bodily injury and property damage; $2,000,000 for personal injury; $2,000,000 general aggregate per project; and $2,000,000 aggregate for products-completed operations. Subcontractors shall have not less than $2,000,000 in umbrella liability coverage. Certificates and additional insured endorsements from subcontractors must be provided prior to the Contractor and its subcontractors entering the Project. If any Subcontractor cannot maintain insurance in like forms and amounts, then Contractor shall notify Landlord in writing of the same, and advise Landlord of the form and amount of insurance maintained by Subcontractor. Contractor must obtain Landlord’s written approval of any Subcontractor who cannot comply with the insurance requirements set forth herein.

§ 11.1.6 The Contractor’s required insurance shall be subject to the approval of Landlord, but any acceptance of insurance certificates by Landlord shall in no way limit or relieve Tenant of the duties and liabilities under the Lease.

Exhibit C-2 – Page 3

EXHIBIT D

COMMENCEMENT DATE CERTIFICATE

Landlord:

Tenant:

Lease Date:	, 20

Premises:

1. Tenant has unconditionally accepted the Premises and acknowledges that the Premises and the Project are in the condition required under the Lease, subject to latent defects and Landlord’s representations and warranties that are expressly set forth in the Lease.

2. The Commencement Date of the Lease is                     , 20     .

3. The Expiration Date of the Lease is                     ,     .

4. The Rentable Area of the Premises is                     .

5. Tenant acknowledges that it has received the full amount of the Allowance except for the sum of $             .

6. Attached hereto is Tenant’s certificate of insurance.

Landlord		Tenant
	,		,
a		a

By:		By:
Name:		Name:
Its		Its:

FEIN:

Exhibit D

EXHIBIT E

ADDITIONAL PROVISIONS

38.	Extension.

38.1 Right to Extend. Tenant shall have two (2) options to extend the Term (the “Options”) for a period of seven (7) years each (the “Extension Terms”). During the Extension Terms, all of the terms, covenants and conditions of the Lease shall also apply, except that the Option thus exercised shall be void and may not be exercised again and Base Rent shall be determined as set forth below.

38.2 Exercise of Options. Each Option may be exercised by Tenant only in accordance with the following procedure. Tenant must deliver written notice (“Interest Notice”) to Landlord not more than fifteen (15) months or less than twelve (12) months prior to the then-scheduled expiration of the Term, stating that Tenant is interested in exercising the applicable Option, and specifying in the Interest Notice as to what portion of the Premises Tenant is exercising its Option with respect to (provided that in no event may Tenant extend as to less than the Initial Premises); Tenant’s failure to specify what portion of the Premises for which the Term is being extended shall be deemed an election by Tenant to exercise the Option as to the entire Premises. Tenant shall duly vacate all portions of the Premises for which Tenant is not exercising the Option in accordance with the terms and conditions of the Lease on the last day of the then-effective Term therefor. For purposes of clarity, if Tenant exercises its first Option with respect to less than the entire Premises, Tenant shall not have the right to exercise its second Option with respect to the portion of the Premises so surrendered. Within sixty (60) days after Landlord’s receipt of Tenant’s Interest Notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Landlord’s determination of the Base Rent for the applicable Extension Term. Within ten (10) business days after receipt of the Option Rent Notice, Tenant shall provide Landlord with irrevocable written notice (“Tenant’s Acceptance”) exercising the Option and stating either (a) that Tenant accepts Landlord’s determination of Base Rent in the Option Rent Notice, or (b) that Tenant objects to Landlord’s determination of Base Rent and elects to determine Market Rent in accordance with Section 38.4. Time is of the essence hereof and late delivery of the Interest Notice shall not be effective. Failure of Tenant to provide Tenant’s Acceptance shall be deemed Tenant’s election of option (b) above. If Tenant does not give an Interest Notice on or before the date specified above, Tenant shall be deemed to have irrevocably waived the right to exercise the Option. Landlord shall not be required to give effect to the Option if an Event of Default is outstanding beyond applicable notice and cure periods as the date of the Interest Notice. The rights contained in this Section shall be personal to the original Tenant (and any Permitted Transferee which is an assignee of Tenant’s then-remaining entire interest in this Lease) and may only be exercised by the original Tenant (and any Permitted Transferee which is an assignee of Tenant’s then-remaining entire interest in this Lease) (and not any other assignee, sublessee or other transferee of the original Tenant’s interest in this Lease).

38.3 Rent During Extension Term. The Base Rent payable by Tenant during each Extension Term shall be equal to ninety -five percent (95%) of the Market Rent, and shall have no floor. “Market Rent” shall mean the applicable base rent (taking into account all escalations, additional rent and other charges) that tenants, as of the commencement of the Extension Term, are paying for new, direct leases in an arm’s-length transaction with a seven year term for non-renewal, non-expansion, non-sublease, non-equity space that is comparable in size, location and quality to the Premises, and located in buildings or projects comparable to the Project in the North Downtown Seattle, Denny Triangle and South Lake Union submarkets of Seattle. The determination of Market Rent shall take into consideration the value of the existing improvements in the Premises not paid for by Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements (without taking into account non-standard, specialty improvements made by Tenant). Brokerage commissions shall not be considered in establishing Market Rent. The credit of Tenant (and

Exhibit E – Page 1

guarantors, if any) shall be taken into account. Sublease and expansion transactions shall not be considered in establishing Market Rent. Landlord cannot be compelled to pay any concessions or allowances to Tenant during the Extension Term. Market Rent shall include periodic or annual increases if such increases are consistent with then-existing market conditions.

38.4 Determination of Market Rent. If Tenant has elected or has deemed to have elected to determine Market Rent under this provision, Landlord and Tenant shall negotiate in good faith to attempt to agree upon the Market Rent. If Landlord and Tenant do not reach agreement within thirty (30) days after delivery of Tenant’s Acceptance to Landlord (or, if Tenant fails to deliver Tenant’s Acceptance, thirty (30) days after expiration of the deadline by which Tenant was to have provided Tenant’s Acceptance) (the “Outside Agreement Date”), then each party shall make a separate determination of the Market Rent (which determination may include periodic adjustments) which shall be submitted to each other. If the Market Rent determined by Landlord and the Market Rent determined by Tenant differ by $50,000 per annum or less, then the Market Rent shall be the average of the Market Rent submitted by each party. If the Market Rent determined by Landlord and the Market Rent determined by Tenant differ by more than $50,000 per annum, then the matter will be submitted to arbitration in accordance with the following terms. The determination of the arbitrators shall be limited solely to deciding whether Landlord’s or Tenant’s submitted Market Rent schedule is the closest to the actual Market Rent as determined by the arbitrators and the arbitrators shall have no ability to amend this Lease, modify the definition of Market Rent or to propose a middle ground.

(a) Within ten (10) days of the Outside Agreement Date Landlord and Tenant shall each appoint one arbitrator and shall notify the other party in writing of such selection. Each arbitrator shall by profession be a current real estate broker or appraiser of office space in the immediate vicinity of the Project, and who has been active in the downtown Seattle and South Lake Union submarkets of Seattle over the last five (5) years.

(b) The two (2) arbitrators so appointed shall, within five (5) business days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above and, in addition, shall not have acted on behalf of either party, except as a neutral arbitrator, in the prior three (3) years. If the two arbitrators fail to agree upon and appoint a third arbitrator, then either party can petition a court to appoint the third arbitrator meeting the qualifications set forth herein.

(c) The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator to determine which party’s submitted Market Rent schedule is the closest to the actual Market Rent as determined by the arbitrators. The arbitrators shall consider all written materials submitted and, upon notice to both parties, may request additional information be submitted in writing but shall not hold a hearing or take oral testimony. The arbitrators shall notify Landlord and Tenant of their decision in writing. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. The arbitrators shall have no power to modify the provisions of this Lease.

(d) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the single arbitrator appointed shall determine the Market Rent and shall notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(e) Each party shall pay the fees and expenses of the arbitrator appointed by it and shall share equally the fees and expenses of the third arbitrator.

(f) If Base Rent has not been finalized prior to the first day of the applicable Extension Term, Tenant will pay Base Rent in effect immediately prior to the Extension Term until Base Rent is determined. Once finalized, the amount of the new Base Rent will be applied retroactively to the beginning of the Extension Term, and any adjustment will be made with the next installment of Base Rent due, after Base Rent is determined. Landlord and Tenant shall within thirty (30) days after the determination of the Base Rent, execute an amendment to this Lease, documenting the new termination date and the Base Rent for the Extension Term.

Exhibit E – Page 2

39. Right of First Offer.

39.1 ROFO Provisions Applicable to Any Space in the Building. Provided that Tenant is not in material default beyond applicable notice and cure periods under the terms and conditions of this Lease, then Tenant shall have an ongoing right of first offer (the “ROFO”) to lease all or a portion of any other space in the Building; provided, however, the ROFO shall be subject and subordinate to all leases, options and rights of other third parties in existence as of the date of mutual execution of this Lease, which Landlord represents and warrants are set forth on Exhibit L attached to this Lease (the “Superior ROFOs”). If, at any time during the Term, Landlord shall receive an offer from any third party to lease all or any part of the Building (and, if such third party offer includes space on other floors, Landlord shall include the other floor space in its offer to Tenant), which offer Landlord intends to further negotiate, then, prior to commencing any negotiations with such third party, Landlord shall deliver to Tenant an offer to lease such space (the “ROFO Space”) to Tenant on the same terms as the Premises under this Lease (the “Offer”), and Tenant may, within ten (10) business days thereafter, elect by written notice to Landlord to lease the entire space described in the Offer, provided that:

(i) if Tenant accepts an Offer before the third (3rd) anniversary of the Commencement Date of this Lease, then the applicable ROFO Space shall be added to the Premises on the same terms and conditions as those set forth in this Lease as to the Initial Premises, including as to the Base Rent rate, provided, however, that the Base Rent shall be at Market Rate and the term applicable to such ROFO Space shall be co-terminus with the Term for the Initial Premises, provided, further, that Tenant shall receive proportionate additional parking rights and the per-rentable square foot Allowance with respect to the ROFO Space shall be proportionately reduced on a pro rata basis to reflect the shorter term remaining on the Lease; and

(ii) if Tenant accepts an Offer on or after the third (3rd) anniversary of the Commencement Date of this Lease, then the applicable ROFO Space shall be added to the Premises on the same terms and conditions as those set forth in this Lease as to the Initial Premises, including as to proportionate additional parking rights, except that:

(A) the Base Rent (inclusive of any construction allowance or other concessions) shall be Market Rent; and

(B) the Term of this Lease as to such ROFO Space only shall expire on the later of (x) expiration date of the then-effective Term as to the existing Premises, or (y) the end of the term of the lease as to such ROFO Space as proposed in the Offer.

39.2 ROFO Provisions Applicable to Second Generation Space in the Building. Provided that Tenant is not in material default under this Lease, Tenant shall have, during the Term hereof, a continuous right of first offer to lease any space that was previously leased to another tenant in the Building when such space becomes available (the “Second Generation Space”); provided, however, Tenant’s right of first offer with respect to such Second Generation Space shall be subject and subordinate to all leases, options and rights of other third parties in existence as of the date of mutual execution hereof. If at any time during the Term and any Extension Term any Second Generation Space becomes available for lease, then Landlord shall promptly notify Tenant of the availability of such Second Generation Space, and Tenant may, within ten (10) business days thereafter, elect by written notice to Landlord to negotiate to lease such Second Generation Space on the terms and conditions to be mutually agreeable to Landlord and Tenant. Failure of Tenant to exercise the foregoing right within the prescribed time period above shall constitute a waiver of Tenant’s

Exhibit E – Page 3

right as to that offer with respect to the Second Generation Space mentioned in Landlord’s notice. In the event Tenant waives (or is deemed to have waived) its right of first offer under this Section 39.2 or if Landlord and Tenant are unable to agree upon mutually acceptable terms for Tenant to lease such Second Generation Space after the parties have in good faith attempted to negotiate such terms for a period of thirty (30) days, then Landlord shall have the right in Landlord’s sole discretion to put the Second Generation Space on the market; provided, however, such Second Generation Space shall then be subject to the ROFO under Section 39.1.

39.3 Generally Applicable ROFO Provisions. Except as otherwise provided in the first paragraph of this Section 39, the ROFO Space subject to the Offer (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession thereof or as of the date the term for such ROFO Space commences, unless the Offer specifies any work to be performed by Landlord thereto, in which case Landlord shall perform such work prior to delivery. Work to be performed by Landlord and, with respect to any Offer delivered to Tenant after June 30, 2017, any tenant improvement allowance, shall be as specified in the Offer. If Landlord is delayed in delivering possession of any ROFO Space due to the holdover or unlawful possession of any portion of such space by any party, Landlord shall use commercially reasonable efforts to obtain possession of such space, and the commencement of the term for the ROFO Space shall be postponed until the date Landlord delivers possession thereof to Tenant, free from occupancy by any party.

Failure of Tenant to exercise the foregoing ROFO within the prescribed time period above shall constitute a waiver of Tenant’s right as to that Offer and Landlord shall have the right to lease such space to the third party making that offer or any future third party making an offer; thus, if Tenant does not exercise the ROFO after receiving an Offer prior to June 30, 2017, and Landlord subsequently enters into a lease for the ROFO Space subject to the Offer, Tenant shall have no further ROFO with respect to such ROFO Space until such third party’s lease or occupancy of such ROFO Space terminates and Landlord receives an offer from a new third party to lease such ROFO Space. If Tenant does not exercise the ROFO after receiving an Offer after June 30, 2017, and Landlord subsequently enters into a lease (without material modification) for the ROFO Space subject to the Offer, Tenant shall have no ROFO with respect to such space until such third party’s lease or occupancy of such ROFO Space terminates and Landlord receives an offer from a new third party to lease such ROFO Space. With respect to any Offer made after June 30, 2017, Tenant’s ROFO shall continue and the procedure described in the first paragraph of this Section 39 shall be followed if Landlord desires to enter into a lease where there is a material modification in the terms of the Offer. As used herein, a “material modification” shall mean that effective rental rate for the ROFO Space being leased to a third-party, taking into account free rent periods, tenant construction allowances, and similar monetary concessions, is less than ninety five percent (95%) of the effective rent reflected in the original Offer. With respect to any Offer made after June 30, 2017, if Landlord intends to enter into a Lease for the ROFO Space subject to an Offer with a material modification from the original Offer, Landlord shall re-offer the space to Tenant under the materially modified terms in accordance with this Section 39; provided that Tenant’s ROFO rights shall again arise (i) if the applicable ROFO Space is not leased to any other party within one hundred eighty (180) days after the date of the applicable Offer, and (ii) if the applicable ROFO Space is leased to a third party, then thereafter if Landlord shall receive an offer from a new third party to lease such ROFO Space

If Tenant duly elects to exercise its ROFO in response to an Offer, Landlord shall prepare, and Tenant shall promptly execute, an amendment to the Lease to memorialize such terms and conditions, provided, however, that failure of Tenant to execute such amendment shall not affect the binding nature of Tenant’s election to exercise the ROFO. Tenant’s ROFOs shall automatically terminate and become null and void upon the earlier to occur of (1) the termination of Tenant’s right to possession of the Premises due to any uncured default by Tenant under the Lease, (2) the termination of this Lease, or (3) any unauthorized assignment or transfer, by operation of law or otherwise, of any of Tenant’s interest in this Lease.

Exhibit E – Page 4

40.	Confidentiality.

Landlord and Tenant agree to keep the terms and conditions of this Lease and any letter of intent confidential, except for submission to each party’s employees, parents, affiliates, legal advisors, accountants, lenders, mortgagees, and real estate providers/vendors, all of whom shall agree to keep such terms and conditions confidential, or as otherwise required by law. All information learned by or disclosed to Landlord with respect to Tenant’s business or use of the Premises, or information disclosed or discovered during an entry by Landlord into the Premises, shall be kept strictly confidential by Landlord, and Landlord’s representatives, successors, assigns, employees, servants and agents (collectively, “Landlord’s Representatives”), and shall not be used (except for Landlord’s confidential internal purposes) or disclosed to others by Landlord or Landlord’s Representatives. Neither Landlord nor Landlord’s Representatives shall make any public announcement; distribute marketing materials, or issue press release or similar statements regarding the Lease and/or Tenant’s tenancy without the prior written permission of Tenant. Landlord and Landlord’s Representatives shall not use Tenant’s trademark, trade dress, logo or trade name in any public announcement or forum.

41.	Rooftop Option.

Tenant shall have the right, subject to Landlord’s reasonable approval, and all zoning and applicable building codes, to install satellite dishes, antennas, and related communications equipment and/or supplemental HVAC equipment on the roof in an area designated by Landlord; provided, however, such right to install any rooftop equipment shall be exclusively for purposes of Tenant’s own use and business operations and shall not be for the benefit or use of any third party. Installation or operation of any rooftop equipment shall not damage the structural integrity of the Building or transmit vibrations or noise or cause other adverse effects to an extent not customary in first class office buildings, unless Tenant implements such measures that are acceptable to Landlord in its reasonable discretion to avoid such damage or transmission. Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties.

Tenant shall have access to the rooftop to service its equipment and to use the space as defined in the Lease. Tenant shall have reasonable discretion during the Term and Option(s) to replace, amend, supplement, service, or repair its satellite dishes, antennas, and related communications equipment and/or supplemental HVAC equipment and to install replacement and/or additional satellite dishes, antennas, and related communications equipment and/or supplemental HVAC equipment, in areas designated by Landlord and subject to compliance with the terms and conditions of its rights to rooftop use and the lease provisions. Tenant’s right to install satellite dishes, antennas, and related communications equipment and/or supplemental HVAC equipment shall not preclude the right of other tenants to install rooftop equipment or other rooftop amenities. Tenant shall be responsible for securing any rooftop equipment and to comply with any Landlord requirements reasonably necessary to preserve the security of rooftop equipment belonging to Landlord or other tenants.

42.	Letter of Credit.

42.1 From and after the date that Tenant delivers the Letter of Credit to Landlord (as provided for in the Basic Provisions of the Lease), Landlord shall have the right to draw upon the Letter of Credit or any renewal or extension thereof, in whole or in part, upon the occurrence of any one or more of the following events, each of which shall be deemed an Event of Default under this Lease:

Exhibit E – Page 5

(a) The occurrence of any Event of Default under this Lease;

(b) Tenant’s failure to deliver to Landlord, no less than 30 days prior to the expiration date of the Letter of Credit or any renewal or extension thereof, a renewal or extension of the Letter of Credit for a term of not less than one year;

(c) Receipt of notice from the Bank that it will not be extending the terms of the Letter of Credit or otherwise intends to terminate the Letter of Credit prior to expiration of the Term of this Lease, unless Tenant provides a substitute Letter of Credit from another financial institution acceptable to Landlord in its sole discretion at least ten (10) business days prior to the termination of the existing Letter of Credit; or

42.2 In addition to the circumstances enumerated in Section 42.1(a)-(c) above, inclusive, if the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors, consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof (each of the foregoing, a “Bank Insolvency”), Landlord shall have the right to draw upon the Letter of Credit, and whether or not Landlord elects to draw thereon, Tenant shall obtain a replacement Letter of Credit within thirty (30) days of such event of Bank Insolvency from another Issuer satisfying the requirements of subsection (a) above.

42.3 Proceeds of any draw upon the Letter of Credit may be applied by Landlord to the payment of accrued and unpaid rent, additional rent, interest, late charges, or any other obligation arising out of Tenant’s obligations to Landlord under this Lease, in such manner as Landlord in its sole discretion, deems appropriate; provided, however, that in the event that Landlord draws proceeds on the Letter of Credit in excess of any amounts owed by Tenant to Landlord under this Lease (“Excess Proceeds”), then such Excess Proceeds shall be held as a Security Deposit in accordance with Section 5 of the Lease. Provided there is no default or condition which but for the furnishing of notice or the passage of time would constitute an Event of Default under this Lease, Landlord shall release its rights in the Letter of Credit and surrender the Letter of Credit to the Bank upon payment in full of all sums due under this Lease. Landlord shall have sole authority and discretion to draw under the Letter of Credit in accordance with the terms of this Lease and the Letter of Credit. Within thirty (30) days after any such draw, Tenant shall reinstate the amount available under the Letter of Credit to the required amount as provided herein. In the event that Landlord draws on the Letter of Credit in violation of the terms and conditions of this Lease, and if Landlord fails to return such improperly drawn amount to Tenant within thirty (30) days after receipt of written demand from Tenant, then, in addition to all of Tenant’s other rights and remedies for such default by Landlord, Tenant may abate Rent otherwise due under the Lease until the amount so improperly drawn has been fully recovered by Tenant.

42.4 So long as there is then no uncured Event of Default by Tenant under the Lease, beginning in the 25th month of the Term of the Lease and annually thereafter, the amount of the Letter of Credit shall be reduced by $500,000 per year provided that Tenant satisfies the following financial performance measurements: (a) Tenant’s EBITDA is a minimum of $25,000,000 for the prior calendar year (e.g., assuming the 25th month of the Term begins on January 1, 2019, the calendar year for purposes of the EBITDA financial performance measurement shall be 2018); and (b) Tenant’s cash on hand exceeds $60,000,000. In the event that Tenant satisfies the foregoing financial performance measurements for five consecutive years, the Letter of Credit requirement under this Lease shall terminate.

Exhibit E – Page 6

42.5 In the event Tenant does not elect to substitute the Letter of Credit for $5,000,000 of the Security Deposit as provided in the Basic Provisions of the Lease, then so long as there is then no uncured Event of Default by Tenant under the Lease, beginning in the 25th month of the Term of the Lease and annually thereafter, the amount of the Security Deposit shall be reduced by $500,000 per year provided that Tenant satisfies the following financial performance measurements: (a) Tenant’s EBITDA is a minimum of $25,000,000 for the prior calendar year (e.g., assuming the 25th month of the Term begins on January 1, 2019, the calendar year for purposes of the EBITDA financial performance measurement shall be 2018); and (b) Tenant’s cash on hand exceeds $60,000,000. In the event that Tenant satisfies the foregoing financial performance measurements for five consecutive years, the Security Deposit amount shall be reduced to $423,712.50.

Exhibit E – Page 7

EXHIBIT F

TRANSPORTATION MANAGEMENT PLAN

See following 7 pages

Exhibit F – Page 1

Exhibit F – Page 2

Exhibit F – Page 3

Exhibit F – Page 4

Exhibit F – Page 5

Exhibit F – Page 6

Exhibit F – Page 7

Exhibit F – Page 8

EXHIBIT G

SUSTAINABILITY PRACTICES

Hill7 is pursuing LEED CS 2009 certification, which imposes certain requirements to be agreed upon by Owner and Tenant as part of the lease agreement; such requirements are detailed in this Exhibit.

I. Mechanical, plumbing, and lighting systems installed during the tenant improvement phase must meet the following minimum requirements:

<table>
<tr><th>Tenant Requirement</th><th>LEED CS 2009 Credit</th></tr>
<tr><td>a) Water-source heat pumps (WSHP) shall contain no CFC-based refrigerants.</td><td>• Energy and Atmosphere (EA) prerequisite 3: Fundamental Refrigerant Management
• EA credit 4: Enhanced Refrigerant Management.</td></tr>
<tr><td>b) All mechanical equipment must have 100% economizing capabilities with ventilation capacities per ASHRAE 62.1-2007.</td><td>• Interior Environmental Quality (IEQ) prerequisite 1: Minimum Indoor Air Quality Performance</td></tr>
<tr><td>c) Outdoor air monitoring stations capable of measuring with an accuracy of 15% (plus or minus) at the design minimum outdoor air rate are required at WSHP outdoor air intakes.
d) Outdoor air monitoring equipment must be programmed to generate an alarm through the building automation system to the building operator when the conditions vary by 10% or more from the design value.
e) Carbon dioxide sensors are required for densely occupied spaces (25 people or more per 1,000 square feet).</td><td>• IEQ credit 1: Outdoor Air Delivery Monitoring.</td></tr>
<tr><td>f) Minimum outdoor air ventilation rates to occupied spaces must be 30% greater than ASHRAE 62.1-2007.</td><td>• IEQ credit 2: Increased Ventilation</td></tr>
<tr><td>g) Water-source heat pumps require MERV 13 filtration
h) Spaces containing hazardous contaminants require exhaust a minimum exhaust rate of 0.50 CFM/sq. ft. and a negative pressure with respect to adjacent spaces</td><td>• IEQ credit 5: Indoor Chemical and Pollutant Source Control</td></tr>
<tr><td>i) Plumbing fixtures must meet the maximum flow rates and fixture units (FU) detailed in the following table:
<table>
<tr><th>Fixture Type</th><th>Flow Rate</th><th>Water FU</th><th>Waste FU</th></tr>
<tr><td>Kitchen sink</td><td>1.5 GPM</td><td>1.5</td><td>2</td></tr>
<tr><td>Tank type toilet dual flush</td><td>1.35 GPF</td><td>2.5</td><td>4</td></tr>
<tr><td>Dual flush valve type toilet</td><td>1.35 GPF</td><td>5</td><td>4</td></tr>
<tr><td>Flush valve urinal</td><td>0.125 GPF</td><td>4</td><td>2</td></tr>
<tr><td>Lavatory metering faucet</td><td>0.1 GPC</td><td>1</td><td>1</td></tr>
<tr><td>Shower valve</td><td>1.5 GPM</td><td>2</td><td>2</td></tr>
<tr><td>Pre-rinse spray valve</td><td>1.5 GPM</td><td>2</td><td>2</td></tr>
</table>
Note: Commercial plumbing fixtures and equipment used in kitchens (pot and pan sinks, prep sinks, hand sinks and dishwashers) are exempt from the LEED requirements for low</td><td>• Water Efficiency (WE) prerequisite 1 and
• WE credit 3: Water Use Reduction</td></tr>
</table>

LANDLORD:____________________ TENANT:____________________

Exhibit G – Page 1

Exhibit G – Page 2

EXHIBIT H-1

INITIAL SNDA

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

COBLENTZ, PATCH, DUFFY & BASS, LLP

One Montgomery Street, Suite 3000

San Francisco, California 94104

Attention: Douglas C. Sands, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Landlord:

1.	HILL 7 DEVELOPERS, LLC, a Delaware limited liability company

Tenant:

1.	REDFIN CORPORATION, a Delaware corporation

Lender:

1.	THE UNION LABOR LIFE INSURANCE COMPANY, a Maryland corporation, on behalf of its Separate Account J

Abbreviated Legal Description:

OFFICE UNIT, INCLUDING ALL COMMON ELEMENTS AND LIMITED COMMON ELEMENTS ALLOCATED THERETO, OF HILL7, A CONDOMINIUM, ACCORDING TO DECLARATION RECORDED JULY 5, 2013 UNDER RECORDING NO. 20130705001353, AND AMENDMENT(S) THERETO; SAID UNIT IS LOCATED ON SURVEY MAP AND PLANS FILED IN VOLUME 277 OF CONDOMINIUMS, AT PAGES 078 THROUGH 090 IN KING COUNTY, WASHINGTON.

Additional legal description is on Exhibit A of document

Assessor’s Property Tax Parcel Account Number(s):

066000-1615-06, 066000-1620-09, 066000-1640-05, 066000-1645-00, 066000-1635-02

Reference Numbers of Documents Assigned or Released (if applicable): N/A

Exhibit H-1 – Page 1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), is made as of                     ,             , by and among and REDFIN CORPORATION, a Delaware corporation (“Tenant”), HILL 7 DEVELOPERS, LLC, a Delaware limited liability company (“Landlord”), and THE UNION LABOR LIFE INSURANCE COMPANY, a Maryland corporation, on behalf of its Separate Account J (“Lender”).

PRELIMINARY STATEMENT

Landlord and Tenant are parties to an Office Lease, dated             , 2016 (the “Lease”), pursuant to which Tenant leases from Landlord space (the “Premises”) in the mixed-use building known as Hill7, located in Seattle, Washington, and further described on the attached Exhibit A. The Premises is or will be encumbered by that certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing from Landlord for the benefit of Lender (the “Deed of Trust”) securing the Note and other Secured Obligations (as described and defined in the Deed of Trust). Tenant has agreed to recognize the rights of Lender in accordance with the terms and provisions of this Agreement.

AGREEMENT

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1.    Subordination. Notwithstanding anything to the contrary contained in the Lease, the Lease and all extensions, renewals, replacements or modifications thereof, and the leasehold estate created thereby are hereby declared to be, and hereafter shall continue at all times to be, junior, subject and subordinate, in each and every respect, to the Deed of Trust, including, without limitation, (a) any and all increases, renewals, modifications, extensions, substitutions, replacements and or consolidations of Secured Obligations or the Deed of Trust and (b) any future deed of trust, mortgage, or encumbrance affecting the Premises held by or made for the benefit of Lender and/or its successors and assigns. The foregoing subordination is effective and self-operative without the necessity for execution of any further instruments. Tenant hereby covenants with Lender that Tenant will not cause the Lease to be subordinated to any interests other than those held by or made for the benefit of Lender and/or its successors and assigns without prior written notice to and prior written consent of Lender. At any time at the election of Lender, Lender shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Deed of Trust.

2.    Attornment; Nondisturbance.

(a)    Notwithstanding the foregoing subordination, if the interest of Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings (judicial or non-judicial) for enforcement of the Deed of Trust or by reason of a deed in lieu of foreclosure, at the election

Exhibit H-1 – Page 2

of the transferee and its successors and assigns acquiring said interests (the “Purchaser”), Tenant shall be bound to the Purchaser pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the original landlord under the Lease. In such event, subject to the terms and conditions of this Agreement, Tenant does hereby attorn to and agree to attorn to the Purchaser, as its landlord, said attornment to be effective and self-operative without the necessity for execution of any further instruments, upon Purchaser’s election after succeeding to the interest of the Landlord under the Lease. In addition, Tenant shall pay to Purchaser all rental and other payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease immediately upon Purchaser succeeding to Landlord’s interest in the Lease and giving written notice thereof to Tenant. Landlord hereby waives and releases Tenant from any and all claims and liabilities with respect to any payments made by Tenant pursuant to a written notice delivered to Tenant pursuant to the preceding sentence.

(b)    Notwithstanding the provisions of Section 1 and provided that no Event of Default under Section 20 of the Lease (“Tenant Default”) has occurred and continues, Purchaser shall be bound to Tenant and its successors and assigns pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option set forth in the Lease, with the same force and effect as if Purchaser were the original landlord under the Lease, and provided that no Tenant Default exists, the Lease shall not be terminated, nor shall Tenant’s use, possession or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Deed of Trust.

3.    Further Acts. Notwithstanding any provisions contained in Sections 1 and 2 above which state that the attornment and subordination by Tenant to Purchaser are effective and self-operative without the execution of any further instrument, Tenant agrees that, upon request of Lender and/or Purchaser, it will execute such commercially reasonable written agreement to evidence and affirm any and all of Tenant’s obligations under this Agreement, and further, Tenant agrees that it will execute from time to time such further commercially reasonable assurances and estoppel certificates as may reasonably be requested by Lender and Purchaser. Without limiting the generality of the foregoing, if and to the extent that Landlord rejects the Lease in any federal or state proceeding, Tenant will (a) not be allowed to elect to treat the Lease as having been terminated or subject to termination without Lender or Purchaser’s prior written consent, and (b) upon the request of Lender or Purchaser, enter into a new lease directly with the Purchaser on the same terms as the Lease, provided execution of such new lease does not violate any bankruptcy law or related court order and further provided that such new lease will not be subject to any intervening superior mortgages, deeds of trust, mechanics liens, or similar financial encumbrances unless Lender or Purchaser obtains a commercially reasonable non-disturbance agreement in favor of Tenant from the holder thereof.

Exhibit H-1 – Page 3

4.    Limitation. Neither Lender nor any Purchaser shall be (a) liable for any act or omission of Landlord or any prior landlord (a “Landlord Default”) unless, prior to the date of transfer of Landlord’s interest in the Lease to Lender or a Purchaser (the “Transfer Date”), (i) Tenant shall have delivered notice to Lender of such Landlord Default, (ii) the time to cure such Landlord Default has passed, and (iii) such Landlord Default is of a continuing nature (such as repair and maintenance obligations) and continues after the Transfer Date (a “Continuing Default”); (b) subject to any credits, claims, setoffs, offsets or defenses which Tenant may have against Landlord or any prior landlord (excluding any rights Tenant may have to contest operating costs or expenses or any other similar rights provided to Tenant in the Lease), and except with respect to Continuing Defaults by the Landlord under the Lease; (c) except for those matters under which Tenant has an express unilateral right provided to Tenant under the original Lease or under any amendment approved by Lender, bound by any amendment, assignment (in whole or in part), subletting, or modification of the Lease to which Lender or Purchaser has not consented in writing, and any attempted amendment, assignment (in whole or in part), subletting, or modification of the Lease without said consent shall be null and void and of no force and effect; (d) notwithstanding clause (a) above, bound by (or responsible for) any advance payment of rent or any other monetary obligations under the Lease to Landlord in excess of one month’s prepayment thereof in the case of rent, or in excess of one periodic payment in advance in the case of any other monetary obligations under the Lease unless actually received by Lender or any Purchaser except to the extent such advance payments are expressly required under the Lease (e.g., first month’s rent) or have actually been transferred to Lender; (e) notwithstanding clause (a) above, responsible for any letter of credit or security deposit not actually received by and transferred to Lender or any Purchaser; (f) liable for any breach of any warranty in the Lease by Landlord or a prior landlord, unless such breach constitutes a Continuing Default; (g) bound by any obligation to repair, replace, rebuild or restore the Premises, or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as may be required of the landlord under the Lease and as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to Lender (as successor in interest to Landlord) or Purchaser; (h) required to remove any person occupying the Premises or any part thereof; or (i) liable for any condition in, on, or about the Premises existing prior to the Transfer Date (“Pre-Existing Condition”), except to the extent such Pre-Existing Condition continues to exist after the Transfer Date and constitutes a Continuing Default. Neither Lender nor any Purchaser shall be liable for any reason for amounts in excess of the value of its interest in the Premises (which interest the parties acknowledge includes the rents, profits, and insurance, condemnation, and sales proceeds therefrom actually received by Lender or Purchaser, as applicable), or for consequential or punitive damages of any kind.

Notwithstanding anything to the contrary herein, if Lender or any Purchaser succeeds to the Landlord’s interest in the Lease, Lender or such Purchaser, as applicable, shall be responsible for any undisbursed portion of the Allowance (as defined in the Lease) including remedies for nonpayment thereof, subject to the provisions of the Lease.

5.    Notice; Cure; Waivers. Tenant agrees to give Lender copies of all written notices given by Tenant to Landlord regarding (a) any Landlord Default, (b) requests for or notices of

Exhibit H-1 – Page 4

assignments and subleases by Tenant, and (c) exercise by Tenant of any extension option, expansion right or early termination right. Lender shall have the right to remedy any Landlord Default, or to cause any Landlord Default to be remedied, and for such purpose Tenant hereby grants Lender an additional ten (10) days after receipt of written notice from Tenant, to enable Lender to elect to remedy, or cause to be remedied, any such Landlord Default in addition to the period given to Landlord for remedying, or causing to be remedied, any such Landlord Default of the Lease; upon such Lender election, Lender shall have a reasonable period of time to remedy or cause to be remedied such Landlord Default (but in no event more than thirty (30) days beyond any cure period afforded Landlord pursuant to the Lease, provided that, in the case of a non-monetary default, if such Landlord Default is not susceptible of being cured within such thirty (30) day period, and Lender shall have commenced and is diligently pursuing the cure of such default, Lender shall have an additional sixty (60) day period to cure such Landlord Default). Tenant’s failure to provide such notice to Lender shall not constitute a default under this Agreement. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No non-monetary Landlord default under the Lease shall exist or shall be deemed to exist (a) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence (but in no event more than thirty (30) days beyond any cure period afforded Landlord pursuant to the Lease, provided that, in the case of a non-monetary default, if such default is not susceptible of being cured within such thirty (30) day period, and Lender shall have commenced and is diligently pursuing the cure of such default, Lender shall have an additional sixty (60) day period to cure such default), or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Deed of Trust, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence (but in no event more than ninety (90) days beyond any cure period afforded Landlord pursuant to the Lease).

6.    Effective Through Lease Term. This Agreement shall remain in effect throughout the term of the Lease, including all option periods, if any. Nothing contained herein shall impose any obligation on Lender to perform any of the obligations of Landlord under the Lease unless and until Lender shall become an owner or mortgagee in possession of the Premises. If Lender, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder accruing following such acquisition by Lender, then, upon any further transfer of Landlord’s interest by Lender, all of such obligations accruing after the date of such transfer shall terminate as to Lender.

7.    Payments of Rent to Lender. The parties acknowledge that the Lease and all payments of rent under the Lease (the “Rent”) have been assigned to Lender. Tenant agrees that upon receipt of written notice from Lender that a default exists under the Deed of Trust and until such time as Lender has given Tenant written notice that all of Landlord’s monetary obligations to Lender have been fully paid, Tenant will pay the Rent directly to Lender or as directed by Lender. Landlord agrees that Tenant may make payments to Lender directly upon receipt of such notice, without liability to Landlord, and thereby be properly credited with an offset and

Exhibit H-1 – Page 5

credit for such payments as against the rental payments then due under the Lease. Landlord, by its execution hereof, agrees that this Agreement does not constitute a waiver by Lender of any of Lender’s rights under the Deed of Trust and any assignment of leases or rents contained therein, or in a separate instrument or in any way release the Landlord from any of the terms, conditions, obligations, covenants and agreements of the Deed of Trust.

8.    Governing Law. It is the intent of the parties hereto that this Agreement shall be governed by and construed under the laws of the State where the Premises is located (the “State”) without giving effect to its conflicts of laws principles.    For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State and Landlord, Tenant and Lender consent that they may be served with any process or paper by registered mail or by personal service within or without the State in accordance with applicable law. Furthermore, Landlord and Tenant waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.

9.    Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service or (iii) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses specified below, or to such other address or such other person as any party may from time to time hereafter specify to the other parties hereto in a notice delivered in the manner provided above.

Notice Addresses:

If to Landlord:	Hill7 Developers, LLC 2025 First Ave, Suite 1212 Seattle WA, 98121

If to Tenant:	Before the Commencement Date: 2025 1st Ave, Ste 500 Seattle, WA 98121 Attn: General Counsel On and after the Commencement Date: The Premises Attn: General Counsel

Exhibit H-1 – Page 6

If to Lender:	The Union Labor Life Insurance Company on behalf of its Separate Account J 8403 Colesville Road 13th Floor Silver Spring, MD 20910 Attention: Herbert Kolben

with a copy to:	The Union Labor Life Insurance Company on behalf of its Separate Account J 1625 Eye Street, N.W. Washington, D. C. 20006 Attention: General Counsel

10.    Waiver and Amendment; Captions; Severability. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

11.    Waiver of Jury Trial.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD, TENANT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY HERETO OR ITS RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

12.    Authority; Successors. Tenant, Landlord and Lender covenant and agree that the persons signing on their behalf have full power, authority and authorization to execute this Agreement, without the necessity of any consents, authorizations or approvals, or if such consents, authorizations or approvals are required they have been obtained prior to the execution hereof. All provisions, covenants and agreements contained in this Agreement shall bind, inure to the benefit of, and equally relate to, Tenant, and its successors and assigns, jointly and severally, Landlord, and its successors and assigns, jointly and severally, and Lender, and its successors and assigns, or other holder or holders of Secured Obligations, including an endorsee, assignee or pledgee of the Secured Obligations receiving title thereto by or through Lender, or its successors or assigns.

Exhibit H-1 – Page 7

13.    No Other Agreements; Counterparts. This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

14.    Union Labor Requirements. Tenant acknowledges receipt of Lender’s Labor Standards (as defined in the Construction Loan Agreement between Lender and Landlord) and agrees to comply therewith in connection with the Lease.

[Remainder of Page Intentionally Left Blank.]

Exhibit H-1 – Page 8

IN WITNESS WHEREOF, THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT has been executed by Borrower, Tenant and Lender the day and year first above written.

TENANT:	REDFIN CORPORATION,
a Delaware corporation

By:
Name:
Title:

[Signatures continue on following page]

Exhibit H-1 – Page 9

[Signature page to Subordination, Non-Disturbance and Attornment Agreement]

LANDLORD:	HILL7 DEVELOPERS, LLC,
a Delaware limited liability company

	By:	HILL7 INVESTOR, LLC, a Delaware limited liability company, its co-managing member

		By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:
Name:
Title:

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:
Name:
Title:

By:	HILL7 OFFICE GP, LLC, a Delaware limited liability company, its managing member

By:	TOUCHSTONE-URG HILL7 OFFICE LLC, a Washington limited liability company, its managing member

By:
Name:
Title:

[Signatures continue on following page]

Exhibit H-1 – Page 10

[Signature page to Subordination, Non-Disturbance and Attornment Agreement]

LENDER:	THE UNION LABOR LIFE INSURANCE COMPANY,
a Maryland corporation, on behalf of its Separate Account J

By:
Name:
Title:

Exhibit H-1 – Page 11

Exhibit A

Legal Description

THE REAL PROPERTY SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, DESCRIBED AS FOLLOWS:

OFFICE UNIT, INCLUDING ALL COMMON ELEMENTS AND LIMITED COMMON ELEMENTS ALLOCATED THERETO, OF HILL7, A CONDOMINIUM, ACCORDING TO DECLARATION THEREOF RECORDED JULY 5 UNDER RECORDING NO. 20130705061353, AND AMENDMENT(S) THERETO; SAID UNIT IS LOCATED ON SURVEY MAP AND PLANS FILED IN VOLUME 277 OF CONDOMINIUMS, AT PAGES 078 THROUGH 090 IN KING COUNTY, WASHINGTON.

Exhibit H-1 – Page 12

EXHIBIT H-2

FORM OF ESTOPPEL CERTIFICATE

To:                                                           (“Recipient”)

Ladies and Gentlemen:

The undersigned, hereby certifies to Recipient the following, as of the present date:

1. It is the tenant under an Office Lease dated                     , 2016 (the “Lease”), by and between                         , a                                      (“Landlord”), and the undersigned as Tenant, for premises particularly described in the Lease (the “Premises”) in the building located at                      (the “Building”). All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

2. The Lease is in full force and effect. The Lease has not been amended, modified or supplemented except as follows:                                                              .

3. The Lease Term expires on                          [, subject to Tenant’s renewal options as provided in Section          of the Lease].

4. The annual Base Rent presently payable under the Lease is $            . No Base Rent or other sums or charges payable to landlord under the Lease have been paid for more than one (1) month in advance of the due date thereof.

5. Tenant has delivered to Landlord a security deposit in the amount of $5,423,712.50.

6. To Tenant’s actual knowledge, Tenant has performed all of its obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute an Event of Default by Tenant under the Lease[, except                         ].

7. To Tenant’s actual knowledge, Landlord has performed all of its obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute an Event of Default by Landlord under the Lease[, except                         ].

8. To Tenant’s actual knowledge, Tenant has no claim against Landlord [, except                                                                      ].

9. To Tenant’s actual knowledge, Tenant has no right of offset or defense to enforcement of any of the terms of the Lease.

10. To Tenant’s actual knowledge, there are no sums due to Tenant from Landlord [, except                    ].

11. Tenant has not assigned the Lease and has not subleased the Premises or any part thereof [, except as follows:                     ]. [Tenant shall identify any assignments or subleases]

Tenant’s “actual knowledge” means the current, actual knowledge of the person executing this document on behalf of Tenant as of the date of this certificate, without any duty of investigation or inquiry.

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Exhibit H-2 – Page 1

Tenant’s certifications are made solely to estop Tenant from asserting to or against Recipient facts or claims contrary to those stated. This estoppel certificate does not constitute an independent contractual undertaking or constitute representations, warranties or covenants or otherwise have legal effect other than estopping Tenant from asserting to or against Recipient any contrary facts or claims. This estoppel certificate does not modify in any way Landlord’s relationship, obligations or rights vis a vis Tenant.

REDFIN CORPORATION,
a Delaware corporation

By:
Name:
Its:

Exhibit H-2 – Page 2

EXHIBIT I

UNION LABOR STANDARDS

(a) All Construction at or related to the Project, including Tenant Improvements, the off-site manufacture of custom cabinetry and millwork (trim and molding) and their on-site installation, and transportation of major construction/excavation materials (including concrete) to and from the Project site, shall be performed in compliance with the standards set forth in this Exhibit (“Union Labor Standards”). Union Labor Standards are as follows: (i) all Construction at or related to the Project, including Tenant Improvements constructed by Borrower and by tenants shall be performed only by General Contractors and Subcontractors (excluding material suppliers other than suppliers of custom cabinetry and millwork) having collective bargaining agreements with unions affiliated with the Building and Construction Trades Department of the AFL-CIO as of January 1, 2001, (ii) all transportation of major construction/excavation materials (including concrete) to and from the Project shall be performed by firms that have having collective bargaining agreements with unions affiliated with the Building and Construction Trades Department of the AFL-CIO as of January 1, 2001 (iii) assignment of work shall be in accordance with national agreements in place among crafts as of January 1, 2001, and joint board decisions of record from the local area, (iv) each General Contractor and Subcontractor shall use good faith diligent efforts to avoid jurisdictional disputes over work performed on or in connection with the Project and in the event a disagreement arises relating to the jurisdiction over work performed on or in connection with the Project, use their best efforts to resolve any such disagreement promptly and direct any subcontractors to also do so including if necessary, strongly encouraging the parties involved to enter into binding arbitration on an expedited basis, as typical for resolution of such jurisdictional disputes in this area, (v) the Core and Shell General Contractor must have and keep in place full compliance labor union agreements with the carpenters, cement masons, operating engineers and laborers locals in the area of the Project; (vi) each General Contractor must have and keep in place a full compliance labor union agreement for any work to be performed by that General Contractor’s directly hired work force; (vii) if any union agreement with a General Contractor would permit subcontracting to non-union subcontractors under any circumstances, the applicable General Contractor must formally waive such rights for work related to the Project. A list of unions affiliated with the Building and Construction Trades Department of the AFL-CIO as of January 1, 2001 is set forth in attached Exhibit J-1. Except for compliance with the Union Labor Standards and except as otherwise provided in the other applicable provisions of this Agreement, each General Contractor shall retain and exercise the right of control with respect to the awarding of any contract or subcontract for work to be performed at the Project.

(b) In addition to the Core and Shell Improvements and the initial Tenant Improvements, any General Contractor shall use only Subcontractors (excluding material suppliers) having collective bargaining agreements with unions affiliated with the Building and Construction Trades Department of the AFL-CIO as of January 1, 2001 to perform the following work on or in connection with the Project:

(i)	Expansion, including tenant improvements related to such expansion;

(ii)	Replacement of the roof;

(iii)	Major repair or replacement of the HVAC system;

(iv)	Elevator repair and maintenance; or

Repair, replace or installation of electric panel board(s) and entry service cables.

Exhibit I

EXHIBIT I-1

UNIONS AFFILIATED WITH THE BUILDING AND CONSTRUCTION TRADES

DEPARTMENT OF THE AFL-CIO

AS OF JANUARY 1, 2001

International Association of Heat and Frost Insulators and Asbestos Workers

International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers.

International Union of Bricklayers and Allied Craftworkers

United Brotherhood of Carpenters and Joiners of America

International Brotherhood of Electrical Workers

International Union of Elevator Constructors

International Association of Bridge, Structural, Ornamental and Reinforcing Iron Workers

Laborers’ International Union of North America

International Union of Operating Engineers

Operative Plasterers’ and Cement Masons’ National Association of the United States and Canada

International Brotherhood of Painters and Allied Trades

United Union of Roofers, Waterproofers and Allied Workers

International Brotherhood of Teamsters

Sheet Metal Workers’ International Association

United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada

Exhibit I-1

EXHIBIT J

RULES AND REGULATIONS

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease. In the event of any conflict between these rules and regulations and the text of the Lease, the text of the Lease shall be given priority.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls will not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, will be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities.

2. No awnings or other projections will be attached to the outside walls of the Building. No curtains, blinds, shades or screens will be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window covering. All electric ceiling fixtures hung in offices or spacers along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows will be coated or otherwise sun screened without written consent of Landlord.

3. No sign, advertisement, notice or handbill will be exhibited, distributed, painted or affixed by any Tenant on, about or from any part of the Premises or the Building without the prior written consent of the Landlord. If the Landlord will have given such consent at the time, whether before or after the execution of this Lease, such consent will in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and will be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to the Tenant. The directory tablet will be provided exclusively for the display of the name and location of the Tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard signage.

4. Tenant will exercise reasonable care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, so as to prevent waste or damage. No appliances using water may be installed without Landlord’s prior written consent, including consent to the method of installation and materials used. Tenant will cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing blinds when the sun’s rays fall directly on the windows of the Premises. Tenant will not tamper with or change the sweating of any thermostats or temperature control valves.

5. The toilet rooms, water and wash closets and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, no sweepings, rubbish, rags, or other substances will be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its subtenants, assignees or any of their servants, employees, agents, visitors or licensees will be borne by Tenant.

Exhibit J – Page 1

6. No Tenant will mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings will be permitted, except with the prior written consent of the Landlord (which Landlord will not unreasonably withhold) and as the Landlord may direct.

7. No bicycles, vehicles, birds or animals of any kind (except for seeing eye dogs for the blind and other registered service animals) will be brought into or kept in or about the Premises, and no cooking will be done or permitted by any Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees will be permitted provided power will not exceed that amount which can be provided by a 30 amp circuit. No Tenant will cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building or in the Common Areas or any location within 25 feet of any building entrance is prohibited. Landlord may but shall not be required to designate a smoking area on the Project and Tenant shall ensure that its employees and invitees do not smoke anywhere on the Project except the designated smoking area.

8. The Premises will not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No Tenant will occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No Tenant will engage or pay any employees on the Premises except those actually working for such Tenant on the Premises, nor advertise for laborers giving an address at the Premises. The Premises will not be used for lodging or sleeping or for any immoral or illegal purpose.

9. No Tenant will make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instruments, radio, phonograph, unusual noise, or in any other way. No Tenant will throw anything out of doors, windows or skylight or down the passageways.

10. No Tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees, will at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

11. No additional locks or bolts of any kind will be placed upon any of the doors or windows by any Tenant, nor will any changes be made in existing locks or the mechanisms thereof. Each Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant and in the event of the loss of keys so furnished, such Tenant will pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord will deem it necessary to make such changes.

12. The removal or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours, which Landlord will determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Property Manager of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to Landlord. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports, approved by Landlord to distribute the weight. No furniture, packages or merchandise will be received in the Building or carried up or down in the elevator except on freight elevators and during such hours as will be designated by the Landlord. In no event will Tenant be charged a freight elevator usage fee.

Exhibit J – Page 2

13. No Tenant will purchase spring water, ice, towels, janitorial or maintenance or other like services, from any person or persons not approved by the Landlord, which approval will not be unreasonably withheld.

14. Landlord will have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office location and upon written notice from Landlord any such Tenant will refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday and at all hours on Saturday and Sunday and legal holidays, all persons who are not known to Building Security and who do not present a pass to the Building approved by the Landlord. The Landlord will furnish passes to persons for whom any Tenant requests the same in writing. Each Tenant will be responsible for all persons for whom he requests passes and will be liable to the Landlord for all acts of such persons. Landlord will in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the Tenants and the protection of the Building and the property in the Building.

16. Any persons employed by any Tenant to do janitorial work will, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and Tenant will be responsible for all acts of such persons on or about the Project.

17. All doors opening onto public corridors will be kept closed, except when in use for ingress and egress.

18. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant will report and otherwise cooperate to prevent the same.

19. All office equipment of any electrical or mechanical nature will be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

20. No air conditioning unit, portable heaters or other similar apparatus will be installed or used by any Tenant without the written consent of Landlord, which consent will not be unreasonably withheld; except that Tenant will have the right to install a supplementary air conditioning unit as shown on the Final Plans agreed to for the Tenant Improvements to the Premises.

21. There will not be used in any space or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

22. The scheduling of Tenant move-ins and move-outs will be subject to the reasonable discretion of Landlord.

23. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring, cutting for wires or otherwise will be made without directions from Landlord.

Exhibit J – Page 3

24. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a Tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business on the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

Landlord will not be responsible for lost or stolen property, equipment, money or jewelry from Tenant’s area or public rooms regardless of whether such loss occurs when such area or public rooms are locked against entry.

Exhibit J – Page 4

EXHIBIT K-1

APPROVED EXTERIOR SIGNAGE DRAWINGS

Exhibit K-1 – Page 1

Exhibit K-1 – Page 2

EXHIBIT K-2

APPROVED BUILDING MONUMENT SIGNAGE DRAWINGS

Exhibit K-2 – Page 1

EXHIBIT L

SUPERIOR ROFOs

Pursuant to that certain Office Lease (the “HBO Lease”) between Landlord and HBO CODE LABS, INC., a Delaware corporation (“HBO”), upon the expiration or termination of the initial lease(s) with another tenant or tenants for the 1st, 2nd, 3rd, 4th, 5th, 6th and 7th floors in the Building and subject to any then-existing tenant’s extension rights, Landlord shall, prior to offering such space to other tenants, first offer the space to HBO, and HBO shall have ten (10) business days within which to elect to lease all of part of such space at fair market value.

Additional Information Regarding the HBO Lease:

1.	RSF/Floors—112,222 rentable square feet, consisting of the entire 8th, 9th, 10th and 11th floors.

2.	Initial Expiration Date/Number and Length of Extension Terms – The initial term expires on May 31, 2025, subject to 2 options to extend for two additional terms of 7 years each.

3.	Deadline for exercise of first Extension Term—Not more than fifteen (15) months or less than twelve (12) months prior to the then-scheduled expiration of the term.

Exhibit L

EXHIBIT M

JANITORIAL SPECIFICATIONS

SCHEDULES & SCOPE OF SERVICES FOR JANITORIAL

Services shall be provided five (5) nights per week. At any time during the term, Landlord shall have the right to modify such services for the overall benefit of the Building; however, should Tenant expand to occupy the entire Building, Landlord shall agree to consult with Tenant prior to any change to the services below. Notwithstanding the foregoing, the services shall include, but not be limited to, the following:

I.	TENANT AREAS - Office Areas – OCCUPIED FLOORS ONLY

Includes Building Conference Rooms and Engineering Offices (if applicable)

NIGHTLY

1.	Spot clean entrance doors, glass partitions and relites.

2.	Empty wastebaskets and recycling receptacles. Wipe outside surface clean and replace liners as needed.

3.	Empty tenant central recycling receptacle when three quarters full.

4.	Damp wipe and polish all glass furniture tops.

5.	Remove fingerprints and marks from surfaces including doors, door frames, cleanable walls, wall switches, glass partitions, and all metal and bright work.

6.	Dust all horizontal surfaces of desks, furniture and office accessories (only when papers, folders, etc. are stacked in one place). All accessories to be returned to proper position after clean-up. Spot clean to remove water rings and dirt.

7.	Dust and spot clean all surfaces within reach including office furniture, file cabinets, shelves, partition tops, doors, molding, baseboards, and wall adornments.

8.	Wipe clean conference room tables.

9.	Clean, sanitize and polish drinking fountains.

10.	Dust mop uncarpeted floors and interior staircases. Spot mop to remove dirt, stains and spillage.

11.	Vacuum all high-traffic carpeted area (reception area, conference rooms, corridors and interior staircases) from wall to wall daily. Vacuum balance of carpeted area (private offices, cubicle areas, etc.) from wall to wall no less than two times per week. Spot clean as needed to remove dirt and stains.

12.	Upon completion of nightly duties in each tenant suite:

a.	All chairs, furniture and wastebaskets to be returned to proper position when cleaned.

b.	Floor areas to be policed thoroughly to ensure paper, paper clips and other debris are removed.

c.	If directed by Manager, close blinds to conserve energy.

d.	All lights will be turned off, unless otherwise instructed.

e.	Tenant entry and access doors will be locked and secured.

f.	Activate all alarm systems as instructed by occupant, where applicable.

g.	Report any damage to office space, burned out lights, fixture malfunctions, etc. to Manager.

Exhibit M – Page 1

WEEKLY

1.	Dust and wipe clean chair bases and arms, telephones, cubicle shelves, partition tops, picture tops, window sills, ledges and all other horizontal and vertical surfaces within reach.

2.	Dust or vacuum high and low comers, edges and fixtures to remove cobwebs.

3.	Damp mop uncarpeted floors. Spot clean as required to remove stains and scuff marks. Composition floors will be maintained with a non-slip finish.

4.	All carpeted areas are to be thoroughly vacuumed (including around and under desks, furniture, planters, file cabinets and comers). Edge with an edging tool.

5.	Dust baseboards and spot clean to remove dirt.

6.	Thoroughly police tenant space to ensure cleanliness in hard to reach locations or areas not easily visible (i.e., behind and under furniture, planters, etc.)

MONTHLY

1.	Dust inside of all door jambs.

2.	Clean and polish metal surfaces of entrance doors, including door hardware, kick plates, push plates and metal thresholds.

3.	High dust all vertical and horizontal surfaces, including furniture, file cabinets, ledges, window sills, door frames, partition tops, shelves, books, picture frames, artwork, etc.

4.	Vacuum upholstered furniture.

5.	Vacuum all ceiling air supply and exhaust vents.

II.	TENANT AREAS – Kitchens and Break Rooms

Includes Building Conference Rooms and Engineering Offices

NIGHTLY

1.	Wipe clean and remove fingerprints and dirt from exterior surfaces of kitchen cabinets, large and small appliances and vending machines.

2.	Clean, disinfect and polish all sinks and faucets, using a non-abrasive cleanser.

3.	Wipe clean countertops, tables and chairs.

4.	Spot clean walls, doors and window sills.

5.	Empty trash receptacles, sanitize and replace liners.

6.	Empty tenant central recycling receptacle when three quarters full.

7.	Dust and wet mop uncarpeted floors. Spot clean to remove stains and scuff marks.

WEEKLY

1.	Wash base and legs of tables and chairs.

2.	Dust all horizontal and vertical surfaces including vents, window sills and ledges. Spot clean as necessary.

3.	Dust or vacuum high and low comers, edges and fixtures to remove cobwebs.

III.	STORE ROOMS, JANITORIAL CLOSETS AND BREAK ROOM

NIGHTLY

1.	Discard all mop water. Inspect drains in slop sinks to remove any obstruction.

2.	Clean mop sinks and surround areas immediately after use.

3.	Remove trash from receptacles. Trash will not be stored overnight.

4.	Stock closets with an adequate supply of liners and paper products.

Exhibit M – Page 2

5.	Shelves, closets and supplies to be maintained in a neat and orderly condition.

6.	Equipment and cleaning implements to be kept in neat and clean condition at all times.

7.	Spot clean doors and walls.

8.	Dust mop all floors; spot clean as needed.

9.	Turn off lights when not in use.

10.	Janitorial restrooms will be maintained in the same condition as the public restrooms (if applicable).

WEEKLY

1.	Clean accumulated debris from floor drains. Clean and flush floor drains.

2.	Clean and disinfect service sinks and adjacent areas.

3.	Dust all horizontal and vertical surfaces, as needed.

4.	Damp mop all floors.

MONTHLY

1.	Wet mop concrete floors.

Exhibit M – Page 3